Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

Calisa ACQUISITION CORP,

Calisa MERGER SUB

AND

Goodvision AI Inc.

DATED AS OF MARCH 6, 2026

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ANNEXES AND EXHIBITS

Annex I	Company Supporting Shareholders
Exhibit A	Form of Sponsor Support Agreement
Exhibit B	Form of Transaction Support Agreement
Exhibit C	Form of Lock-Up Agreement

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BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated March 6, 2026, is made by and among Calisa Acquisition Corp, an exempted company incorporated in the Cayman Islands with limited liability (“SPAC”), Calisa Merger Sub, an exempted company incorporated in the Cayman Islands with limited liability (“Merger Sub”), and Goodvision AI Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company” and collectively with SPAC and Merger Sub, the “Parties”). Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) SPAC is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses and (b) Merger Sub is, as of the date of this Agreement, a wholly owned Subsidiary of SPAC that was formed for the purpose of consummating a business combination;

WHEREAS, on the Closing Date, Merger Sub will merge with and into the Company, with the Company as the surviving company in the Merger and, after giving effect to such Merger, the Company will be a wholly-owned Subsidiary of SPAC, and each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Exchange Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, pursuant to the governing documents of SPAC, SPAC is required to provide an opportunity for its shareholders to have their outstanding SPAC Public Shares (excluding, for the avoidance of doubt, the SPAC Founder Shares, SPAC IPO Representative Shares and the SPAC Private Shares) redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the SPAC Shareholder Approvals;

WHEREAS, concurrently with the execution of this Agreement, the SPAC Sponsor, SPAC and the Company are entering into the sponsor support agreement in the form attached hereto as Exhibit A (the “Sponsor Support Agreement”), pursuant to which the SPAC Sponsor has agreed to (a) vote in favor of (or provide its written consent to) this Agreement and the Transactions (including the Merger), and (b) waive any anti-dilution rights with respect to the SPAC Sponsor Shares;

WHEREAS, concurrently with the execution of this Agreement, each Company Supporting Shareholder duly executed and delivered to SPAC a transaction support agreement, substantially in the form attached hereto as Exhibit B (collectively, the “Transaction Support Agreements”), pursuant to which such Company Supporting Shareholder has agreed to, among other things, vote in favor of (or provide its written consent to) this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger);

WHEREAS, prior to the Closing Date, SPAC will enter into a lock-up agreement in the form attached hereto as Exhibit C (a “Lock-Up Agreement”) with each of SPAC Sponsor, certain directors and officers of SPAC and certain Company Shareholders (to be agreed by the Parties, including each Company Shareholder that holds 5% or more of the Company Shares outstanding immediately prior to the Effective Time), pursuant to which, among other things, each of SPAC Sponsor, such directors and officers of SPAC and such Company Shareholders will agree not to effect any sale or distribution of any Equity Securities of SPAC held by any of them during the lock-up period described therein, on the terms and subject to the conditions set forth therein;

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WHEREAS, on or prior to the Closing Date, each of SPAC, SPAC Sponsor, certain directors and officers of SPAC and certain Company Shareholders will enter into a registration rights agreement, in form and substance reasonably satisfactory to SPAC and the Company (the “New Registration Rights Agreement”), pursuant to which, among other things, SPAC will agree to file a registration statement for the resale of shares by SPAC Sponsor, such directors and officers of SPAC and such Company Shareholders on a continuous or delayed basis and to have such registration statement declared effective no later than the end of the lock-up period described in the Lock-Up Agreement;

WHEREAS, the board of directors of SPAC (the “SPAC Board”) has (a) approved this Agreement, the Ancillary Documents to which SPAC is or will be a party and the Transactions (including the Merger) and (b) recommended to the SPAC Shareholders, among other things, the adoption and approval of this Agreement and the Transactions (including the Merger) by the holders of SPAC Shares entitled to vote thereon;

WHEREAS, the board of directors of Merger Sub and SPAC, as the sole shareholder of Merger Sub, has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions (including the Merger) and (b) recommended to the Company Shareholders, among other things, the adoption and approval of this Agreement and the Transactions (including the Merger) by the holders of Company Shares entitled to vote thereon; and

WHEREAS, each of the Parties intends for U.S. federal Income Tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder, and (b) the Merger constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a)-(c), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows.

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“ACPA” means the Patient Protection and Affordable Care Act of 2010, as amended (including by the Health Care and Education Reconciliation Act of 2010, as amended).

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“Additional SPAC SEC Reports” has the meaning set forth in Section 4.7(a).

“Advances” has the meaning set forth in Section 9.5.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Financing Proceeds” means the aggregate cash proceeds received by all SPAC Parties, collectively, in respect of a Financing.

“Aggregate Transaction Proceeds” means an amount equal to the sum of (a) the aggregate cash proceeds available for release to all SPAC Parties, collectively, from the Trust Account in connection with the Transactions after reduction for amounts payable to SPAC Shareholders with respect to the SPAC Shareholder Redemption, and (b) the Aggregate Financing Proceeds, if any, less any amounts the Parties are obligated to pay to any Person in connection with such Person’s agreement to acquire or hold SPAC Public Shares.

“Aggregate Transaction Proceeds Schedule” has the meaning set forth in Section 2.3(b).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3(a).

“Allocation Schedule Principles” has the meaning set forth in Section 2.3(a).

“AML Laws” has the meaning set forth in Section 3.21.

“Ancillary Documents” means the Lock-Up Agreements, Sponsor Support Agreement, the Transaction Support Agreements, the New Registration Rights Agreement, the Letters of Transmittal, and each other agreement, document, instrument or certificate executed, or contemplated to be executed, in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws or Orders related to combating bribery, corruption and money laundering.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Approved Stock Exchange” means any of the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange and the NYSE American.

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“ARPA” means the American Rescue Plan Act of 2021, (P. L. 117-2), as may be amended from time to time.

“Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, pension fund, bonus (whether cash or equity), incentive (whether cash or equity), cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, welfare, sick pay, holiday, vacation, retention, severance, change of control, equity purchase, equity option, restricted equity, phantom equity, equity appreciation right, equity-based, fringe benefit, loan, employment, consulting, independent contractor or other compensation or benefit plan, fund, program, policy, practice, Contract or arrangement of any kind (including any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA or the ACPA, whether or not subject to ERISA)), whether written or oral and whether covering a single individual or a group of individuals.

“Business Combination Proposal” has the meaning set forth in Section 5.9(b)(i).

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in the Cayman Islands and New York, New York are open for the general transaction of business.

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Financial Statements” has the meaning set forth in Section 5.16(a)(ii).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4.

“Closing Press Release” has the meaning set forth in Section 5.4.

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, rulings and other guidance issued or in effect thereunder.

“Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Affiliated Party” has the meaning set forth in Section 3.19(a).

“Company Affiliated Party Transactions” has the meaning set forth in Section 3.19(d).

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“Company Benefit Plan” means any Benefit Plan (a) that is sponsored, maintained, contributed to or required to be contributed to by any Group Company (or to which any Group Company is a party) and that covers or benefits any current or former employee, officer, director, manager, consultant, independent contractor or other service provider of or to any Group Company (or any spouse, domestic partner, dependent or beneficiary of any such individual) or (b) under or with respect to which any Group Company has (or would reasonably be expected to have) any current or future Liability (including any contingent Liability), other than any plan or program sponsored or maintained by a Governmental Entity (including social security authorities) to which the Group Companies contribute as a matter of Law.

“Company Board” has the meaning set forth in the recitals to this Agreement.

“Company Certificates” has the meaning set forth in Section 2.4(a).

“Company Charter” means the memorandum and articles of association of the Company, filed with the Assistant Registrar of Companies of the Cayman Islands on October 17, 2025.

“Company Competing Acquisition” means any direct or indirect acquisition, in one or a series of related transactions, (i) of the Equity Securities of the Company that, if consummated, would result in a Person acquiring beneficial ownership of 20% or more of any class of outstanding voting Equity Securities of the Company or any other Group Company or 20% or more of the outstanding voting Equity Securities of the Company or any other Group Company (regardless of class) or (ii) of all or a portion of assets or businesses of the Group Companies which constitute 20% or more of the fair market value of the Group Companies, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions or any transaction with any SPAC Party shall constitute (in whole or in part) a Company Competing Acquisition.

“Company Derivative Security” means all notes, bonds, indentures or other securities exchangeable for or convertible into Equity Securities of the Company, all subscription rights, options, restricted stock units, warrants or other securities exercisable for Equity Securities of the Company, and all other securities or Contractual Obligations of any kind granting any Person the right (absolute or contingent) to purchase or otherwise acquire Equity Securities of the Company.

“Company Designee” has the meaning set forth in Section 5.15(c).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement.

“Company Dissenting Shareholders” has the meaning set forth in Section 2.6.

“Company Dissenting Shares” has the meaning set forth in Section 2.6.

“Company Equity Award” means, as of any determination time, each award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to acquire or receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.

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“Company Equity Plans” means, each plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to acquire or receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.

“Company Equityholders” means, as of any determination time prior to the Effective Time, the Company Shareholders and the holders of other Equity Securities of the Company and, as of any determination time after the Effective Time, the Company Shareholders and the holders of other Equity Securities of the Company as of immediately prior to the Effective Time.

“Company Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any Group Company or that any Group Company is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of the covenants or agreements in this Agreement or any Ancillary Document, or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company or any holder of Equity Securities of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document; provided, however, that both the Company Expenses and the SPAC Transaction Expenses shall be payable by the Company in accordance with Section 9.5.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1 (Organization and Qualification), Section 3.2 (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.4(g) (Financial Statements), Section 3.9 (Litigation) and Section 3.17 (Brokers).

“Company Intellectual Property” means both Company Owned Intellectual Property and Company Licensed Intellectual Property.

“Company IT Systems” means all computer systems, Software and hardware, communication systems, servers, network equipment and related documentation, including any outsourced systems and processes, in each case, owned, licensed or leased by any Group Company or its Affiliates.

“Company Licensed Intellectual Property” means Intellectual Property owned by any Person (other than a Group Company) that is licensed to or used by any Group Company.

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“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has been or would reasonably be expected to be materially adverse to (a) the business, operations, employees, condition (financial or otherwise), prospects, properties, assets, liabilities, business relations, or results of operations of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger or the other transactions contemplated to be consummated by the Company on the Closing Date in connection therewith, in each case, in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), no changes, events, effects or occurrences arising after the date of this Agreement from the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: (i) general business or economic conditions in or affecting the United States, the world generally or the industries in which the Company Group operates, or changes therein, (ii) changes in applicable Laws, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslide, wild fire, epidemic, pandemic or quarantine, act of God or other natural disaster in the United States or any other country or region in the world, (iv) any national or international political or social conditions in the United States, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (v) changes in conditions of the financial, banking, capital or securities markets generally in the United States, or changes therein, including changes in interest rates in the United States and changes in exchange rates for the U.S. dollar against currencies of any countries, (vi) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, (vii) any action taken or not taken by the SPAC, the Sponsor or any of their respective Affiliates, or by the Company or any of its Affiliates at the written request or with the written consent of the SPAC, or (ix) any failure by the Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure or changes may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (v)); provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect, fact, factor, development, condition or occurrence has or has had a disproportionate adverse effect on the Group Companies, taken as a whole, or any business line of the Company, relative to other participants operating in the industries or markets in which the Group Companies operate (for the avoidance of doubt, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Owned Intellectual Property” means the Company Owned Intellectual Property Rights, together with the Company Owned Technology.

“Company Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned, in whole or in part, by any Group Company, including all Company Registered Intellectual Property Rights and all unregistered Intellectual Property Rights owned or purported to be owned, in whole or in part, by any Group Company, including rights in Intellectual Property under development by any Group Company.

“Company Owned Technology” means all Technology for which the underlying Intellectual Property Rights are owned or purported to be owned by any Group Company.

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“Company Product” means any product or service designed, developed, manufactured, assembled, distributed, sold, licensed or otherwise made commercially available to third parties by the Group Companies, or any services hosted, provided or made accessible by any Group Company to third parties, including software as a service, professional services and maintenance and support.

“Company Registered Intellectual Property Rights” has the meaning set forth in Section 3.13(a).

“Company Representative” has the meaning set forth in Section 9.19(a).

“Company Required Shareholder Approval” means the approval and adoption of this Agreement and the Transactions (including the Merger and the adoption of the amended and restated memorandum and articles of association of the Surviving Company) by holders of the requisite majority of the voting power of the outstanding Company Shares in accordance with the Companies Act and the Company Charter.

“Company Shareholder Approval Document” has the meaning set forth in Section 5.13(a).

“Company Shareholder Approval Deadline” has the meaning set forth in Section 5.13(a).

“Company Shareholders” means, as of any determination time prior to the Effective Time, the holders of Company Shares and, as of any determination time after the Effective Time, the holders of the Company Shares as of immediately prior to the Effective Time.

“Company Shares” means shares of ordinary shares, par value $5.00 per share, of the Company, designated as “Ordinary Shares” pursuant to the Company Charter.

“Company Supporting Shareholder” means each Company Shareholder that beneficially owns, together with its Affiliates, greater than 5% of the total outstanding Company Shares on the date of this Agreement calculated on a fully diluted basis taking into account the vesting and exercise of all Company Equity Awards and any other Company Shareholder who is an executive officer, director, Affiliate or founder of the Company.

“Company Technology” means collectively all Company Owned Technology and any Technology used by or licensed to any Group Company.

“Company Transaction Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that any Group Company is required to pay to any current or former employee, officer, director, consultant, independent contractor, or other service provider of the Company or any other Company Affiliated Party (including any “double trigger” payments or similar amounts that may become due and payable based upon the occurrence of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents followed by or combined with one or more additional circumstances, matters or events) pursuant to the express terms of any Company Benefit Plan or other plan, policy, arrangement or Contract to which the Company or any of its Subsidiaries is a party or by which any of their respective assets are bound as of or prior to the Closing, in each case, as a result of the consummation of the Merger or the other transactions contemplated to occur on the Closing Date pursuant to this Agreement or the Ancillary Documents.

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“Company Warrants” means any warrants to purchase Company Shares outstanding immediately prior to the Effective Time.

“Completion Date” means April 23, 2027, or such later date as may be established in the SPAC Charter for the liquidation and winding up of SPAC in the event it has not consummated a business combination by that date.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of November 17, 2025, between the Company and SPAC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, permit, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, understanding, contract, license, lease, purchase order, warranty or guarantee, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets, in each case whether oral or written.

“Corporate Records” has the meaning set forth in Section 3.25.

“D&O Persons” has the meaning set forth in Section 5.14(a).

“Data Breach” means any (a) incident constituting a security breach of Protected Data under applicable Privacy Requirements or any unauthorized access, acquisition, use, disclosure, modification, deletion, or destruction of, or other unauthorized Processing of, Protected Data; or (b) any successful phishing incident or ransomware attack.

“De Minimis Threshold” has the meaning set forth in Section 8.7.

“Deductible” has the meaning set forth in Section 8.7.

“Determination Date” has the meaning set forth in Section 8.8.

“Direct Claim” has the meaning set forth in Section 8.4.

“Disqualifying Event” has the meaning set forth in Section 4.18(b).

“DNR” has the meaning set forth in Section 3.22(a)(ii).

“Earnout Shares” has the meanng set forth in Section 2.1(b).

“Effective Time” has the meaning set forth in Section 2.1(a)(ii).

“Enterprise Value” means $180,000,000.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety (as related to exposure to Hazardous Substances).

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“Equity Securities” means any shares of capital or capital stock, partnership, membership or joint venture interests, or other similar ownership interests in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, call, put, warrant, right or security convertible, exchangeable or exercisable therefor (including convertible debt securities, restricted stock units, warrants, subscription rights and purchase rights).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all regulations, rulings and other guidance issued or in effect thereunder.

“ERISA Affiliate” means any Person, trade or business (whether or not incorporated) that, together with any Group Company, is or, at any relevant time, was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Escrow” has the meaning set forth in Section 2.1(a)(viii).

“Escrow Agent” has the meaning set forth in Section 2.1(a)(viii).

“Escrow Agreement” has the meaning set forth in Section 2.1(a)(viii).

“Escrow Shares” has the meaning set forth in Section 2.1(a)(viii).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Ratio” means the quotient obtained by dividing (a) the Exchange Share Consideration, by (b) the number of Fully Diluted Shares.

“Exchange Share Consideration” means an aggregate number of SPAC Shares equal to the quotient obtained by dividing (a) the Enterprise Value, by (b) $10.00.

“Excluded License” means any Open Source Software license that requires, as a condition of use, modification or distribution of Software subject to such license, that (a) such Software or other Software linked, combined or distributed with such Software (other than Open Source Software) be disclosed or distributed in source code form, or (b) such Software or other Software linked, combined or distributed with such Software or any associated Intellectual Property (other than Open Source Software) be made available by any Group Company without cost (including for the purpose of making additional copies or derivative works).

“Fair Value” has the meaning set forth in Section 8.8.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Financing” has the meaning set forth in Section 5.19(a).

“FINRA” means the Financial Industry Regulatory Authority, Inc. and any successor thereto.

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“Fraud” means with respect to a Party, actual common law fraud with respect to the making of the express representations and warranties by such Party in ARTICLE 3 or ARTICLE 4, as applicable; provided, however, that such fraud of a Party shall only be deemed to exist if such Party had actual knowledge (and not imputed or constructive knowledge) at the time of making the applicable representations or warranties of a material misrepresentation with respect to the representations and warranties made by such Party in ARTICLE 3 or ARTICLE 4, as applicable, as qualified by the Schedules, and such material misrepresentation was made with the actual intention of deceiving another Party who is relying on such representation or warranty.

“Fully Diluted Shares” means an amount equal to the sum of, without duplication, (a) the aggregate number of Company Shares that are issued and outstanding as of immediately prior to the Effective Time, and (b) the aggregate number of Company Shares issuable upon the full exercise, exchange, settlement or conversion of Company Derivatives that are outstanding as of immediately prior to the Effective Time, including pursuant to any Company Equity Awards and Company Warrants, in each case, other than any Equity Securities issued in connection with a Financing.

“FY 2026” has the meaning set forth in Section 2.1(b).

“FY 2027” has the meaning set forth in Section 2.1(b).

“GAAP” means United States generally accepted accounting principles.

“Governing Document Proposal” has the meaning set forth in Section 5.9(b)(iii).

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or that govern its internal affairs, including in the case of (a) a U.S. corporation, its certificate or articles of incorporation and bylaws, (b) a U.S. limited partnership, its limited partnership agreement and certificate of limited partnership, (c) a U.S. limited liability company, its operating or limited liability company agreement and certificate or articles of formation or organization, (d) a U.S. partnership, its partnership agreement, and (d) a Cayman Islands exempted company, its memorandum and articles of association, including without limitation the SPAC Charter and the Company Charter.

“Governmental Entity” means (a) any supranational, national, federal, state, local, municipal or other government, or any political subdivision thereof, (b) any governmental or quasi-governmental entity of any nature (including any agency, branch, department, commission, bureau, service, ministry or official and any court or other tribunal) or (c) any body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or other power of any nature of any of the foregoing, including any arbitral tribunal of competent jurisdiction (public or private).

“Group Companies” means, collectively, the Company and its Subsidiaries, and “Group Company” means any of them.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance or waste or other pollutant that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any applicable Law or Order, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

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“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“In-Licenses” means collectively all licenses and other Contracts under which any Group Company has been granted a license to any Intellectual Property, including Off-the-Shelf Software Licenses.

“Incentive Equity Plan Proposal” has the meaning set forth in Section 5.9(b)(iv).

“Income Tax” means any Tax that is, in whole or in part, based on or measured by income or gains and any business franchise tax or similar Tax.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, all Liabilities arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred or unpaid purchase price of property, assets or services (but excluding any trade payables arising in the ordinary course of business and any “earn-out” obligation until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be recorded as a capital lease in accordance with GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (f) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person, and in each case including any related unpaid interest, fees, expenses, or prepayment, cancellation, termination or breakage penalties or costs; provided, that Indebtedness shall not include (i) accounts payable to trade creditors (other than such accounts payable owed and outstanding for more than 90 days from the respective dates such payables were due); and (ii) Indebtedness owing from one Group Company that is directly or indirectly wholly owned by the Company to any other such Group Company.

“Initial Company Financial Statements” has the meaning set forth in Section 5.16(a)(i).

“Intellectual Property” means Intellectual Property Rights and Technology, collectively.

“Intellectual Property Rights” means collectively any and all of the following and all rights in, arising out of, or associated therewith (including all applications or rights to apply for any of the following), and all registrations, renewals, extensions, future equivalents, and restoration thereof, anywhere in the world: (a) patents (including any continuations and continuations in part, divisional, reissues, renewals and applications for any of the foregoing), inventions, invention disclosures, utility models or similar rights, designs, design rights, and equivalent or similar rights; (b) trademarks, service marks, trade names, trade dress, brand names, logos or other similar identifiers and all goodwill associated therewith throughout the world; (c) copyrights, mask works, and all other rights corresponding thereto (including moral rights) throughout the world; (d) rights in URLs, social media accounts, short codes, hash tags and domain names and any applications and registrations therefore, and contract rights therein; (e) rights of personality, publicity and privacy; (f) trade secrets and other rights in know-how, data, confidential information or proprietary information; (g) rights of attribution and integrity and other moral rights; and (h) similar, corresponding, or equivalent rights to any of the foregoing in items (a) through (g) above, anywhere in the world.

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“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Invention Assignment Agreement” has the meaning set forth in Section 3.13(h).

“Investment Company Act” means the Investment Company Act of 1940.

“IRS” means the U.S. Internal Revenue Service.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” means the unaudited, consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2024.

“Latest SPAC Balance Sheet” has the meaning set forth in Section 4.15(e).

“Law” means any statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation, Order or other legally binding directive issued, promulgated or enforced by a Governmental Entity.

“Letter of Transmittal” means the letter of transmittal, substantially in a form reasonably acceptable to the Company and SPAC (including a release of claims against the Group Companies and SPAC to the extent permissible under applicable Law), neither Party’s acceptance to be unreasonably withheld, conditioned or delayed.

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or unaccrued, fixed, absolute or contingent, or matured or unmatured, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Lien” means any claim, attachment, easement, encroachment, right of way, right of first refusal, mortgage, pledge, security interest, encumbrance, lien (including any mechanic’s lien, materialmen’s lien or Tax lien), license or sub-license, charge, or other similar encumbrance or interest or any other restriction of any kind on transfer, use, voting, receipt of income or exercise of other similar right of ownership.

“LNR” has the meaning set forth in Section 3.22(a)(ii).

“Lock-Up Agreement” has the meaning set forth in the recitals to this Agreement.

“Losses” has the meaning set forth in Section 8.2.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Customer” has the meaning set forth in Section 3.23.

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“Material Permits” has the meaning set forth in Section 3.6.

“Material Supplier” has the meaning set forth in Section 3.23.

“Merger” has the meaning set forth in Section 2.1(a)(i).

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 of ERISA.

“Nasdaq” means The Nasdaq Stock Market, LLC.

“Nasdaq Proposal” has the meaning set forth in Section 5.9(b)(ii).

“New Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Non-U.S. Company Benefit Plan” means any Company Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States (whether or not United States Law also applies) or is sponsored or maintained primarily for the benefit of current or former employee, officer, director, manager, consultant, independent contractor or other service provider of or to any Group Company who resides or works primarily outside of the United States.

“Notice of Claim” has the meaning set forth in Section 8.3.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Off-the-Shelf Software Licenses” means any Software or other technology license agreements or Contracts that are made generally available on a commercial basis (including technology offered on a SaaS, PaaS, or IaaS or similar basis and Software available through retail stores, distribution networks or that is pre-installed as a standard part of hardware) and is licensed to or otherwise made available on a non-exclusive basis under standard terms and conditions for a one-time fee of less than $100,000 per license or an ongoing fee of less than $50,000 per year per license.

“Officers” has the meaning set forth in Section 5.15(a)(iv).

“Open Source Software” means any open source, public source or freeware software made available under or otherwise subject to any license that is considered an open source software license by the Open Source Initiative or a free Software license by the Free Software Foundation, or any license substantially similar to any of the foregoing, including any version of any Software licensed pursuant to any version of the GNU General Public License, GNU Lesser/Library General Public License, Apache Software License, Mozilla Public License, BSD License, MIT License, Common Public License, or any derivative of any of the foregoing licenses.

“Order” means any writ, order, judgment, injunction, settlement, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

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“Other Litigation” has the meaning set forth in Section 5.2(c).

“Other SPAC Shareholder Approvals” means the approval of each Transaction Proposal, other than the Required SPAC Shareholder Approvals, by a resolution passed by the requisite number of votes of the holders of SPAC Shares, whether in person or by proxy, at the SPAC Shareholders Meeting (or any adjournment thereof), in accordance with the SPAC Governing Documents and applicable Law.

“Out-Licenses” means collectively all licenses and other Contracts under which any Group Company has granted to any Person a license to any Company Owned Intellectual Property Rights.

“Owned Real Property” has the meaning set forth in Section 3.18(a).

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” has the meaning set forth in Section 2.1(a)(vii).

“Permits” means any approvals, authorizations, clearances, business licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due or payable or that are being contested in good faith for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges that are not yet due or payable or that are being contested in good faith for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on Real Property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such Real Property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such Real Property and which are not violated by the use or occupancy of such Real Property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such Real Property, (e) nonexclusive licenses granted to third parties in the ordinary course of business, (f) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due or payable, (g) easements, covenants, rights of way and similar restrictions that (A) are matters of record, and (B) do not materially interfere with the present uses, occupancy, or value of such real roperty affected thereby, (h) Liens that do not materially impair the value or the continued use and operation of the personal property to which they relate, (i) Liens that (A) secure obligations that are reflected as liabilities on the Latest Balance Sheet and (B) are described in the notes thereto, and (j) Liens described on Section 1.1 of the Company Disclosure Schedule.

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“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means, to the extent regulated by contract, Law, or privacy policy applicable to any Group Company, any data that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household, including any other data that constitutes personal information or personal data under any contract, Law, or privacy policy applicable to the Group Companies.

“Plan of Merger” has the meaning set forth in Section 2.1(a)(ii).

“Pre-Closing SPAC Shareholders” means, as of any determination time prior the Effective Time, the holders of SPAC Shares and, as of any determination time after the Effective Time, the holders of the SPAC Shares as of immediately prior to the Effective Time.

“Privacy Requirements” means, to the extent applicable to any Group Company (a) any Laws regulating the privacy, security or Processing of Personal Data, (b) all contracts between any Group Company and any Person that are applicable to the Processing of Personal Data, and (c) all policies published or publicly displayed by and applicable to any Group Company relating to the Processing of Personal Data.

“Pro Rata” has the meaning set forth in Section 2.1(a)(viii).

“Proceeding” means any lawsuit, litigation, action, audit, examination, investigation, claim, complaint, charge, proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Prospectus” has the meaning set forth in Section 9.17.

“Protected Data” shall mean all (a) Personal Data, (b) and all data for which any Group Company is required by Law, contract, or privacy policy to safeguard or keep confidential or private, including the Group Companies’ confidential or proprietary information and (c) information related to protected classifications under state or federal Law.

“Public Announcement” has the meaning set forth in Section 5.4.

“Real Property” means, collectively, the Owned Real Property, the real property leased pursuant to the Real Property Leases and any other real property otherwise occupied, possessed or used by any Group Company.

“Real Property Leases” has the meaning set forth in Section 3.18(b).

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“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the Transactions and the Ancillary Documents and containing a prospectus and proxy statement of SPAC.

“Released Claims” has the meaning set forth in Section 9.17.

“Representatives” means, with respect to any Person, such Person’s and such Person’s Affiliates’ respective directors, managers, general partners, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Merger Sub Approval” means the approval and adoption of this Agreement and the Transactions (including the Merger) by SPAC, as the sole shareholder of Merger Sub.

“Required SPAC Shareholder Approvals” means (a) the approval of the Governing Document Proposal by a special resolution, being a resolution passed by holders of at least two-thirds of SPAC Shares entitled to vote and that do so vote thereon at the SPAC Shareholders Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law, and (b) the approval of the Business Combination Proposal, the Nasdaq Proposal and the Incentive Equity Plan Proposal by an ordinary resolution, being a resolution passed by a majority of the holders of SPAC Shares entitled to vote and that do so vote thereon at the SPAC Shareholders Meeting (or any adjournment thereof), whether in person or by proxy, in accordance with the Governing Documents of SPAC and applicable Law.

“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations administered by the U.S. Department of Commerce’s Bureau of Industry and Security, the International Traffic in Arms Regulations administered by the U.S. Department of State’s Directorate of Defense Trade Controls and such other controls administered by the U.S. Customs and Border Protection, the United Kingdom, European Union, any European Member State and any other relevant import and export control authority, (b) economic sanctions, including those administered by OFAC, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, His Majesty’s Treasury of the United Kingdom and any other relevant sanctions authority or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the SPAC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Signing Filing” has the meaning set forth in Section 5.4.

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“Signing Press Release” has the meaning set forth in Section 5.4.

“Software” means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“SPAC” means Calisa Acquisition Corp, an exempted company incorporated in the Cayman Islands with limited liability.

“SPAC Affiliated Party” has the meaning set forth in Section 4.10.

“SPAC Affiliated Party Transactions” has the meaning set forth in Section 4.10.

“SPAC Board” has the meaning set forth in the recitals to this Agreement.

“SPAC Board Recommendation” has the meaning set forth in Section 5.9.

“SPAC Charter” means (i) from closing of the SPAC IPO and until the Effective Time, the amended and restated memorandum and articles of association as in effect on the date of this Agreement, as the same may be amended from time to time, and (ii) from and after the Effective Time, the memorandum and articles of association contemplated by Section 2.1(c)(i).

“SPAC Competing Acquisition” means (a) any direct or indirect acquisition (or other business combination), in one or a series of related transactions under which SPAC, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets, Equity Securities or businesses of any other Persons(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any other “business combination” as defined in the Prospectus. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the Transactions shall constitute a SPAC Competing Acquisition.

“SPAC Designee” has the meaning set forth in Section 5.15(b).

“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement in connection with the execution of this Agreement.

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“SPAC Expenses” means, as of any determination time, the aggregate amount, without duplication, of all fees, expenses, costs, disbursements, commissions or other amounts incurred by or on behalf of any SPAC Party or the Sponsor, or that any SPAC Party or the Sponsor is obligated to pay, whether or not such amounts are due and payable, in connection with, or as a result of, the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of the covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, placement agents, investment bankers, consultants, or other agents or service providers of any SPAC Party, (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any SPAC Party pursuant to this Agreement or any Ancillary Document, and (c) the deferred underwriter commission, any SPAC deadline extension loans and working capital loans, and fees and expenses incurred in connection with other proposed business combinations with other third parties; provided, however, that both the Company Expenses and the SPAC Transaction Expenses shall be payable by the Company in accordance with Section 9.5.

“SPAC Extension” means any amendment to the SPAC Governing Documents to extend the period of time SPAC is afforded under its Governing Documents to consummate its initial business combination.

“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.

“SPAC Founder Shares” means the SPAC Shares that we were issued to the SPAC Sponsors for an aggregate price of $25,000 in a private placement prior to the SPAC IPO.

“SPAC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the SPAC Parties) and Section 4.11 (Litigation).

“SPAC Incentive Equity Plan” has the meaning set forth in Section 5.17.

“SPAC Indemnitees” has the meaning set forth in Section 8.2.

“SPAC IPO” means the initial public offering of SPAC Units pursuant to the prospectus dated October 21, 2025, which as consummated on October 23, 2025.

“SPAC IPO Representative” means EarlyBirdCapital, Inc., the representative of the underwriters for the SPAC IPO.

“SPAC IPO Representative Shares” means the SPAC Shares that we were issued to the SPAC IPO Representative for an aggregate price of $1,904 in a private placement prior to the SPAC IPO.

“SPAC Liabilities” means, as of any determination time, the aggregate amount of Liabilities of SPAC, including unpaid SPAC Expenses, whether or not such Liabilities are due and payable as of such time.

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“SPAC Material Adverse Effect” means any change, event, effect, fact, factor, development, condition or occurrence that, individually or in the aggregate with any other change, event, effect, fact, factor, development, condition or occurrence, (a) has prevented, materially delayed or materially impaired, or would reasonably be expected to prevent or materially delay or materially impair, the ability of any SPAC Party to consummate the Merger or the other transactions contemplated to be consummated by the SPAC Parties on the Closing Date in connection therewith, or (b) otherwise has had, or would reasonably be expected to have, a material adverse effect on the Transactions or on the Company Group, taken as a whole, after the Closing. Notwithstanding the foregoing, no changes, events, effects or occurrences arising after the date of this Agreement from the following shall be taken into account in determining whether a SPAC Material Adverse Effect has occurred or is reasonably likely to occur: (i) general business or economic conditions in or affecting the United States, the world generally or the industries in which the SPAC or the Company Group operates, or changes therein, (ii) changes in applicable Laws, regulatory policies, accounting standards or principles (including GAAP) or any guidance relating thereto or interpretation thereof, after the date of this Agreement, (iii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslide, wild fire, epidemic, pandemic or quarantine, act of God or other natural disaster in the United States or any other country or region in the world, (iv) any national or international political or social conditions in the United States, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (v) changes in conditions of the financial, banking, capital or securities markets generally in the United States, or changes therein, including changes in interest rates in the United States and changes in exchange rates for the U.S. dollar against currencies of any countries, (vi) the announcement or the execution of this Agreement, the pendency of the Transactions, or the performance of this Agreement, (vii) any action taken or not taken by the Company, any Company Group Member or any of their respective Affiliates, or by the SPAC, the Sponsor or any of their Affiliates at the written request or with the written consent of the Company, (viii) the amount of SPAC Shares redeemed pursuant to the SPAC Shareholder Redemption, (ix) the failure to obtain the Required SPAC Shareholder Approvals or (x) the occurrence of the Completion Date shall be deemed to be a SPAC Material Adverse Effect. For the avoidance of doubt, any breach or other violation of the SPAC Governing Documents resulting from the consummation of the Merger or the other transactions contemplated to be consummated by the SPAC Parties on the Closing Date in connection therewith shall be a SPAC Material Adverse Effect notwithstanding anything else to the contrary contained herein.

“SPAC Parties” means, collectively, SPAC and Merger Sub.

“SPAC Private Rights” means the SPAC Rights included in the SPAC Private Units.

“SPAC Private Shares” means the SPAC Shares included in the SPAC Private Units.

“SPAC Private Units” means the SPAC Units purchased by the SPAC Sponsor and the SPAC IPO Representative in a private placement simultaneously with the SPAC IPO.

“SPAC Public Rights” means the SPAC Rights included in the SPAC Public Units.

“SPAC Public Shareholders” means the holders of the SPAC Public Shares.

“SPAC Public Shares” means the SPAC Shares included in the SPAC Public Units.

“SPAC Public Units” means the SPAC Units sold by the SPAC in the SPAC IPO.

“SPAC Representative” has the meaning set forth in Section 9.19(b).

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“SPAC Rights” means, collectively, the rights of SPAC entitling each holder thereto to one-tenth of one SPAC Share upon consummation of an initial business combination.

“SPAC SEC Reports” has the meaning set forth in Section 4.7(a).

“SPAC Shareholder Approvals” means, collectively, the Required SPAC Shareholder Approvals and the Other SPAC Shareholder Approvals.

“SPAC Shareholder Redemption” means the valid redemption by the holders of SPAC Public Shares (which, for the avoidance of doubt, excludes the SPAC Sponsor Shares, the SPAC Representative Shares and the SPAC Private Shares) of all or a portion of their respective SPAC Public Shares (in connection with the Transactions or otherwise) in accordance with (and subject to the limitations set forth in) the SPAC Governing Documents.

“SPAC Shareholders” means, as of any determination time, the holders of SPAC Shares.

“SPAC Shareholders Meeting” has the meaning set forth in Section 5.9.

“SPAC Shares” means shares of ordinary shares, par value $0.000075 per share, of SPAC as contemplated pursuant to the SPAC Charter.

“SPAC Sponsor” means the sponsors of the SPAC, Alisa Group Limited and Calisa Holding LP.

“SPAC Sponsor Specified Provisions” has the meaning set forth in Section 9.8.

“SPAC Units” means the units of SPAC, with each such unit consisting of one SPAC Share and one SPAC Right.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, exempted company, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if an exempted company, limited liability company, partnership, association or other business entity (other than a corporation), a majority of the shares, partnership interests or other similar ownership interests thereof (as applicable) is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner possessing a majority of the management rights of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Suppliers” has the meaning set forth in Section 3.22(f).

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“Survival Period” has the meaning set forth in Section 8.1.

“Surviving Company” has the meaning set forth in Section 2.1(a)(i).

“Surviving Company Share” has the meaning set forth in Section 2.1(a)(vi).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, fees, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Proceeding” means a Proceeding with respect to Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any amendment of any of the foregoing.

“Technology” means collectively any and all of the following: (a) Software, including software and firmware listings, assemblers, applets, applications, websites, content (including text, pictures, sounds, music, and video), compilers, source code (whether in a format to be compiled, interpreted, or otherwise), object code, net lists, design tools, user interfaces, “look and feel,” application programming interfaces, protocols, formats, documentation, annotations, comments, data, data structures, databases, data collections, system build Software and instructions, design documents, schematics, diagrams, products, product specifications, packaging, games, devices know-how, show-how, techniques, formulae, algorithms, routines, works of authorship (whether or not copyrightable), discoveries, concepts, processes, prototypes, test methodologies, test tools, supplier and customer lists, materials that document design or design processes, or that document research or testing (including design, processes, and results); (b) any media on which any of the foregoing is recorded; and (c) any other tangible embodiments of any of the foregoing or of any Intellectual Property Rights.

“Termination Date” has the meaning set forth in Section 7.1(c).

“Third Party Claim” has the meaning set forth in Section 8.3.

“Trade Compliance Laws” means any requirement of applicable Law relating to the regulation of exports, re-exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, Software or services including: the Arms Export Control Act, 22 U.S.C. § 2751 et seq.; Export Administration Act, 50 U.S.C. §§ 2401-2420 (2000); Export Administration Regulations, 15 C.F.R. Parts 730 et seq.; International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706 (2000); Trading with the Enemy Act, 50 U.S.C. § 4301 et seq., International Traffic in Arms Regulations, 22 C.F.R. Parts 120- 130; and including all Sanctions and Export Control Laws.

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“Transaction Litigation” has the meaning set forth in Section 5.2(c).

“Transaction Proposals” has the meaning set forth in Section 5.9(b).

“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents, including without limitation the Merger.

“Trust Account” has the meaning set forth in Section 9.17.

“Trust Agreement” has the meaning set forth in Section 4.9.

“Trustee” has the meaning set forth in Section 4.9.

“Unpaid Company Expenses” means the Company Expenses calculated as of immediately prior to the Closing, in each case, to the extent unpaid as of such time.

“Unpaid SPAC Liabilities” means, as of any determination time, the SPAC Liabilities as of such determination time and through, and including, the Closing, in each case, to the extent unpaid as of such time.

“Unpaid SPAC Liabilities Schedule” the meaning set forth in Section 2.3(c).

“VWAP” means, for any security as of any day, the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30 a.m., New York time on such day and ending at 4:00:00 p.m., New York time on such day, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time on such day and ending at 4:00:00 p.m., New York time on such day, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. during such day. If the VWAP cannot be calculated for such security for such day on any of the foregoing bases, the VWAP of such security shall be the fair market value per share at the end of such day as reasonably determined by the board of directors of SPAC, with the consent of the Company Representative and the SPAC Representative.

“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.

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ARTICLE 2

MERGER

Section 2.1 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur in the order set forth in this Section 2.1.

(a) The Merger.

(i) On the terms and subject to the conditions set forth in this Agreement and in accordance with the Companies Act, on the Closing Date, Merger Sub shall merge with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

(ii) At the Closing, the Parties shall cause the Merger to be consummated by filing with the Registrar of Companies at the Cayman Islands (the “Registrar”) a plan of merger, in a form reasonably satisfactory to the Company and SPAC (the “Plan of Merger”), to be executed and filed (along with such other documents required by Companies Act) in accordance with the relevant provisions of the the Companies Act. The Merger shall become effective on the date and time at which the Plan of Merger is accepted for filing by the the Companies Act or at such later date or time as is agreed by SPAC and the Company and specified in the Plan of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii) The Merger shall have the effects set forth in Part XVI of the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the Companies Act.

(iv) At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(v) At the Effective Time, the Officers, and except as provided in Section 5.15, the directors of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one ordinary share, par value $5.00 per share, of the Surviving Company (a “Surviving Company Share”).

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(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(xi) and any Company Dissenting Shares) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive, subject to Section 2.1(a)(viii), a number of SPAC Shares equal to the Exchange Ratio (the “Per Share Merger Consideration”). From and after the Effective Time, each Company Shareholder’s certificates (the “Certificates”) and the Company’s register of members setting out the Company Shares issued and outstanding immediately prior to the Effective Time shall each cease to represent any rights with respect to such Company Shares, except as otherwise expressly provided for herein or under applicable Law.

(viii) At the Effective Time, in order to secure the amounts (if any) owed to SPAC Indemnitees pursuant to ARTICLE 8, an aggregate of 10% of the aggregate SPAC Shares otherwise issuable as Per Share Merger Consideration (the “Escrow Shares”) shall be deposited in escrow (the “Escrow”), allocated among the Company Shareholders in separate accounts pro rata in the same proportion as the aggregate Per Share Merger Consideration otherwise payable to each such Company Shareholder bears to the aggregate Per Share Merger Consideration otherwise payable to all the Company Shareholders (“Pro Rata”), pursuant to the terms and conditions of the escrow agreement (the “Escrow Agreement”) to be entered into at the Closing between Parent, the Company Representative and Continental Stock Transfer & Trust Company (or such other Person as may be agreed by SPAC and the Company), as escrow agent (“Escrow Agent”), in such form and on such terms as SPAC and the Company shall mutually agree. Each Company Shareholder, as holder of the Escrow Shares, shall be shown as the registered owner of the Escrow Shares on the books and records of SPAC, and shall be entitled to exercise voting rights and all share rights with respect to such Escrow Shares. In addition, as necessary from time to time after the Closing, an aggregate of 10% of the aggregate Per Share Merger Consideration otherwise payable in respect of any Company Dissenting Shares as to which the holder thereof fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the Companies Act, shall be deposited in the Escrow, together with any dividends or other distributions declared or made with respect to SPAC Shares with a record date after the Effective Time, allocated to the holder of such Company Dissenting Shares in a separate account. The Escrow Agreement will provide that, upon the expiration of the Survival Period (as defined below), the Escrow Agent will release the Escrow Shares in each separate account, less that portion of the Escrow Shares applied in satisfaction of or reserved with respect to indemnification claims made prior to such date, to the applicable Company Shareholder. Any Escrow Shares held with respect to any unresolved claim for indemnification and not applied as indemnification with respect to such claim upon its resolution will be delivered to the Company Shareholders from their separate accounts promptly upon such resolution.

(ix) For purposes of calculating the aggregate number of SPAC Shares issuable to each holder of Company Shares pursuant to the terms of Section 2.1(a)(vii), all Company Shares held by such holder shall be aggregated, and the Exchange Ratio shall be applied to that aggregate number of shares held by such holder, and not on a share-by-share basis and the number of SPAC Shares to be issued shall be rounded to the nearest whole share.

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(x) If, between the date of this Agreement and the Closing, the outstanding SPAC Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of SPAC Shares will be appropriately adjusted to provide to the holders of Company Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 2.1(a)(x) shall not (A) be construed to permit SPAC, Merger Sub or the Company to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement, or (B) apply to any other transactions expressly contemplated by this Agreement or any Ancillary Document to the extent consummated in accordance with the terms contemplated by this Agreement or such Ancillary Document, as applicable.

(xi) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(b) Earnout Shares. In addition to the Exchange Share Consideration, the Company Shareholders will be entitled to receive an additional 3,600,000 SPAC Shares (the “Earnout Shares”) upon satisfaction of the following earnout conditions:

(i) 1,800,000 Earnout Shares will be issued if (1) the Company achieves net revenue for the fiscal year ended September 30, 2026 (“FY 2026”) in excess of US$19.9 million, determined in accordance with GAAP in a manner consistent with the Company’s past practice, and in compliance with the rules and regulations of Regulation S-X and Regulation S-K; and (2) the daily VWAP of the shares of Surviving Company is greater than or equal to US$12.00 per share for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing after the six month anniversary of the Closing and ending before the sixtieth (60th) day after the Company files its Annual Report on Form 20-F or Form 10-K for FY 2027 (as defined below); and

(ii) 1,800,000 Earnout Shares will be issued if (1) the Company achieves net revenue for the fiscal year ended September 30, 2027 (“FY 2027”) in excess of $106.0 million, determined in accordance with GAAP in a manner consistent with the Company’s past practice, and in compliance with the rules and regulations of Regulation S-X and Regulation S-K; and (2) the daily VWAP of the shares of Surviving Company is greater than or equal to US$15.00 per share for any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing after the six month anniversary of the Closing and ending before the sixtieth (60th) days after the Company files its Annual Report on Form 20-F or Form 10-K for FY 2027.

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(iii) For each of FY 2026 and FY 2027, whether or not SPAC is then subject to the reporting requirements of the Exchange Act, SPAC shall prepare audited consolidated financial statements of SPAC and its subsidiaries, including the Company, in accordance with GAAP in a manner consistent with the Company’s past practice, and in compliance with the rules and regulations of Regulation S-X and Regulation S-K, which shall be each audited by a PCAOB qualified auditor in accordance with PCAOB standards. The Earnout Shares will be issued at the Closing and placed in escrow. The Company Representative shall be shown as the registered owner of the Earnout Shares on the books and records of SPAC, and shall be entitled to exercise voting rights and all share rights with respect to such Earnout Shares; provided, however, that pursuant to the applicable escrow agreement, the Company Representative shall agree to vote such shares for and against any matter considered by the holders of SPAC Shares in the same proportion as the other SPAC Shares are voted on such matter. Upon verification of the applicable earnout conditions, such Earnout Shares shall be released to the Company Shareholders, pro rata based on the number of Company Shares held by them immediately prior to the Effective Time. Any Earnout Shares that are not eligible for release upon the expiration of the respective measurement periods shall be surrendered for no consideration and cancelled. The Company Representative shall execute the irrevocable surrender of shares in a form substantially agreed by SPAC with respect to such unreleased portion of the Earnout Shares, and surrender such portion of the Earnout Shares to SPAC without consideration. SPAC shall instruct the applicable escrow agent to irrevocably and unconditionally release the surrendered portion of the Earnout Shares from the applicable escrow to SPAC, and SPAC shall cancel such surrendered portion of the Earnout Shares. Earnout Shares that are surrendered for cancellation shall cease to be outstanding and shall automatically be cancelled and cease to exist as a matter of Cayman Islands law.

(c) SPAC Governing Documents. At the Effective Time, SPAC shall file such documents with the Registrar as are necessary for:

(i) a second amended and restated memorandum and articles of association, in form and substance reasonably satisfactory to SPAC and the Company, to become the memorandum and articles of association of SPAC; and

(ii) SPAC’s name to be changed to a name determined in the sole discretion of the Company.

(d) Treatment of SPAC Rights. Each SPAC Right that is outstanding immediately prior to the Merger shall convert into one-tenth of one SPAC Share at the Effective Time.

Section 2.2 Closing of the Merger. The closing of the Merger (the “Closing”) shall take place electronically by exchange of the requisite documents, duly executed where required, delivered upon actual confirmed receipt, as promptly as reasonably practicable, but in no event later than the third Business Day following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date or time as SPAC and the Company may agree in writing. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”

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Section 2.3 Pre-Closing Deliveries; Sponsor Payment.

(a) Allocation Schedule. At least five Business Days prior to the Closing Date, the Company shall deliver to SPAC an allocation schedule (the “Allocation Schedule”) setting forth:

(i) the number of outstanding Company Shares held by each Company Equityholder and the number of SPAC Shares to be issued to each Company Equityholder pursuant to Section 2.1;

(ii) its good faith calculation of the Exchange Ratio; and

(iii) a certification, duly executed by an authorized officer of the Company, that, to his or her knowledge and solely in his or her capacity as an officer of the Company (and without any personal liability), the information and calculations delivered pursuant to clauses (i) through (v) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects and (B) in accordance with the Allocation Schedule Principles.

The Allocation Schedule (and the calculations and determinations contained therein) will be prepared in accordance with the applicable provisions of this Agreement, the Governing Documents of the Company, and applicable Laws in each case, as in effect immediately prior to the Effective Time (collectively, the “Allocation Schedule Principles”). The Allocation Schedule will include a certification, duly executed by an authorized officer of the Company, that, to his or her knowledge and solely in his or her capacity as an officer of the Company (and without any personal liability), the information and calculations in the Allocation Schedule are, and will be as of immediately prior to the Effective Time, (i) to his or her knowledge, true and correct in all respects, and (ii) in accordance with the Allocation Schedule Principles. The Company will review any comments to the Allocation Schedule provided by SPAC or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by SPAC or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (x) in no event shall the aggregate number of SPAC Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, to the Company Equityholders) exceed the Exchange Share Consideration and (y) the SPAC Parties will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement.

(b) Aggregate Transaction Proceeds Schedule. At least two Business Days prior to the Closing Date, SPAC shall deliver to the Company a reasonably detailed calculation of the Aggregate Transaction Proceeds (the “Aggregate Transaction Proceeds Schedule”), including each subcomponent thereof, and reasonably detailed supporting documentation and a certification, duly executed by an authorized officer of SPAC, that, to his or her knowledge and solely in his or her capacity as an officer of SPAC (and without any personal liability), the information and calculations in the Aggregate Transaction Proceeds Schedule are, and will be as of immediately prior to the Effective Time, (i) to his or her knowledge, true and correct in all respects, and (ii) in accordance with the applicable provisions of this Agreement. SPAC will review any comments to the Aggregate Transaction Proceeds Schedule provided by the Company or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by the Company or any of its Representatives. SPAC may update the Aggregate Transaction Proceeds Schedule if any of the calculations or amounts shown therein are incorrect as a result of changes in the number of SPAC shareholders participating in the SPAC Shareholder Redemption, not later than one Business Day prior to the Closing Date.

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(c) Unpaid SPAC Liabilities Schedule. At least two Business Days prior to the Closing Date, SPAC shall deliver to the Company a reasonably detailed calculation of each Unpaid SPAC Liability as of the Closing Date, together with invoices and wire payment instructions for the parties to which each such liability is owed (the “Unpaid SPAC Liabilities Schedule”).

Section 2.4 Company Shareholder Deliverables.

(a) Each holder of Company Shares shall, at or prior to the Closing, (i) deliver the certificates evidencing their right to Company Shares (the “Company Certificates”), if any, to SPAC for cancellation, or in the case of a lost, stolen or destroyed Company Certificate, will deliver to SPAC an affidavit (and indemnity if required) in the manner provided in Section 2.4(e), and (ii) deliver a duly completed and executed letter of transmittal to SPAC, in a form to be mutually agreed upon between SPAC and the Company (“Letter of Transmittal”). To the extent that a holder has not delivered the Company Certificates, if any, and a duly completed and executed Letter of Transmittal at or prior to the Closing, such holder shall deliver such items to SPAC promptly following the Closing. At the Effective Time (or promptly after delivery of the Company Certificates, if any, and a duly completed and executed Letter of Transmittal, if later), subject to Section 2.1(a)(viii), each holder of Company Shares shall receive in exchange therefor the Exchange Share Consideration to which such holder is entitled pursuant to Section 2.1 in uncertificated form (unless certificates representing the Exchange Share Consideration are otherwise requested by such holder), and the Company Certificates, if any, and such Company Shares as set out in the Company’s register of members shall forthwith be cancelled. The delivery to SPAC of the Company Certificates, if any, and a duly completed and executed Letter of Transmittal shall be a condition to the receipt by each holder of Company Shares of the Exchange Share Consideration to which such holder is entitled pursuant to Section 2.1. The Exchange Share Consideration shall be issued only in the name of the registered holder of the Company Shares exchanged therefor.

(b) No interest will be paid or accrued on the Exchange Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.4, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(xi) or any Company Dissenting Shares) shall solely represent the right to receive the portion of the Exchange Share Consideration which such Company Share is entitled to receive pursuant to Section 2.1, including Section 2.1(a)(viii), together with any dividends or distributions payable after the Effective Time pursuant to Section 2.4(c).

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(c) No dividends or other distributions declared or made after the date hereof with respect to Exchange Share Consideration with a record date after the Effective Time will be paid to the holders of any Company Shares until the holders of record of such Company Shares shall deliver to SPAC the Company Certificates for such Company Shares, if any, and a duly completed and executed Letter of Transmittal. Subject to applicable Law, following delivery of the Company Certificates for such Company Shares, if any, and a duly completed and executed Letter of Transmittal, SPAC shall promptly deliver the aggregate Exchange Share Consideration issuable in exchange therefor in accordance with Section 2.1, including Section 2.1(a)(viii), and the amount of any such dividends or other distributions theretofore paid with respect to such shares with a record date after the Effective Time, in each case without interest.

(d) The SPAC Shares issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates for Company Shares are presented to SPAC or the Surviving Company for any reason, or if uncertificated Company Shares are similarly presented, upon delivery of a duly completed and executed Letter of Transmittal, the Company Certificates, if any, and such Company Shares as set out in the Company’s register of members shall be canceled and exchanged as provided in this ARTICLE 2.

(e) In the event that any Company Certificates shall have been lost, stolen or destroyed, SPAC shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Exchange Share Consideration into which the Company Shares formerly represented by such Company Certificates was converted into and any dividends or distributions payable after the Effective Time; provided, however, that, as a condition precedent to the delivery of such Exchange Share Consideration, the owner of such lost, stolen or destroyed Company Certificates shall indemnify SPAC against any claim that may be made against SPAC or Surviving Company with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

(f) Any portion of the Exchange Share Consideration that remains unclaimed by the Company Shareholders 12 months following the Closing Date shall be delivered to SPAC or as otherwise instructed by SPAC, and any Company Shareholder who has not exchanged his, her or its Company Shares for the applicable portion of the Exchange Share Consideration in accordance with this Section 2.4 prior to that time shall thereafter look only to SPAC for the issuance of the applicable portion of the Exchange Share Consideration, without any interest thereon. None of SPAC, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Exchange Share Consideration remaining unclaimed by the Company Shareholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of SPAC free and clear of any claims or interest of any Person previously entitled thereto.

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Section 2.5 Withholding. Each of the Company, SPAC, Merger Sub, and their respective agents shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Upon becoming aware of any such withholding obligation, the Company, SPAC or Merger Sub (as applicable) shall use commercially reasonable efforts to give reasonable advance notice of such withholding to the Person in respect of whom such amounts are intended to be deducted or withheld, and the Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any reasonable statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.6 Company Dissenting Shares. Notwithstanding anything to the contrary herein, any Company Shares for which a Company Shareholder (a) has given written objection to the Merger prior to the vote on the Merger by the shareholders of the Company and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, section 238 of the Companies Act (collectively, such shareholders, the “Company Dissenting Shareholders”, and such shares, the “Company Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a)(vii). From and after the Effective Time, (i) the Company Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Company Dissenting Shareholders shall be entitled only to such rights as may be granted to them under Section 238 of the Companies Act and shall not be entitled to exercise any of the voting rights or other rights of a shareholder of SPAC, the Surviving Company or any of their respective Affiliates; provided, that if any Company Dissenting Shareholder effectively withdraws or loses such appraisal rights (whether through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Company Dissenting Shareholder (a) shall no longer be deemed to be Company Dissenting Shares and (b) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a)(vii), subject to Section 2.1(a)(viii), upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Section 2.4(a) and, if applicable, Section 2.4(e). Each Company Dissenting Shareholder who becomes entitled to payment for his, her or its Company Dissenting Shares pursuant to the Companies Act shall receive payment thereof from the Company in accordance with the Companies Act. The Company shall give SPAC prompt notice of any written demands for appraisal of any Company Shares, attempted withdrawals of such demands and any other documents or instruments served pursuant to the Companies Act and received by the Company relating to shareholders’ rights of appraisal in accordance with the provisions of Section 238 of the Companies Act, and SPAC shall, at its sole cost and expense, have the right to, and the Company shall provide SPAC the opportunity to, participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of SPAC (which consent shall not be unreasonably withheld, conditioned, or delayed), settle, or make any payment, or deliver any consideration, with respect to, any such demand.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES

Except as set forth in the Company Disclosure Schedules (which shall only qualify the representations and warranties in this ARTICLE 3 in the manner set forth in Section 9.7), the Company hereby represents and warrants to the SPAC Parties, in each case, as of the date of this Agreement and as of the Closing, as follows.

Section 3.1 Organization and Qualification.

(a) The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each Subsidiary of the Company is a corporation, limited liability company, joint stock company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and, except as set forth in Section 3.1(a) of the Company Disclosure Schedules, in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted.

(b) True and complete copies of the governing or constitutional documents of each Group Company have been made available to SPAC, in each case, as amended and in effect as of the date of this Agreement. The governing or constitutional documents of the Company and each other Group Company, including the Company Charter, are in full force and effect, and no Group Company is in breach or violation of any provision set forth in its governing or constitutional documents.

(c) Each Group Company is duly qualified, licensed or registered to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the lack of such qualification, license or registration has not caused and would not reasonably be expected to cause, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, for each Group Company, of (i) the number, percentage and class or series (as applicable) of all of the Equity Securities of such Group Company authorized as of the date hereof, (ii) the number, percentage and class or series (as applicable) of all of the Equity Securities of such Group Company issued and outstanding as of the date hereof, and (iii) the full names of the Persons that are the record or registered owners thereof. All of the outstanding Equity Securities of the Group Companies, including the Company Shares, have been duly authorized and validly issued and, in the case of Equity Securities of Group Companies that are corporations, are fully paid and non-assessable.

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(b) The Equity Securities of each Group Company (i) were not issued or otherwise acquired in violation of the Governing Documents of such Group Company or any Contract to which such Group Company is party or bound, (ii) were not issued or otherwise acquired in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, or similar rights of any Person, and (iii) have been offered, sold, transferred and issued in compliance with applicable Law, including Securities Laws. No Group Company has (x) any outstanding equity appreciation, phantom equity or profit participation rights, or (y) any outstanding options, restricted stock units, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer, other Company Derivatives or other Contracts that could require such Group Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of such Group Company from or to any Person, and to the Company’s Knowledge, there is no condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive from any Group Company any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Group Company or is entitled to sell or transfer to any Group Company any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Group Company. Section 3.2(b) of the Company Disclosure Schedules accurately identifies each Contract relating to any Equity Securities of any Group Company that contains any information rights, rights of first refusal, registration rights, financial statement requirements or other terms that would survive the Closing unless terminated or amended prior to the Closing.

(c) There are no outstanding bonds, debentures, notes or other Indebtedness of any Group Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of Company Shares may vote.

(d) Except as set forth on Section 3.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of the Group Companies to which any Group Company is party or bound.

(e) None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person (other than any Group Company) or the right to acquire any such Equity Security, and none of the Group Companies is a partner or member of any partnership, limited liability company or joint venture (other than any other Group Company). All of the Equity Securities of the Group Companies are owned and held (of record, beneficially, legally and otherwise), directly or indirectly, by the Company.

(f) Section 3.2(f) of the Company Disclosure Schedules sets forth a true and complete statement, as of the date hereof, of the holder, the date of grant and any applicable vesting schedule (including acceleration provisions) of each Company Derivative, including each Company Equity Award.

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(g) Section 3.2(g) of the Company Disclosure Schedules sets forth a list of all material Company Transaction Payments as of the date of this Agreement.

(h) Section 3.2(h) of the Company Disclosure Schedules sets forth a true and complete list of all Indebtedness of the Group Companies as of the date of this Agreement of the type described in clause (a) or (b) of the definition of Indebtedness, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof. None of the Group Companies are in default or otherwise in breach with respect to any such Indebtedness. The Company has provided to SPAC true, correct and complete copies of all documents (including all amendments, supplements, waivers, notices and consents) with respect to any such Indebtedness outstanding as of the date of this Agreement.

(i) All Equity Securities of any Group Company ever repurchased, redeemed, converted or cancelled by such Group Company were repurchased, redeemed, converted or cancelled in compliance in all material respects with (i) all applicable Law, including applicable Securities Law, and (ii) all requirements set forth in all applicable Contracts.

(j) The Company Shareholders set forth on Annex I hereto constitute all of the Company Supporting Shareholders as of the date of this Agreement.

Section 3.3 Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and (subject to receipt of the Company Required Shareholder Approval) to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance of the Company’s obligations hereby and thereby and the consummation of the Transactions, have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Required Shareholder Approval, no other corporate or equivalent action or other Proceeding on the part of the Company or the Company Equityholders is necessary to authorize this Agreement or such Ancillary Documents, the Company’s performance of its obligations hereunder or thereunder or the consummation of the Transactions. This Agreement and each Ancillary Document to which the Company is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which the Company is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or is contemplated to be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Company Required Shareholder Approval is the only vote of the holders of any class or series of shares of the Company required to approve and adopt this Agreement, the Ancillary Documents to which the Company is or is contemplated to be a party, the performance of the Company’s obligations hereunder and thereunder and the consummation of the Transactions (including the Merger).

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Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to SPAC a true and complete draft copy of the consolidated balance sheets of the Company and its Subsidiaries as of September 30, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss and cash flows of the Company and its Subsidiaries for the years then ended (collectively, the “Financial Statements”). The Financial Statements are attached as Section 3.4(a) of the Company Disclosure Schedules. The Financial Statements (including the notes thereto, if applicable) (i) were derived from the books and records of the Group Companies, (ii) fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company for the periods indicated therein, and (iii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of notes thereto).

(b) The Initial Company Financial Statements and any Closing Company Financial Statements will be derived from the books and records of the Group Companies. The Initial Company Financial Statements and Closing Company Financial Statements will (i) be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of notes thereto), (ii) in the case of any audited financial statements, be audited in accordance with the standards of the PCAOB and contain a report of the Company’s auditor and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable). No financial statements other than those consolidated financial statements of the Group Companies are or will be required by GAAP to be included in the Initial Company Financial Statements or the Closing Company Financial Statements, or by the rules and regulations of the SEC to be included in the Registration Statement / Proxy Statement.

(c) The Group Companies have no Liabilities of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (excluding any Liabilities for a breach of Contract, breach of warranty, tort (including infringement of Intellectual Property Rights) or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the Transactions (including, for the avoidance of doubt, the Company Expenses), (iv) executory obligations under Contracts (excluding any Liabilities for a breach of Contract), (v) for Liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (vi) Liabilities that are disclosed in Section 3.4(c) of the Company Disclosure Schedules and (vii) Liabilities that are first incurred after the date hereof and are expressly permitted pursuant to the terms Section 5.1 (including as set forth in Section 5.1(b) of the Company Disclosure Schedules).

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(d) The Group Companies have established and maintained, individually or at a group level, systems of internal accounting controls designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained, in all material respects in the ordinary course of business, books and records of the Group Companies that are accurate and complete in all material respects.

(e) The Company has not received any complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies as of the date of this Agreement, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies as of the date of this Agreement or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

(f) The financial projections with respect to the Company that were delivered by or on behalf of the Company to SPAC, including any statement with respect to projected revenues, costs, expenses, and profits, a copy of which are attached as Section 3.4(f) to the Company Disclosure Schedules, were prepared by the Company in good faith based on assumptions for projections of such kind that the Company believes in good faith to reasonable and appropriate as of the date of this Agreement.

(g) The Initial Company Financial Statements shall not differ in any material respect from the Financial Statements made available to SPAC as of the date of this Agreement.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the Transactions, except for (i) applicable requirements of the HSR Act (including the expiration of the required waiting period thereunder) and any other applicable Antitrust Law, (ii) the filing with the SEC of the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (iii) the appropriate filings and approvals under the rules of an Approved Stock Exchange, (iv) the filing of the Plan of Merger and related merger documents with the Registrar of Company and the Cayman Islands, and (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

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(b) None of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of any Group Company, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Material Contract or (B) any Material Permits, (iii) violate, or constitute a breach or default under, any Order, Law or other restriction of any Governmental Entity to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except in the case of any of the foregoing clauses (ii) through (iv), as would not have or be reasonably be expected to have a Company Material Adverse Effect.

Section 3.6 Permits. Section 3.6 of the Company Disclosure Schedules sets forth a true and complete list of all Permits any Group Company holds that is required by any Group Company to own, lease or operate its properties or assets or to conduct its business as currently conducted, except for such Permits where the failure to so hold has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (the Permits required to be listed on Section 3.6 of the Company Disclosure Schedules, collectively, the “Material Permits”). Except as is not and would not reasonably be expected to have a Company Material Adverse Effect, (a) each Material Permit is in full force and effect in accordance with its respective terms and (b) there is no pending or, to the Company’s Knowledge, threatened (in writing) termination, suspension, withdrawal or revocation with respect to any Material Permit. The Transactions will not cause the cancellation of, or require the Consent of any Person with respect to, any Material Permit.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party or by which any of their respective assets are, as of the date of this Agreement, bound (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, a “Material Contract”):

(i) any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company, in either case for an amount equal to or higher than $100,000;

(ii) any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than Real Property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $125,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any material tangible property (other than real property), owned or controlled by any Group Company;

(iv) any Real Property Lease;

(v) any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, or similar Contract;

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(vi) any Contract required to be disclosed on Section 3.13(c) of the Company Disclosure Schedules;

(vii) any Contract that (a) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of SPAC or any of its Affiliates after the Closing, (b) contains any exclusivity, “most favored nation”, rights of first negotiation or similar provisions, obligations or restrictions with respect to material assets, properties or business of the Group Companies (including exclusive license rights granted by any Group Company to any Person in Company Intellectual Property), (c) contains any covenants not to sue or not to assert any claim, or any technology or source code escrow obligations (in each case, other than in the ordinary course of business), or (d) contains any other provisions restricting, in any material respect, the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential customer (other than standard non-solicitation provisions in Contracts);

(viii) any Contract (or group of related Contracts) requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $100,000 annually, or (B) $250,000 over the life of such Contract (or group of related Contracts);

(ix) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than any other Group Company) or pursuant to which any Person (other than any other Group Company) has guaranteed the Liabilities of a Group Company, in each case in excess of $100,000;

(x) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person individually or in the aggregate, in an amount in excess of $100,000, or made any capital contribution to, or other investment in, any Person;

(xi) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(xii) any Contract with any Person pursuant to which any Group Company (or SPAC or any of its Affiliates after the Closing) is or may be required to pay milestones, royalties or other similar contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events;

(xiii) any Contract providing for any Company Transaction Payment;

(xiv) any Contract relating to any merger or consolidation, or for the disposition of any portion of the assets or business of any Group Company, or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), executed on or after beginning on January 1, 2024 or under which any Group Company has any continuing material obligation, including with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

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(xv) any settlement, conciliation or similar Contract (A) requiring material monetary payments by any Group Company after the date of this Agreement, (B) with a Governmental Entity, (C) involving any Intellectual Property Rights, or (D) that imposes any material, non-monetary obligations on any Group Company (or SPAC or any of its Affiliates after the Closing);

(xvi) any Contract with any (A) Material Customer or (B) Material Supplier;

(xvii) any Contract (or group of related Contracts) the performance of which requires either (A) annual payments to or from any Group Company in excess of $100,000 or (B) aggregate payments to or from any Group Company in excess of $250,000 over the life of such Contract (or group of related Contracts);

(xviii) any Company Derivative or other Contract relating to the issuance of any Equity Securities or debt securities of the Group Companies or any securities exercisable for, convertible into or exchangeable for Equity Securities or debt securities of the Group Companies;

(xix) any Contract providing for the employment or consultancy of any individual on a full-time, part-time, consulting or other basis that (A) provides to any such individual annual base compensation in excess of $100,000 per year, (B) requires at least sixty (60) days’ notice or payment of material severance for a termination without cause, or (C) provides for material payments upon a change-in-control of any Group Company;

(xx) any Contract made other than in the ordinary course of business (x) providing for the grant of any preferential rights of first offer or first refusal to purchase or lease any material asset, (y) providing for any exclusive right to sell or distribute, or otherwise relating to the sale or distribution of, any Company Technology or Company Product, or (z) pursuant to which any other Person is granted “most favored nations” pricing or customer status or similar with respect to any Company Technology or Company Products;

(xxi) any Contract providing for the indemnification by a Group Company of any Person or the assumption of any Tax, environmental or other Liability of any Person, in excess of $100,000, other than any such Contract for the purchase or sale of goods and services executed in the ordinary course of business;

(xxii) any Contract that is a collective bargaining agreement or a Contract with any union to which any Group Company is a party; and

(xxiii) any Contract with any Governmental Entity to which any Group Company is a party.

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(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s Knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s Knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), (ii) the applicable Group Company and, to the Company’s Knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract, and (iii) to the Company’s Knowledge, no party has repudiated in writing any provision of any Material Contract or threatened (in writing) to terminate any Material Contract, in each case, except as would not have a Company Material Adverse Effect. The Company has made available to SPAC true and complete copies of all Material Contracts in effect as of the date hereof (other than purchase orders, invoices, and similar confirmatory or administrative documents that are ancillary to the main contractual relationship between the parties to a particular Contract or group of Contracts and that, in each case, do not contain any material executory or continuing terms, conditions, obligations or rights).

Section 3.8 Absence of Changes. During the period beginning on January 1, 2024 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement or any Ancillary Document or except as set forth on Section 3.8 of the Company Disclosure Schedules, (i) the Group Companies have conducted their businesses in the ordinary course of business in all material respects, and (ii) no Group Company has taken any action that would require the consent of SPAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b).

Section 3.9 Litigation. There is no Proceeding pending or, to the Company’s Knowledge, threatened (in writing) against or involving any Group Company or concerning any of the Group Companies’ assets, properties or business that, if adversely decided or resolved, had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no pending or, to the Company’s Knowledge, threatened (in writing) Proceeding against or involving any Group Company’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Group Companies nor any of their respective properties or assets is subject to any Order, except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. There are no Proceedings by any Group Company pending against any other Person.

Section 3.10 Compliance with Laws. Each Group Company (i) conducts, and at all times since January 1, 2023 has conducted, its business in compliance in all material respects with all Laws and Orders applicable to such Group Company and is not, and has never been, in material violation of any such Law or Order, (ii) has not received or been subject to any material written regulatory consent orders, or enforcement actions from a Governmental Entity, and (iii) has not received any written communications from a Governmental Entity that alleges that such Group Company is not in compliance with any of the foregoing, except for any failure to comply as would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole.

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Section 3.11 Employee Plans.

(a) Section 3.11(a) of the Company Disclosure Schedules lists all Company Benefit Plans that any Group Company sponsors or maintains, or to which any Group Company contributes or is obligated to contribute, or to which any Group Company otherwise is party, in each case, for the benefit of current or former employees, directors, or consultants of any Group Company.

(b) None of the Group Companies have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to continue, modify or amend any existing Company Benefit Plan, except for amendments required by applicable Law with respect to which the amendment deadline has not yet lapsed.

(c) With respect to each Company Benefit Plan, the Company has provided SPAC with a current, true and complete copy (or, if such Company Benefit Plan is not in writing, an accurate summary of the material terms) thereof (including all amendments thereto) and, to the extent applicable: (i) the most recent summary plan description, and all summaries of material modifications related thereto, distributed with respect to such Company Benefit Plan; (ii) all Contracts related to such Company Benefit Plan, including all trust agreements, insurance Contracts, annuity Contracts and service provider agreements; (iii) the most recent Form 5500 (including all schedules and other attachments thereto); (iv) all nonroutine notices and correspondence since October 2, 2019 to or from any Governmental Entity (including social security authorities) relating to such Company Benefit Plan; and (v) all nondiscrimination, top-heavy and Code Section 415 and other year-end compliance tests performed with respect to such Company Benefit Plan for the three most recently completed plan years.

(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been established, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable Laws, including ERISA, the Code (and the regulations and rulings issued thereunder) and the ACPA, and each Group Company has properly performed in all material respects all of its duties and obligations under or with respect to such Company Benefit Plan; (ii) no Group Company, no ERISA Affiliate and no other Person has breached any fiduciary duty imposed upon it by ERISA or any other Law (including the ACPA); (iii) except as could not result, individually or in the aggregate, in a material liability to any Group Company, no prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code (and not otherwise exempt under Section 408 of ERISA and Section 4975(c)(2) or 4975(d) of the Code) has occurred; (iv) except as could not result, individually or in the aggregate, in a material Liability to any Group Company all contributions, premiums and other payments due or required to have been paid to (or with respect to) such Company Benefit Plan on or before the Closing have been timely paid in accordance with the terms of such Company Benefit Plan and applicable Law or, if not due until after the Closing Date, have been properly accrued to the extent required in connection with the preparation of the Company’s financial statements; and (v) no Group Company has incurred (whether or not assessed), any penalty, Tax, fine, Lien or Liability under ERISA, the Code or any other Law. No Group Company has incurred (whether or not assessed) any assessable payment, penalty, Tax or Liability under Section 4980B, 4980D, 4980H, 5000, 6721 or 6721 of the Code or any other Law. With respect to each plan or arrangement that would be a Company Benefit Plan but for the fact that such plan or arrangement is maintained or sponsored by a Governmental Entity, except as could not result, individually or in the aggregate, in a material Liability to any Group Company, all contributions required to have been made by or on behalf of the Group Companies with respect to such plan or arrangement on or before the Closing have been timely made or, if not due until after the Closing Date, have been properly accrued to the extent required in connection with the preparation of the Company’s financial statements.

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(e) Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust is exempt from taxation under Section 501(a) of the Code. Each such Company Benefit Plan is the subject of a current, unrevoked favorable determination letter from the IRS (or, in the case of a prototype, volume submitter or other pre-approved plan, is the subject of a current, unrevoked favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan and upon which the Group Companies and such Company Benefit Plan are entitled, under applicable IRS guidance, to rely) as to such Company Benefit Plan’s qualified status under the Code. To the Company’s knowledge, nothing has occurred (or failed to occur), and no facts or circumstances exist, that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of its related trust.

(f) No Group Company or ERISA Affiliate has ever maintained, sponsored, participated in or contributed to (or been obligated to maintain, sponsor, participate in or contribute to), or has (or could have) any current or future Liability (including any contingent Liability) under or with respect to: (i) any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that is or, at any time, was subject to Section 302 or 303 of ERISA, Title IV of ERISA or Section 412 or 430 of the Code; (ii) any “multiemployer plan” as defined in Section 3(37) of ERISA; (iii) any multiple employer plan within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code; or (iv) any “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.

(g) No Group Company or Company Benefit Plan provides (or contributes toward the cost of) or has any obligation or agreement to provide (or contribute toward the cost of), life insurance, medical or other welfare benefits (within the meaning of Section 3(1) of ERISA) to any current or former owner, director, manager, officer, employee, consultant, independent contractor or service provider of or to the Group Companies or any ERISA Affiliate (or the spouse, domestic partner, dependent or beneficiary of any such individual) after their retirement or other termination of ownership, employment or service, except to the extent required by COBRA or the ACPA or any other Law (at the sole expense of the covered individual or for a limited period of time following a termination of employment pursuant to the terms of an existing employment, severance or similar agreement in effect as of the date hereof).

(h) Each Company Benefit Plan that provides, in any part, nonqualified deferred compensation that is subject to Section 409A of the Code in all material respects satisfies the documentary and operational requirements of Section 409A(a)(2), 409(A)(a)(3), and 409A(a)(4) of the Code and all applicable guidance issued thereunder (and has satisfied such requirements for the entire period during which Section 409A of the Code has applied to such Company Benefit Plan), and no additional Tax under Section 409A(a)(1)(b) of the Code has been or could reasonably be expected to be incurred by any participant or beneficiary in any such Company Benefit Plan. No Group Company has any obligation or agreement (whether under a Company Benefit Plan or otherwise) to reimburse, “gross up,” indemnify or otherwise compensate any individual for any Taxes or interest imposed under Section 4999 or 409A of the Code.

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(i) Each Non-U.S. Company Benefit Plan that is intended to qualify for any preferential Tax treatment meets all of the requirements for such treatment and has obtained all approvals of all relevant Governmental Entities that are necessary to qualify for such Tax treatment. Each Non-U.S. Company Benefit Plan is registered where required by, and has been maintained in good standing under, all applicable Laws and with all relevant Governmental Entities. No Non-U.S. Company Benefit Plan would be considered a “defined benefit plan” within the meaning of Section 3(35) of ERISA if such plan were subject to ERISA. To the extent any Non-U.S. Company Benefit Plan is not fully funded or fully offset by insurance coverage, any unfunded or underfunded liabilities in respect of such plan have been properly accrued to the extent required under applicable accounting standards.

(j) There are no claims or Proceedings (other than routine claims for benefits) pending or, to the Company’s Knowledge, threatened with respect to (or against the assets of) any Company Benefit Plan. No investigation, audit or other Proceeding by any Governmental Entity (including social security authorities) is pending or in progress with respect to any Company Benefit Plan.

(k) There has been no amendment, interpretation or other announcement (written or oral) by the Group Companies, any ERISA Affiliate or any other Person relating to, or change in participation or coverage under, any Company Benefit Plan that, either alone or together with other such items or events, could materially increase the expense to the Group Companies of maintaining such Company Benefit Plan (or the Company Benefit Plans taken as a whole) above the level of expense incurred by the Group Companies with respect thereto for the most recent fiscal year included in the Financial Statements.

(l) Each Company Benefit Plan can be terminated by the applicable Group Company in accordance with its written terms without the consent of any Person and without any penalty, cost, expense or Liability to the Company, SPAC, Merger Sub, any of their respective Subsidiaries or Affiliates or such Company Benefit Plan, other than routine, immaterial administrative expenses of the type typically incurred in connection with the termination of similar employee benefit plans termination.

(m) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will or could (either alone or in combination with any other event) (i) entitle any current or former employee, director, manager, officer, consultant, independent contractor or other service provider of or to any Group Company to any severance, retention or change of control payments or benefits or to any other payment (whether under a Company Benefit Plan or otherwise and whether in cash or equity); (ii) result in any payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any current or former employee, director, manager, officer, consultant, independent contractor or other service provider of or to any Group Company (whether under an Company Benefit Plan or otherwise), (iii) increase the amount or value of any compensation or benefits due or payable to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company, (iv) result in the acceleration of the time of payment or vesting, or trigger any payment or funding of any compensation or benefits to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any the Group Company (whether under a Company Benefit Plan or otherwise); or (v) impair any of the rights of the Company, SPAC, or any of their respective Subsidiaries or Affiliates with respect to any Company Benefit Plan, including the right to amend, terminate, merge or transfer the asset of any Company Benefit Plan.

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(n) No amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any Group Company under any Company Benefit Plan or otherwise as a result of the consummation of the Transactions could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise Tax under Section 4999 of the Code.

Section 3.12 Environmental Matters.

(a) The Group Companies are, and at all times since January 1, 2023 have been, in compliance with all Environmental Laws (including all Environmental Laws affecting the Real Property), except as would not, individually or in the aggregate, have or be reasonably be expected to have a Company Material Adverse Effect. The Group Companies have not received any written communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws, except as relates to any such violation or Liability which would not, individually or in the aggregate, have or be reasonably be expected to have a Company Material Adverse Effect.

(b) There is no, and at all times since January 1, 2024 has not been, any Proceeding pending or, to the Company’s Knowledge, threatened (in writing) against or involving any Group Company in respect to any Environmental Laws.

(c) The Company has not manufactured, released, treated, stored, disposed of, arranged for disposal of, transported or handled, or exposed any Person to, any Hazardous Substances, and no current or former property or facility is or has been contaminated by any Hazardous Substances, except, in each case, as has not given or would not give rise to any liability under any Environmental Laws that would reasonably be expected to be materially adverse to the Company or its Subsidiaries, taken as a whole. To the Company’s Knowledge, there are no underground storage tanks that are now present at, or have heretofore been removed from, the Real Property.

(d) The Group Companies have made available to SPAC copies of all environmental assessments (including Phase I or Phase II environmental assessments), audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or reasonable control relating to the current or former operations, properties or facilities of any Group Company or the compliance (or noncompliance) by any Group Company with any Environmental Laws.

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Section 3.13 Technology and Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Schedules contains a true and complete list of the following with respect to the Company Owned Intellectual Property Rights (collectively, “Company Registered Intellectual Property Rights”): (i) all issued patents and patent applications, including the owner, the patent number or application number for each jurisdiction in which filed, and the date issued (or date filed); (ii) all registered trademarks, service marks, trade names, trade dress, and applications for registration of any of the foregoing, including the owner, the registration number or application number for each jurisdiction in which filed, and the date of such registration or application; (iii) all registered copyrights and applications for registration of copyrights, including the owner, the registration number or application number for each jurisdiction in which filed, and the date of such registration or application; and (iv) all domain name registrations, including the owner, the registration date, any next renewal deadline and name of registry or issuer. Section 3.13(a) of the Company Disclosure Schedules also contains a true and complete list of all unregistered trademarks, service marks, trade names that are material to the business of the Group Companies.

(b) All Company Registered Intellectual Property Rights are subsisting, and to the Company’s Knowledge, valid and enforceable (or in the case of applications for Company Registered Intellectual Property Rights, applied for and pending), except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Group Companies solely own all right, title and interest, free and clear of any Liens (other than Permitted Liens), in and to the Company Registered Intellectual Property Rights. The Group Companies have not conducted their business, and have not used or enforced (or failed to use or enforce) any Company Registered Intellectual Property material to the conduct of the Group Companies’ business, taken as a whole, in a manner that would result in the abandonment, cancellation or unenforceability of any such item of Company Registered Intellectual Property Rights, and the Group Companies have not taken (or failed to take) any action that would result in the forfeiture or relinquishment of any such Company Registered Intellectual Property Rights (other than through the expiration of such Company Registered Intellectual Property Rights at the end of their maximum statutory term). As of the date of this Agreement, there have been no interferences, re-examinations, concurrent use proceedings, oppositions or cancellations brought or threatened to be brought involving any of the Company Registered Intellectual Property Rights material to the conduct of the Group Companies’ business, taken as a whole. The Group Companies have the sole right to file, prosecute, and maintain all applications and registrations with respect to the Company Registered Intellectual Property Rights material to the conduct of the Group Companies’ business, taken as a whole.

(c) Section 3.13(c) of the Company Disclosure Schedules contains a true and complete list of: (i) all Out-Licenses, including any Out-License that grants any rights to modify or create derivative works of any Company Owned Intellectual Property, or grants sublicenses under any Company Owned Intellectual Property Rights (other than (1) any non-exclusive licenses granted to Group Company customers in the ordinary course of business, (2) non-disclosure agreements entered into in the ordinary course of business (3) standard agreements entered into in the ordinary course of business with the Company’s or any Subsidiary’s vendors, suppliers, manufacturing partners, contractors, consultants, and other service providers to use Company Intellectual Property solely for the benefit of the Group Companies, and (4) nonexclusive licenses to use feedback or trademarks that are incidental to the subject matter of the applicable Out-License in which they are incorporated); and (ii) all In-Licenses (other than (1) Off-the-Shelf Software Licenses, (2) Invention Assignment Agreements entered into in the ordinary course of business; (3) non-disclosure agreements entered into in the ordinary course, (4) Open Source Software licenses, (5) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (6) licenses to the Group Companies solely for the purpose of enabling the Group Companies to provide services to the applicable counterparty).

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(d) Section 3.13(d) of the Company Disclosure Schedules lists all material Company Owned Technology, and all Company Products, made commercially available by any Group Company.

(e) The Group Companies (i) exclusively own all right, title and interest in and to all material Company Owned Intellectual Property, free and clear of any Liens (other than Permitted Liens), and (ii) possess adequate and enforceable rights or an exclusive license to use all material Company Licensed Intellectual Property; provided, that the representation in this clause (ii) is made to the Company’s Knowledge with respect to the licensor’s Intellectual Property Rights in such Intellectual Property. No Group Company has exclusively licensed any material Company Owned Intellectual Property. All Company Owned Intellectual Property owned or used by the Group Companies immediately prior to the Closing and material to the conduct of the Group Companies’ business, taken as a whole, will continue to be owned or available for use (as applicable) by the Group Companies on identical terms and conditions immediately after the Closing. The Company Owned Intellectual Property and the Company Licensed Intellectual Property constitute all material Intellectual Property Rights necessary for the conduct of the Company’s business as currently conducted and as proposed to be conducted immediately following the Closing.

(f) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither (i) the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale, offering for sale, import, or any other exercise of rights in Company Owned Intellectual Property Rights; nor (ii) the operation of any Group Company’s business, including any Group Company’s provision of any Company Technology or Company Products; nor (iii) the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale, offering for sale, import, or other exploitation by any Group Company of any Company Technology or Company Product, (A) directly or indirectly infringes, violates, interferes with, or misappropriates any Intellectual Property Rights of any Person, or (B) constitutes unfair competition or unfair trade practice. To the Company’s Knowledge, no Person, including any current or former employee, consultant, or contractor of any Group Company, has infringed, violated, interfered with or misappropriated, or is infringing, violating, interfering with or misappropriating, any Company Owned Intellectual Property Rights.

(g) As of the date hereof, no Group Company has received written notice of any claims or actions: (i) challenging the validity, effectiveness, use of, or ownership by any Group Company of any Company Owned Technology, (ii) challenging the validity, effectiveness, use or ownership of any Group Company’s rights in Company Licensed Intellectual Property, or (iii) alleging that any of the activities of any Group Company specified in clauses (i), (ii), or (iii) of Section 3.13(f), infringes, violates, interferes with or misappropriates, or will infringe, violate, interfere with or misappropriate, any other Person’s Intellectual Property Rights or constitutes unfair competition or unfair trade practices under the Laws of the applicable jurisdiction.

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(h) All current and former Group Company employees, consultants, contractors and any other Persons who have contributed to or created any portion of, or otherwise have any rights in or to, any Company Owned Intellectual Property, any Company Technology or any Company Products, have executed and delivered, and, to the Company’s Knowledge, are in compliance with, written Contracts that, to the extent permitted under applicable Law, validly and effectively assign to the Company all Intellectual Property conceived, created, developed, written, invented, discovered, or reduced to practice by such employees, consultants, contractors, or other Persons in the course of their employment or engagement with the Group Company, or through which ownership of all such Intellectual Property otherwise vests in the Company, or where such transfer of ownership is not admissible by operation of law, has granted the Company the perpetual, geographically unlimited, exclusive and transferable right of use with respect to all currently known and future exploitation methods as well as the right to amend or adapt (“Invention Assignment Agreements”). The Company has provided true, correct and complete copies of all forms of Invention Assignment Agreements to SPAC.

(i) Each Group Company has taken commercially reasonable steps to protect rights in trade secrets and other confidential information (both of such Group Company and that of third parties that such Group Company has received under an obligation of confidentiality). Each Group Company has taken commercially reasonable steps to maintain confidentiality of such trade secrets and other confidential information from all (i) employees, (ii) consultants and contractors (including terms that bind the employees of any consultants or contractors), and (iii) any other Persons with whom such Group Company has shared such trade secrets and other confidential information. Each Group Company is in compliance in all material respects with the provisions of any agreements related to the foregoing.

(j) No Software used or distributed in connection with any Company Technology, or any Company Product is, or, when delivered to SPAC, will be, in whole or in part, subject to an Excluded License. No Group Company has distributed or published to any Person any Software used in any Company Owned Technology, or any Company Product, that is, in whole or in part, subject to an Excluded License. Each Group Company, including applicable employees, consultants and contractors, has followed in all material respects the industry standard principles regarding the use of Open Source Software, including principles regarding integration of Open Source Software with Company Technology and to ensure compliance with Open Source Software licenses. Each Group Company has taken commercially reasonable steps to ensure that no Group Company employee, consultant or contractor uses any Open Source Software in any manner not permitted by such principles.

(k) No Group Company is a member of any standards-setting organization (including any group or organization, such as special interest groups, forums, consortia, committees, working groups or associations) that develops (or attempts to develop), adopts or publishes technical standards or specifications for a product, platform or process in furtherance of common design or interoperability among products employing such standards or specifications. No Group Company has participated (nor authorized any consultant or employee of any Group Company to participate) in any standards-setting that would affect the proprietary nature of any Company Owned Intellectual Property or restrict the ability of any Group Company to enforce, license or exclude others from using or licensing any Company Owned Intellectual Property on any terms proposed by any Group Company. There is no existing obligation imposed by any standards-setting organization on any Group Company, or attached to or imposed on any Company Owned Intellectual Property, to license or agree to license, covenant not to sue or withhold enforcement on Company Owned Intellectual Property.

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(l) Neither the execution, delivery, or performance of this Agreement (or any exhibit or schedule thereto), nor the consummation of the Transactions or any of the other agreements contemplated by this Agreement will, as a result of any Contract entered into by any Group Company prior to the Closing Date: (i) result in the breach of, or create on behalf of any third party the right to terminate or modify, any Contract relating to any material Company Intellectual Property; (ii) result in or require the grant, assignment or transfer to any other Person (other than the Company) of any license or other right or interest under, to or in any material Company Intellectual Property; or (iii) cause a material loss or impairment of any material Company Intellectual Property.

(m) Each of the Group Companies has obtained and possesses valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the business of the Group Companies, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Group Companies is in compliance with all of its Software licenses, including its Off-the-Shelf Software Licenses, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Group Companies own all material Company IT Systems free and clear of all conditions, adverse claims, security interests, pledges, Liens, or encumbrances (other than Permitted Liens), or have obtained and possess valid leases or licenses, or otherwise have legally enforceable and sufficient rights, to use to use all material Company IT Systems. All the Company IT Systems owned or used by the Group Companies immediately prior to the Closing will continue to be owned or available for use (as applicable) by the Group Companies on identical terms and conditions immediately after the Closing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(n) The Company IT Systems are in satisfactory working order, are reasonably sufficient for the current and currently intended future needs of the business and, to the Company’s Knowledge, are free from any malicious or disabling code or instructions, “viruses,” “worms,” “ransomware,” “spyware,” or similar Software, or other Software or hardware components that are designed to permit unauthorized access to or disablement of any of the Company IT Systems. There have been no failures or other adverse events affecting any of the Company IT Systems that have caused any material disruption in or to the use of such Company IT Systems or the business of the Group Companies. The Group Companies have adequate business continuity and disaster recovery plans in place.

Section 3.14 Labor Matters.

(a) The Company has made available to SPAC a true and complete list of the following information: (i) each Group Company that employs any employees and the number of employees employed by such Group Company; (ii) each U.S. state and non-U.S. country in which any employee of any Group Company resides, and the number of such employees in such U.S. state or non-U.S. country (as applicable); and (iii) each employee of any Group Company that receives annual compensation in excess of $100,000.

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(b) Except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies, (i) none of the Group Companies (A) has or has had any Liability, threatened or pending litigation or agency/social security authorities/labor authorities investigation matters for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalties, fines, interest, or other sums for failure to pay or delinquency in paying such compensation, and (B) has or has had any Liability, threatened or pending litigation or agency/social security authorities/labor authorities investigation matters for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity (including social security authorities) with respect to unemployment compensation benefits, social security, social insurances, health and pension insurances or other benefits (whether or not pursuant to a Company Benefit Plan) or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company.

(c) There has been no “mass layoff” or “plant closing” as defined by WARN related to any Group Company, and the Group Companies have not incurred any material Liability under WARN nor are they reasonably expected to incur any Liability under WARN as a result of the Transactions.

(d) No Group Company is a party to or bound by any collective bargaining agreement or other Contract with any labor union, labor organization or works council, and no employees of the Group Companies are represented by any labor union, labor organization, works council, employee delegate, representative or other employee collective group with respect to their employment. There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group, including in connection with the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the Transactions. There has been no actual or, to the Company’s Knowledge, threatened (in writing) material unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, handbilling or other material labor disputes against or affecting any Group Company. To the Company’s Knowledge, there have never been any labor organizing activities with respect to any employees of any Group Company.

(e) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, work schedule change or reduction in hours, or reduction in salary or wages, or other material workforce changes affecting employees of the Group Companies has occurred or, as of the date of this Agreement, is currently contemplated, planned or announced, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(f) To the Company’s Knowledge, none of the officers of any Group Company presently intends to terminate his or her employment with such Group Company. To the Company’s Knowledge, no current employee is in violation of any material term of any employment agreement, nondisclosure agreement, noncompetition agreement, non-solicitation agreement, or other restrictive covenant agreement: (i) owed to any Group Company; or (ii) owed to any third party with respect to such Person’s right to be employed or engaged by any Group Company, except (other than in the case of the executive officers of the Company) where any such violation, individually or in the aggregate, could not reasonably be expected to result in a Company Material Adverse Effect. Each Group Company is in compliance in all material respects with the terms of each employment agreement between the Group Company and an employee of the Group Company.

(g) Each Group Company (i) has at all times been in compliance in all material respects with all applicable Laws and regulations respecting employment and employment practices, including hiring, termination of employment, nondiscrimination in employment, disability, civil rights, immigration, pay equity, terms and conditions of employment, the Fair Labor Standards Act and its state Law equivalents, and occupational safety and health, worker classification, (ii) except as would not reasonably be expected to have a Company Material Adverse Effect, has not engaged in any unfair labor practices, and (iii) except as would not reasonably be expected to have a Company Material Adverse Effect, has not incurred any Liability for breach of any employment Contract or other Contract of service or for fees-for service with any employee or independent contractor, for redundancy payments, protective awards or for compensation for wrongful dismissal, unfair dismissal or for failure to comply with any Order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any Contract of employment or for services. Each Group Company is in compliance in all material respects with the United States Immigration Reform and Control Act to the extent applicable.

(h) There are no material litigations or agency/social security authorities/labor authorities investigation matters currently pending or, to the Company’s Knowledge, threatened (in writing) between any Group Company and any of its current or former employees, or independent contractors, or any trade or labor union, works council, or similar body. To the Company’s Knowledge, there is not any claim, action, suit, charge, grievance, arbitration, or investigation pending before any Governmental Entity, court, or tribunal, foreign or domestic, for compensation, severance, benefits, vacation time or pay, pension benefits, or any other claim for damages from any current or former employee or any other Person arising out of any Group Company’s status as employer or purported employer of such Person or based on any workplace practices or policies of any Group Company, whether in the form of claims for discrimination, sexual or other harassment, equal pay, unfair labor practices, grievances, wage and hour violations, wrongful discharge, public policy violations, as a whistleblower, or otherwise.

(i) There are no pending claims or threatened or pending litigation or agency/social security authorities/labor authorities investigation matters against any Group Company under any workers’ compensation plan or policy or for long-term disability, nor, to Company’s Knowledge, has any employee suffered any injury that would give rise to Liability under any workers’ compensation plan or policy or Law, except as would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, no employee is presently on a workers’ compensation leave of absence or a disability leave of absence.

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(j) Except as included in Section 3.14(j) of the Company Disclosure Schedules, the employment of each employee of each Group Company is terminable at will without any Liability to such Group Company, except for (i) statutory severance entitlements, (ii) severance entitlements pursuant to any collective bargaining agreements, and (iii) severance entitlements made available to the Company’s employees generally. To the Company’s Knowledge, no officer, director, or authorized agent of any Group Company has made any written or oral statements or representations or distributed any written material to any employees of such Group Company inconsistent with at-will employment or regarding terms of employment of such Group Company’s employees subsequent to the date of this Agreement or the Closing Date.

Section 3.15 Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a true, correct and complete list of all insurance policies (other than Company Benefit Plans) owned, held or maintained by any Group Company or for the benefit of any of its current or former employees, officers, directors or managers (in each such individual’s capacity as such) as of the date of this Agreement, including the following information for each policy: (a) the title of such policy; (b) the policy number; (c) the period of coverage; (d) the name of the insurer; (e) the name of the policyholder; and (f) the name of each covered insured. Except as would not, individually or in the aggregate, have or be reasonably expected to have a Company Material Adverse Effect: (i) all such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to SPAC; (ii) no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof; and (iii) no Group Company is, and, to the Company’s Knowledge, no other party to such policies is, in default or otherwise in breach thereof.

Section 3.16 Tax Matters.

(a) Each Group Company has prepared and timely filed or caused to be filed all Income Tax and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete and prepared in compliance with all applicable Laws and Orders, and each Group Company has paid all Taxes required to have been paid by it regardless of whether or not shown on a Tax Return.

(b) The unpaid Taxes of the Group Companies did not, as of the date of the Latest Balance Sheet, exceed the amount accrued for current Taxes payable (for clarity, excluding any deferred Tax Liabilities established to reflect timing differences between book and Tax income) set forth on the Latest Balance Sheet included in the Financial Statements. Since the date of the Financial Statements, no Group Company has incurred any Liability for Taxes, except in the ordinary course of business consistent with past practice. Each Group Company has timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

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(c) The Company has made available to SPAC true, correct and complete copies of all Income Tax Returns filed by any Group Company for all periods beginning after December 31, 2023.

(d) No Group Company is currently the subject of a Tax Proceeding or has been informed of the commencement or anticipated commencement of any Tax Proceeding that has not been resolved or completed, in each case with respect to such Group Company. There are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax with respect to any Group Company that have not been fully paid.

(e) No Group Company has consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(f) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Group Company which agreement or ruling would be effective after the Closing Date.

(g) No Group Company is or has participated in any “reportable transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law).

(h) There are no Liens for Taxes on any assets of any of the Group Companies other than Liens for Taxes not yet due and payable.

(i) No Group Company has been either a “distributing corporation” or a “controlled corporation” within the respective meanings of such terms under Section 355(a)(1)(a) of the Code in a transaction purported or intended to be governed by Section 355 of the Code (i) in the two years before the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Section 355(e) of the Code in conjunction with the Transactions.

(j) No Group Company (i) has been a member of an affiliated group filing a consolidated federal Income Tax Return (other than the group, the common parent of which is the Company) or (ii) has Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by operation of Law, by Contract (other than Contracts entered into in the ordinary course of business the primary purpose of which does not relate to Taxes).

(k) No claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to Taxation by that jurisdiction.

(l) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than agreements entered into in the ordinary course of business the primary purpose of which does not relate to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal, state and local Income Tax purposes.

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(m) No Group Company has, or has ever had, a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(n) No Group Company will be required to include any item of income in, or exclude any item of deduction from, Taxable income for any Taxable period (or portion thereof) ending after the Closing as a result of: (i) a change in its method of accounting or use of an improper method of accounting, in each case, prior to the Closing; (ii) any installment sale or open transaction disposition arising in a Taxable period (or portion thereof) ending on or prior to the Closing; or (iii) a prepaid amount received or deferred revenue realized on or prior to the Closing outside the ordinary course of business. Each Group Company has always used the accrual method of accounting for Tax purposes since its formation. No elections pursuant to Section 965 of the Code related to any Group Company have been made.

(o) The prices for any property or services (or the use of any property) provided by or to each Group Company to any related party are arm’s-length prices for purposes of all applicable transfer pricing Laws.

(p) No Group Company has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(q) As of the date of this Agreement, no Group Company has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Document that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of the Company, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 3.17 Brokers. Except as set forth on Section 3.17 of the Company Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any Group Company has any obligation.

Section 3.18 Real and Personal Property.

(a) Owned Real Property. Except as set forth on Section 3.18(a) of the Company Disclosure Schedules, the Group Companies do not own and have never owned any Real Property (including any ownership interest in any buildings or structures and improvements located thereon). The Group Companies are not bound by any options, obligations or rights of first refusal or contractual rights to sell, lease or acquire any Real Property. All Real Property owned or purported to be owned by any Group Company (“Owned Real Property”) is owned free and clear of all Liens other than Permitted Liens, and the applicable Group Company has fee simple title (or its non-U.S. equivalent) thereto.

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(b) Leased Real Property. The Group Companies have a lease, sub-lease, license, concession or other agreement, whether written, oral or otherwise, with respect to each Real Property occupied or used by any Group Company other than the Real Property set forth on Section 3.18(a) of the Company Disclosure Schedules (collectively, the “Real Property Leases”). Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s Knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), except as would not reasonably be expected to have a Company Material Adverse Effect. There is no breach or default by any Group Company or, to the Company’s Knowledge, any counterparty under any Real Property Lease, and, to the Company’s Knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real Property Lease or would permit termination of, or a modification or acceleration thereof, by any counterparty to any Real Property Lease, except as would not reasonably be expected to have a Company Material Adverse Effect.

(c) Adverse Conditions. The Group Companies’ possession and quiet enjoyment of the Real Property has not been disturbed, and there are no material disputes with respect to any Real Property Lease or any Real Property. The Group Companies have not received any written notice of any violation of Laws with respect to any Real Property Lease or any Real Property. There are no pending or, to the Company’s Knowledge, threatened (in writing) Proceedings regarding condemnation or other eminent domain Proceedings affecting any Real Property. Except as would not have a material adverse effect on the Group Companies, taken as a whole, there are no leases, subleases, licenses or other agreements granting to any Person other than the Group Companies any right of use or occupancy of any portion of any Real Property. All of the land, buildings, structures and other improvements used by the Group Companies are included in the Real Property.

(d) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, free and clear of all Liens other than Permitted Liens, except for assets disposed of in the ordinary course of business and except as would not have a material adverse effect on the Group Companies, taken as a whole.

(e) Condition and Sufficiency of Assets. Each asset of the Group Companies that is tangible personal property is in good operating condition and repair, subject to normal wear and tear, and is suitable and sufficient for the purposes for which it is used or held for use. To the Company’s Knowledge, there are no facts or conditions that would reasonably be expected to interfere with the current use or operation of such properties and assets. The real property leased pursuant to the Real Property Leases and the personal property (other than Intellectual Property Rights) owned or validly leased or licensed by the Group Companies, or which the Group Companies otherwise have a valid right to use, are sufficient for the conduct of the Company’s business as currently conducted and as proposed to be conducted after the Closing.

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Section 3.19 Transactions with Affiliates.

(a) Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (i) any Group Company, on the one hand, and (ii) any officer, director or Affiliate of any Group Company (including any individual designated by the Company to become an officer or director of SPAC upon the Closing) or any spouse, child or member of the same household of any such officer, director or Affiliate of any Group Company, on the other hand (each Person identified in this clause (ii), a “Company Affiliated Party”), other than:

(i) Contracts with respect to a Company Affiliated Party’s status as an employee (including Company Benefit Plans and other ordinary course compensation) entered into in the ordinary course of business that have been made available to SPAC and have been listed in Section 3.11(a) of the Company Disclosure Schedules,

(ii) Contracts in connection with a Company Affiliated Party’s status as a holder of Equity Securities of the Company that have been made available to SPAC and have been listed in Section 3.2 or Section 3.11(a) of the Company Disclosure Schedules (or would have been listed if the terms would have survived the Closing), and

(iii) customary director and officer indemnification agreements that have been made available to SPAC.

(b) No Company Affiliated Party:

(i) owns any material interest in any material asset or property used in any Group Company’s business, including Company Owned Intellectual Property, or

(ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a competitor, supplier, vendor, partner, customer, lessor or other business relation of any Group Company.

(c) No Group Company is indebted to any Company Affiliated Party (except for current amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses, in each case in the ordinary course of business), and no such Person is indebted to any Group Company.

(d) All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to Section 3.19(b)) are referred to herein as “Company Affiliated Party Transactions”.

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Section 3.20 Data Privacy and Security.

(a) The Company has not received any written notice of any pending or threatened Proceeding against or involving any Group Company or, to the Company’s Knowledge, any Group Company’s Affiliates initiated by any Person, including any Governmental Entity, alleging that any Processing of Personal Data by or on behalf of any Group Company or its Affiliates is or was in violation of any Privacy Requirements.

(b) The Group Companies take, in the reasonable determination of the Company’s management team, commercially reasonable measures designed to protect and maintain (i) the ownership and confidentiality of their material proprietary Company Intellectual Property and (ii) the security, confidentiality, continuous operation and integrity of their Company IT Systems (and all confidential data and Protected Data stored therein or transmitted thereby). The Group Companies have back-up and disaster recovery arrangements for the continued operation of their business in the event of a failure of its Company IT Systems that are, in the reasonable determination of the Company’s management team, commercially reasonable and in accordance with standard industry practice.

(c) Except as would not, individually or in the aggregate, have, or be reasonably expected to result in, a Company Material Adverse Effect, (i) there has not been any Data Breach with respect to any Protected Data in the possession or control of any Group Company or its Affiliates, or any of its contractors with regard to any Protected Data obtained from or on behalf of any Group Company or its Affiliates, (ii) there have been no unauthorized intrusions or breaches of security into any Company IT Systems or Protected Data, and (iii) none of the Group Companies nor their Affiliates have been notified or been required to notify any Person of any Data Breach or other intrusion or breach of security into any Company IT Systems or Protected Data.

(d) The Company’s and its Subsidiaries’ collection, use, disclosure, storage and transfer of Personal Data complies in all material respects with all Privacy Requirements. The execution, delivery and performance of the transactions contemplated by this Agreement do not materially violate the Company’s privacy policy as it currently exists or, to the extent any previous privacy policy of the Company remains applicable to Personal Data maintained by the Company or its Subsidiaries, as such previous privacy policy existed before.

Section 3.21 Anti-Money Laundering. Each Group Company has at all times since January 1, 2023 complied in all material respects with (i) all applicable financial recordkeeping, reporting and other requirements of all anti-money laundering, anti-terrorist financing and anti-proliferation financing Laws administered or enforced by any Governmental Entity (“AML Laws”), (ii) the Bank Secrecy Act of 1970 and its implementing regulations, and (iii) any other applicable Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, terrorist financing prevention, proliferation financing prevention, or foreign assets control. The Group Companies have established and maintained at all times since January 1, 2023 a system of internal controls designed to ensure compliance by the Group Companies with applicable financial recordkeeping, reporting and other requirements of all AML Laws and Sanctions and Export Control Laws.

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Section 3.22 International Trade and Anti-Corruption.

(a) None of the Group Companies, nor to the Company’s Knowledge, any of their respective officers, directors or employees, or Representatives, or any other Persons acting for or on behalf of any of the foregoing, is:

(i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity;

(ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws that bar a U.S. person generally from transacting with such Person (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic (“DNR”) and Luhansk People’s Republic (“LNR”) areas of Ukraine);

(iii) an entity owned or controlled, directly or indirectly, by one or more Persons described in clause (i) or (ii); or

(iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is the subject of or target of any Sanctions and Export Control Laws.

(b) None of the Group Companies, nor to the Company’s Knowledge, any of their respective officers, directors or employees or Representatives or any other Persons acting for or on behalf of any of the foregoing, has since January 1, 2023, directly or indirectly, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or anything of value to or from any Person with corrupt intent to obtain or retain an improper business advantage, (ii) made or paid any contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment or anything of value, in each case in violation of any Anti-Corruption Laws.

(c) Since January 1, 2023, no Group Company has, directly or indirectly, unlawfully exported, re-exported, transferred, released, shipped, transmitted or otherwise provided money, monetary value, goods, Technology, Software, or services to:

(i) any individual, entity, country or region prohibited by Sanctions and Export Control Laws, including the prohibition against such exports (A) into, or to a national or resident of, any country or region subject to Sanctions and Export Control Laws (e.g., Cuba, Iran, North Korea, Syria, or the Crimea, DNR, and LNR areas of Ukraine), or (B) to anyone on OFAC’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List or Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Bureau of Industry and Security Denied Persons List, Unverified List, Entity List, or Military End User List or otherwise subject to U.S. economic sanctions or export restrictions; or

(ii) for any purpose prohibited by Sanctions and Export Control Laws, including nuclear, chemical or biological weapons proliferation or development of missile technology.

(d) There is no Proceeding with respect to a violation of any applicable Trade Compliance Laws or Sanctions and Export Control Laws that is now pending or, to the Company’s Knowledge, as of the date of this Agreement has been threatened (in writing) with respect to any Group Company or its Affiliates. Since January 1, 2023, no Group Company nor any of their Affiliates have made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Sanctions and Export Control Laws to any Governmental Entity. Since January 1, 2023, the Group Companies, including their respective officers, directors or employees or any of their other Representatives, have not violated any Trade Compliance Laws or Sanctions and Export Control Laws.

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(e) The Group Companies, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing will not directly or indirectly use any part of the Aggregate Transaction Proceeds or any other proceeds related to the Agreement in violation of any Sanctions and Export Control Laws or Anti-Corruption Laws.

(f) Each Group Company has implemented all reasonable or necessary policies and procedures applicable to all Persons manufacturing or sourcing any products for any Group Company, and all Persons supplying raw materials, work in progress and other suppliers to such Persons (collectively “Suppliers”), required to ensure compliance with applicable Laws, including all applicable Trade Compliance Laws, Sanctions and Export Control Laws, and Anti-Corruption Laws, and any standards marketed by any Group Company to customers or the public. The Company has no Knowledge of any violation of such policies and procedures by any Suppliers.

Section 3.23 Customers and Suppliers. Section 3.23 of the Company Disclosure Schedules sets forth a list of (a) the Group Companies’ top ten customers for each of its material business lines, based on amounts paid for goods or services to the relevant Group Companies on a consolidated basis for the period from January 1, 2025 through December 31, 2025 (each such customer, a “Material Customer”) and (b) the top ten suppliers and vendors of goods and services with respect to each material business line of the Group Companies based on amounts paid to the relevant Group Companies on a consolidated basis for goods or services for the period from January 1, 2025 through December 31, 2025 (each such supplier, a “Material Supplier”). No Material Customer or Material Supplier has (i) terminated or threatened in writing to terminate its relationship with any of the Group Companies, (ii) as of the date hereof, materially reduced its business with any of the Group Companies, or (iii) as of the date hereof, notified in writing any of the Group Companies of its intention to materially reduce its business with any of the Group Companies.

Section 3.24 Information Supplied. None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is filed, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing SPAC Shareholders or at the time of the SPAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (except at the time of effectiveness, in light of the circumstances under which they are made) not misleading; provided, however, notwithstanding the foregoing provisions of this Section 3.24, no representation or warranty is made by either the Group Companies with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the Group Companies for use therein.

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Section 3.25 Corporate Records. The corporate records of the Group Companies, including such Group Companies’ governing or constitutional documents, minute books, registers, share certificate books and all other similar documents and records (“Corporate Records”) are complete and accurate and all corporate proceedings and actions (including all meetings, passing of resolutions, transfers, elections and appointments) are reflected in the Corporate Records and have been conducted or taken in compliance with all applicable Laws and in accordance with the governing or constitutional documents of such Group Companies, except in each case as would not have or reasonably be expected to have a Company Material Adverse Effect. A true and complete in all material respects copy of the Corporate Records has been made available to SPAC.

Section 3.26 Significant Subsidiaries. Section 3.26 of the Company Disclosure Schedules sets forth a true and complete list of all Subsidiaries of the Company that would qualify as “significant subsidiary” pursuant to Rule 1-02(w) of Regulation S-X.

Section 3.27 Investigation; Non-Reliance; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the SPAC Parties.

(b) In entering into this Agreement, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE 4 and no other representations or warranties of any SPAC Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in ARTICLE 4, none of the SPAC Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement or the Transactions. Neither the Company nor any of its Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties set forth in Article 4. Notwithstanding anything to the contrary in this Agreement, claims against the SPAC Parties shall not be limited in any respect in the event of Fraud.

(c) Except as provided in this ARTICLE 3 (as modified by the Schedules), neither the Group Companies, nor any Company Shareholder, nor their respective Representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the Group Companies or any Company Shareholder. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, neither the Group Companies, nor any Company Shareholder, nor any of their respective Representatives, nor any other Person has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts or estimates or budgets made available to SPAC, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Group Companies, whether or not included in any management presentation or in any other information made available to SPAC, its Affiliates or any of their respective Representatives, and that any such representations or warranties are expressly disclaimed.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO THE SPAC PARTIES

Except (a) as set forth on the SPAC Disclosure Schedules (which will only qualify the representations and warranties set forth in this ARTICLE 4 in the manner set forth in Section 9.7), or (b) as set forth in any SPAC SEC Reports publicly filed with the SEC prior to the date of this Agreement (excluding (x) any disclosures in any “risk factors” section, disclosures in any forward-looking statements disclaimers, or (y) any information incorporated by reference into the SPAC SEC Reports (other than from other SPAC SEC Reports)), each SPAC Party hereby represents and warrants to the Company, in each case, as of the date of this Agreement and as of the Closing, as follows.

Section 4.1 Organization and Qualification. Each SPAC Party is an exempted company duly incorporated, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation. The Governing Documents of each SPAC Party are in full force and effect, and no SPAC Party is in breach or violation of any provision set forth in its Governing Documents.

Section 4.2 Authority. Each SPAC Party has the requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is (or, in the case of any Ancillary Document contemplated hereby to be entered into after the date of this Agreement, will be) a party and, subject to (a) the receipt of the SPAC Shareholder Approvals, and (b) the Required Merger Sub Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which any SPAC Party is or will be a party, the performance of any SPAC Party’s obligations hereunder and thereunder and the consummation of the Transactions have been duly and validly authorized and unanimously approved by the SPAC Board (including that, as of the date hereof, the SPAC Board has unanimously made, and has not revoked, the SPAC Board Recommendation) and upon receipt of the Required SPAC Shareholder Approvals, and the Required Merger Sub Approval, no other corporate or equivalent action or proceeding on the part of SPAC or Merger Sub or any holder of shares of SPAC or Merger Sub is necessary to authorize this Agreement or such Ancillary Documents, the performance of any SPAC Party’s obligations hereunder or thereunder or the consummation of the Transactions. This Agreement and each Ancillary Document to which any SPAC Party is contemplated hereby to be a party as of the date hereof has been (and each Ancillary Document to which any SPAC Party is contemplated hereby to be a party following the execution of this Agreement, will be upon execution thereof), duly and validly executed and delivered by such SPAC Party and constitutes (or, with respect to each Ancillary Document contemplated to be executed after the execution of this Agreement, will constitute upon execution thereof), a valid, legal and binding agreement of such SPAC Party (assuming this Agreement has been and the Ancillary Documents to which such SPAC Party is or is contemplated to be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against such SPAC Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Required SPAC Shareholder Approvals, and the Required Merger Sub Approval, are the only votes or consents of the holders of any class or series of shares of SPAC or Merger Sub required to approve and adopt this Agreement, the Ancillary Documents to which any SPAC Party is or is contemplated to be a party, the performance of the SPAC Parties’ obligations hereunder and thereunder and the consummation of the Transactions.

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Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of any SPAC Party with respect to such SPAC Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the Transactions, except for:

(i) applicable requirements of the HSR Act (including the expiration of the required waiting period thereunder) and any other applicable Antitrust Law,

(ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions,

(iii) such filings with and approvals of Approved Stock Exchange to permit the SPAC Shares to be issued in connection with the Transactions and the other Ancillary Documents to be listed on such Approved Stock Exchange,

(iv) the filing of the Plan of Merger and related merger documents with the Registrar of Company and the Cayman Islands,

(v) the filing of the second amended and restated memorandum and articles of association of SPAC and the change of name of SPAC to take effect upon the Effective Time, or

(vi) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a SPAC Material Adverse Effect.

(b) None of the execution or delivery by any SPAC Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by any SPAC Party of its obligations hereunder or thereunder or the consummation by any SPAC Party of the Transactions will, directly or indirectly (with or without due notice or lapse of time or both)

(i) result in a violation or breach of any provision of the Governing Documents of any SPAC Party,

(ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a SPAC Party is a party,

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(iii) violate, or constitute a breach or default under, any Order, Law, or other restriction of any Governmental Entity to which any such SPAC Party or any of its properties or assets are subject or bound, or

(iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any SPAC Party,

except in the case of any of clauses (ii) through (iv) above, as would not have a SPAC Material Adverse Effect.

Section 4.4 Brokers. Except as set forth on Section 4.4 of the SPAC Disclosure Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of any SPAC Party or any of its Affiliates for which any SPAC Party has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either SPAC Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is filed, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing SPAC Shareholders or at the time of the SPAC Shareholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (except at the time of effectiveness, in light of the circumstances under which they are made) not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.5, no representation or warranty is made by either SPAC Party with respect to information or statements made or incorporated by reference in the Registration Statement / Proxy Statement that were not supplied by or on behalf of the SPAC Parties for use therein.

Section 4.6 Capitalization of the SPAC Parties.

(a) Section 4.6(a) of the SPAC Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares as of the date of this Agreement. All outstanding SPAC Shares (except to the extent such concepts are not applicable under the applicable Law of SPAC’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (x) were not issued in violation of the Governing Documents of SPAC or in violation of any other Contracts to which SPAC is a party or otherwise bound, in each case, in any material respect, (y) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person and (z) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, in each case under clauses (y) and (z), in all material respects. Except for the securities of SPAC set forth on Section 4.6(a) of the SPAC Disclosure Schedules, immediately prior to Closing and before giving effect to any Financing and the SPAC Shareholder Redemption, there shall be no other Equity Securities of SPAC issued and outstanding.

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(b) Immediately after the Effective Time, all of the issued and outstanding SPAC Shares (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will have been issued in compliance with applicable Law, including Securities Laws, and (iii) will not have been issued in breach or violation of any preemptive rights or Contract to which SPAC is a party or bound, in each case under clause (ii) and clause (iii), in any material respect.

(c) Except:

(i) as set forth on Section 4.6(a) of the SPAC Disclosure Schedules,

(ii) for the issuance of the SPAC Shares as expressly contemplated by this Agreement or any Financing or the entry into the applicable Ancillary Documents,

(iii) as permitted to be issued, granted or entered into, as applicable, pursuant to Section 5.10(g) (including as set forth in Section 5.10(g) of the SPAC Disclosure Schedules), or

(iv) for the shares of Merger Sub owned by SPAC,

there are no outstanding Equity Securities of any SPAC Party or any Equity Securities of which any SPAC Party has any obligations that could require any SPAC Party to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities. There are no outstanding bonds, debentures, notes or other Indebtedness of any SPAC Party having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which holders of SPAC Shares may vote. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any SPAC Party’s Equity Securities between any SPAC Party and any other Person. The SPAC Parties are not a party to any shareholders agreement, or registration rights agreement relating to SPAC Shares or any other Equity Securities of SPAC, other than the Registration Rights Agreement, dated October 21, 2025.

(d) The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with applicable Law, including Securities Laws, in each case under clause (ii), in all material respects and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by SPAC free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Governing Documents of Merger Sub). As of the date of this Agreement, SPAC has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub. Merger Sub was formed solely for the purpose of consummating the Transactions.

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(e) Except for the ownership of SPAC of the Equity Securities of Merger Sub, no SPAC Party owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and no SPAC Party is a partner or member of any partnership, limited liability company or joint venture.

Section 4.7 SEC Filings.

(a) SPAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to applicable Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to applicable Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional SPAC SEC Reports”).

(b) Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects, with the applicable requirements of the applicable Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SPAC SEC Reports or the Additional SPAC SEC Reports (for purposes of the Additional SPAC SEC Reports, assuming that the representation and warranty set forth in Section 3.24 is true and correct in all respects with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein).

(c) As of their respective dates of filing, the SPAC SEC Reports did not, and the Additional SPAC SEC Reports will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (other than with respect to all information supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.

Section 4.8 Investment Company Act. No SPAC Party is required to be registered as an “investment company” and is not a Person directly or indirectly “controlled” by or acting on behalf of a Person subject to registration and regulation as an “investment company”, in each case, within the meaning of the Investment Company Act of 1940.

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Section 4.9 Trust Account; Financial Ability. As of January 31, 2026, SPAC has an amount in cash in the Trust Account equal to at least $60,612,303.89. The funds held in the Trust Account are held in trust pursuant to that certain Investment Management Trust Agreement, dated October 21, 2025 (the “Trust Agreement”), between SPAC and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate or that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) to the Pre-Closing SPAC Shareholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, or (iii) if SPAC fails to complete a business combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, to SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then to the Pre-Closing SPAC Shareholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. As of the date hereof, SPAC has performed all material obligations required to be performed by it, and is not in material breach or default, or delinquent in performance in any material respect, under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending, or to SPAC’s knowledge, threatened with respect to the Trust Account. Upon the consummation of the Transactions (including the distribution of assets from the Trust Account (a) in respect of deferred underwriting commissions or Taxes or (b) to the Pre-Closing SPAC Shareholders who have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement), SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 4.10 Transactions with Affiliates. Section 4.10 of the SPAC Disclosure Schedules sets forth all Contracts (x) between (a) SPAC, on the one hand, and (b) SPAC Sponsor, any employee, officer, director, equityholder or Affiliate of SPAC or SPAC Sponsor, or any spouse, child or member of the same household of any officer, director or employee of SPAC, SPAC Sponsor or any of their respective Affiliates, on the other hand (each Person identified in this clause (b), a “SPAC Affiliated Party”), and (y) relating to the ownership, transfer or voting of securities of SPAC, other than (i) Contracts with respect to a SPAC Affiliated Party’s employment with, or the provision of services to, SPAC entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), (ii) Contracts entered into after the date of this Agreement that are permitted pursuant to Section 5.10 (including as set forth in Section 5.10 of the SPAC Disclosure Schedules), (iii) Contracts with respect to a Person’s status as a holder of SPAC Shares and (iv) customary director and officer indemnification agreements that have been made available to the Company or are in the form that is publicly filed with the SEC. No SPAC Affiliated Party (A) owns any material interest in any material asset or property used in the business of SPAC, or (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a Material Supplier, vendor, partner, customer, lessor or other material business relation of SPAC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.10) are referred to herein as “SPAC Affiliated Party Transactions”.

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Section 4.11 Litigation. There is no Proceeding pending or, to SPAC’s knowledge, threatened against any SPAC Party or concerning any SPAC Party’s assets, properties or business, or, to SPAC’s knowledge, pending or threatened against any SPAC Party’s managers, officers, directors or employees (in their capacity as such), that, if adversely decided or resolved, has been or would reasonably be expected to have a SPAC Material Adverse Effect. To SPAC’s Knowledge, there are no facts or circumstances that could form the basis for such a Proceeding that would reasonably be expected to have a SPAC Material Adverse Effect. None of the SPAC Parties nor any of their respective properties or assets is subject to any Order. There are no Proceedings by any SPAC Party pending against any other Person.

Section 4.12 Compliance with Applicable Law. Each SPAC Party (a) is in compliance with all applicable Laws, and (b) as of the date of this Agreement, has not received any written communications or, to SPAC’s knowledge, any other communications from a Governmental Entity that alleges that any SPAC Party is not in compliance with any Law or Order, except in each case of except in the case of clauses (a) and (b) as is not and would not reasonably be expected, individually or in the aggregate, to have a SPAC Material Adverse Effect.

Section 4.13 SPAC Party Activities.

(a) Merger Sub was incorporated solely for the purpose of entering into a business combination, and has not engaged in any activities or business, other than (i) in connection with or incidental or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature. SPAC owns 100% of the outstanding Equity Securities of Merger Sub.

(b) Since its incorporation, SPAC has not conducted any business activities other than activities (i) in connection with or incidental or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business or similar combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Documents or the consummation of the Transactions or (iii) those that are administrative, ministerial or otherwise immaterial in nature.

Section 4.14 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of SPAC’s financial statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC.

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(b) SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.

(c) Since its initial public offering through the date of this Agreement, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. As of the date of this Agreement, the SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date of this Agreement, there is no Proceeding pending or, to SPAC’s knowledge, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister SPAC Shares or prohibit or terminate the listing of SPAC Shares on Nasdaq. SPAC has not taken any action that is designed to terminate the registration of SPAC Shares under the Exchange Act.

(d) The SPAC SEC Reports contain true and complete copies of the applicable SPAC Financial Statements. The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto) and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments and the absence of notes thereto, (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s and its Subsidiaries’ assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.

(f) Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) a “material weakness” in the internal controls over financial reporting of SPAC or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.

Section 4.15 No Undisclosed Liabilities. No SPAC Party has Liabilities of a nature required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for the Liabilities:

(a) set forth in Section 4.15(a) of the SPAC Disclosure Schedules;

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(b) SPAC Expenses reasonably incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including Liabilities incurred in connection with the payment of such reasonable SPAC Expenses;

(c) incurred in connection with or incident or related to a SPAC Party’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence of either SPAC Party, in each case, which are immaterial in nature;

(d) that are immaterial and incurred in connection with activities that are administrative or ministerial in nature;

(e) set forth on (or in the notes to) the balance sheet of SPAC contained in the Quarterly Report on Form 10-Q, filed with the SEC on December 2, 2025 (the “Latest SPAC Balance Sheet”);

(f) that have arisen since the date of the Latest SPAC Balance Sheet in the ordinary course of business (excluding any Liabilities directly or indirectly related to a breach of Contract, breach of warranty, tort, Proceeding or violation of, or non-compliance with, Law); or

(g) that are first incurred after the date hereof, expressly permitted pursuant to the terms Section 5.10 (including as set forth in Section 5.10 of the SPAC Disclosure Schedules) or incurred in connection with the activities contemplated by Section 5.19.

Section 4.16 Employee Benefit Plans. SPAC and Merger Sub have never maintained, sponsored, contributed to or had any direct liability under, and do not currently maintain, sponsor, contribute to or have any direct liability under, any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), nonqualified deferred compensation plan subject to Section 409A of the Code, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control compensation, fringe benefit, sick pay and vacation plans or arrangements or other employee benefit plans, programs or arrangements. Neither the execution and delivery of this Agreement and any Ancillary Document nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of SPAC, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.17 Tax Matters.

(a) SPAC has prepared and filed all Income Tax and other material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all respects and prepared in compliance with all applicable Laws and Orders, and SPAC has paid all Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

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(b) SPAC has timely withheld and paid to the appropriate Tax Authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) SPAC is not currently the subject of a Tax Proceeding and has not been informed of the commencement or anticipated commencement of any Tax Proceeding that has not been resolved or completed, in each case with respect to Taxes. SPAC has never been delinquent in the payment of any Tax, and there are no claimed, proposed, or asserted Tax deficiencies or assessments of Tax that have not been fully paid.

(d) SPAC has not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any SPAC Party which agreement or ruling would be effective after the Closing Date.

(f) None of the SPAC Parties has participated in any “reportable transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. Income Tax Law).

(g) None of the SPAC Parties are or have been a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

(h) Each SPAC Party is a Tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.

(i) As of the date of this Agreement, none of the SPAC Parties has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Documents that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment. To the knowledge of SPAC, no facts or circumstances exist as of the date of this Agreement that could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.18 Broker Dealer Matters.

(a) Neither SPAC nor any of its Affiliates, nor any person that is so “associated” with SPAC or its Affiliates, as that term is defined in section 3(a)(18) of the Exchange Act is subject to a “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act, or is subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of the SPAC or any Affiliate.

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(b) Neither SPAC nor any of its controlled Affiliates, nor, to the knowledge of the SPAC, any person that must be taken into account for purposes of Rule 506(d) of Regulation D under the Securities Act, is subject to any event listed in Rule 506(d)(1)(i) through (viii) (each, a “Disqualifying Event”), or a Disqualifying Event that must be disclosed pursuant to Rule 506(e) under the Securities Act in order to comply with the exemption from registration with the SEC provided by Regulation D (other than, in the case of (b), such event that would not prevent reliance on such exemption from registration in accordance with Rule 506(e) under the Securities Act).

Section 4.19 Payments; Anti-Money Laundering; Hedging.

(a) Each SPAC Party has at all times since January 1, 2023 complied in all material respects with (i) all AML Laws, (ii) the Bank Secrecy Act of 1970 and its implementing regulations, and (iii) any other applicable Law relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, money laundering prevention, terrorist financing prevention, proliferation financing prevention, foreign assets control, or other Sanctions and Export Control Laws.

(b) No SPAC Party nor any of its Affiliates is: (i) a registered entity, swap dealer, major swap participant or other type of entity (as such terms are defined in the U.S. Commodity Exchange Act or the rules and regulations thereunder) required to register with the Commodity Futures Trading Commission; (ii) a broker, dealer, security-based swap dealer, major security-based swap participant or national securities exchange (as such terms are defined in the Exchange Act or the rules and regulations thereunder) required to register with the SEC; or (iii) any similar type of entity required to register with any similar type of Governmental Entity in any jurisdiction other than the United States.

Section 4.20 International Trade and Anti-Corruption.

(a) None of the SPAC Parties, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is:

(i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity;

(ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws that bar a U.S. person generally from transacting with such Person (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, DNR and LNR) areas of Ukraine);

(iii) an entity owned or controlled, directly or indirectly, by one or more Persons described in clause (i) or (ii); or

(iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is the subject of or target of any Sanctions and Export Control Laws.

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(b) None of the SPAC Parties, nor any of their respective officers, directors or employees or any of their other Representatives or any other Persons while acting for or on behalf of any of the foregoing, has directly or indirectly (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or anything of value to or from any Person with corrupt intent to obtain or retain an improper business advantage, (ii) made or paid any contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment or anything of value, in each case in violation of any Anti-Corruption Laws.

(c) No SPAC Party has, directly or indirectly, unlawfully exported, re-exported, transferred, released, shipped, transmitted or otherwise provided money, monetary value, goods, Technology, Software, or services to:

(i) any individual, entity, country or region prohibited by Sanctions and Export Control Laws, including the prohibition against such exports (A) into, or to a national or resident of, any country or region subject to Sanctions and Export Control Laws (e.g., Cuba, Iran, North Korea, Syria, or the Crimea, DNR, and LNR areas of Ukraine), or (B) to anyone on OFAC’s Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List or Foreign Sanctions Evaders List, the U.S. Department of Commerce’s Bureau of Industry and Security Denied Persons List, Unverified List, Entity List, or Military End User List or otherwise subject to U.S. economic sanctions or export restrictions; or

(ii) for any purpose prohibited by Sanctions and Export Control Laws, including nuclear, chemical or biological weapons proliferation or development of missile technology.

(d) There is no Proceeding with respect to a violation of any applicable Trade Compliance Laws or Sanctions and Export Control Laws that is now pending or, to the Company’s Knowledge, as of the date of this Agreement has been threatened with respect to any SPAC Party or its Affiliates. No SPAC Party nor any of their Affiliates have made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Sanctions and Export Control Laws to any Governmental Entity. The SPAC Parties, including their respective officers, directors or employees or any of their other Representatives, have not violated any Trade Compliance Laws or Sanctions and Export Control Laws.

(e) The SPAC Parties, any of their respective officers, directors or employees or any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing will not directly or indirectly use any proceeds related to the Agreement in violation of any Sanctions and Export Control Laws or Anti-Corruption Laws.

(f) To the SPAC Parties’ knowledge, all Suppliers to any SPAC Party are and have at all times conducted business in accordance with, and have acted in compliance with, all applicable Trade Compliance Laws, Sanctions and Export Control Laws and Anti- Corruption Laws. Each SPAC Party has implemented all reasonable or necessary policies and procedures applicable to the foregoing Persons required to ensure compliance with applicable Laws, including all applicable Trade Compliance Laws, Sanctions and Export Control Laws, and Anti-Corruption Laws, and any standards marketed by any SPAC Party to customers or the public.

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Section 4.21 Investigation; Non-Reliance; No Other Representations.

(a) Each SPAC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies.

(b) In entering into this Agreement, each SPAC Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in ARTICLE 3 and no other representations or warranties of the Company or any other Person, either express or implied, and each SPAC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in ARTICLE 3, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement or the Transactions. Neither the SPAC Parties nor any of their Affiliates is relying on any representations and warranties in connection with the Transactions except the representations and warranties set forth in Article 3. Notwithstanding anything to the contrary in this Agreement, claims against the Group Companies shall not be limited in any respect in the event of Fraud.

(c) Except as provided in this ARTICLE 4 (as modified by the Schedules), neither the SPAC Parties, nor their respective Representatives, nor any other Person has made, or is making, any representation or warranty whatsoever in respect of the SPAC Parties.

ARTICLE 5

COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC, (i) operate the business of the Group Companies in the ordinary course of business and (ii) maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies consistent with past practices.

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(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall and shall cause the other Group Companies to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by SPAC (which shall not be unreasonably conditioned, withheld or delayed), not do, or agree to do, any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, in each case, other than dividends or distributions, declared, set aside or paid by any of the Group Companies to the Company or any other Group Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person (other than any Group Company) or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a material portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business entity or organization or division thereof (other than any Group Company), or enter into any joint ventures, strategic partnerships or alliances, or other arrangements that provide for exclusivity of territory or otherwise restrict such Party’s ability to compete or to offer or sell any products or services to other Persons;

(iii) form or establish any Subsidiary;

(iv) adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents;

(v) (A) sell, assign, allow to go abandoned, lease, exclusively license, grant non-exclusive licenses outside the ordinary course of business consistent with past practice, or otherwise dispose of any material assets or properties of the Group Companies (including any Company Owned Intellectual Property), other than (x) obsolete equipment in the ordinary course of business, or (y) patents that expire in accordance with their statutory term, or (B) subject any material assets or properties of the Group Companies to any Lien (other than any Permitted Liens);

(vi) transfer, issue, sell, grant or otherwise dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than (x) the issuance of Company Shares upon the exercise or settlement of any Company Equity Awards outstanding as of the date of this Agreement and on the terms in effect on such date and (y) the issuance of Company Equity Awards in accordance with the terms of the Company Equity Plan as in effect on the date of this Agreement;

(vii) transfer or provide a copy of any Company Source Code to any Person other than current employees, contractors, and consultants of such Party or one of its Subsidiaries under current and enforceable confidentiality agreements;

(viii) make capital expenditures that in any instance exceed $250,000 or in the aggregate exceed $2,500,000;

(ix) (A) incur, create or assume any Indebtedness, other than (x) trade payables in the ordinary course of business consistent with past practice or (y) any Indebtedness in an amount not to exceed $100,000 in the aggregate or (B) guarantee any Liability of any Person other than another Group Company;

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(x) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than reimbursements of expenses of directors, officers, employees, consultants and representatives, or advancements of such expenses, extensions of trade credits to customers, and prepayments to and deposits with vendors, in each case, in the ordinary course of business consistent with past practice;

(xi) (A) amend or modify, in either case in a manner materially adverse to the Company, or terminate any Material Contract, (B) waive, delay the exercise of, release or assign any material benefit or right under any Material Contract or (C) enter into any Contract that would, if in effect as of the date hereof, have constituted a Material Contract or take any of the actions described in clause (A) or (B) with respect to any Contract entered into after the date hereof that would, if in effect as of the date hereof, have constituted a Material Contract;

(xii) terminate, cancel or let lapse, in each case voluntarily, a material existing insurance policy covering any Group Company or any of their respective properties, assets and businesses, unless substantially concurrently with such termination, cancellation or lapse, such Group Company enters into a replacement policy or policies underwritten by reputable insurance companies providing coverage at least substantially equal in all material respects to the coverage under the terminated, canceled or lapsed policy;

(xiii) enter into any material transaction with or distribute or advance any assets or property to any of its officers, directors, partners, stockholders, managers, members or other Affiliates other than the payment of salary and benefits and the advancement of expenses in the ordinary course of business consistent with prior practice;

(xiv) except as required under the terms of any Company Benefit Plan set forth in Section 3.11(a) of the Company Disclosure Schedules as in effect on the date of this Agreement, (A) amend, modify, adopt or enter into any Company Benefit Plan or any benefit or compensation plan, fund, policy, program, practice, Contract or arrangement that would be a Company Benefit Plan if in effect as of the date of this Agreement (excluding any employment or consulting agreements entered into in the ordinary course of business with any newly hired or newly engaged service providers of or to any Group Company each of whose compensation would not exceed, on an annualized basis $100,000 per year), (B) increase the compensation or benefits payable to any current or former director, manager, officer, or senior management-level employee, other than in the ordinary course of business, (C) take any action to accelerate any payments (whether individually or in the aggregate), right to payment or benefit, or the funding of any payment or benefit, right to payments (whether individually or in the aggregate), payable or to become payable to any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company other than any such acceleration in the ordinary course of business, or (D) waive or release or fail to enforce any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former employee, director, manager, officer, consultant, individual independent contractor or other service provider of or to any Group Company;

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(xv) make, change or revoke any material election concerning Taxes other than in the ordinary course of business consistent with past practice, enter into any Tax closing agreement, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, amend any Tax Return, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(xvi) enter into any settlement, conciliation or similar Contract the performance of which would involve payment by the Group Companies in excess of $100,000, in the aggregate;

(xvii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction (other than, for the avoidance of doubt, the transactions expressly contemplated by this Agreement) involving any Group Company;

(xviii) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or are required by a change in GAAP or applicable Law;

(xix) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions or any Ancillary Document; or

(xx) enter into any Contract to make a Company Transaction Payment that is not set forth on Section 3.2(g) of the Company Disclosure Schedules or to make any payment with respect to a Company Affiliated Party Transaction that is not set forth on Section 5.1(b)(xiii) of the Company Disclosure Schedules.

Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing.

Section 5.2 Efforts to Consummate; Transaction Litigation.

(a) General Efforts and Consents. Subject to the terms and conditions set forth herein, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including by using reasonable best efforts to cause the satisfaction, but not waiver, of the closing conditions set forth in ARTICLE 6) and, in the case of any Ancillary Document to which such Party (or Affiliate of such Party) is contemplated hereby to be a party after the date of this Agreement, to execute and deliver (or to obtain the execution and delivery from an Affiliate of) such Ancillary Document when required pursuant to this Agreement. In furtherance and not in limitation of the foregoing, each of the Parties shall use reasonable best efforts to, and each of the Parties shall cause its controlled Affiliates to, obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the Transactions or the Ancillary Documents.

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(b) Antitrust and other Governmental Filings and Consents. Each Party shall (i) make any appropriate filings pursuant to the HSR Act and any other applicable Antitrust Law with respect to the Transactions promptly (and in any event within 15 Business Days of the date hereof in connection with any filings pursuant to the HSR Act) following the date of this Agreement, and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or any other applicable Antitrust Law. Without limiting the foregoing, the Parties agree to request early termination of the applicable waiting period under the HSR Act. Further, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other Antitrust Law or enter into any agreement with any Governmental Entity not to consummate any of the Transactions, except with the prior written consent of SPAC and the Company. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, each of SPAC and Merger Sub, on the one hand, and the Company, on the other hand shall reasonably cooperate with the other Party or Parties (as applicable) in connection with any filing with or submission to any Governmental Entity and in connection with any investigation or other inquiry by any Governmental Entity, including by (1) promptly furnishing to the other Party or Parties (as applicable) such necessary information and reasonable assistance as the other party may request in connection with the foregoing, (2) promptly informing the other Party or Parties (as applicable) of any communication from any Governmental Entity regarding any of the Transactions and (3) providing the other Party or Parties (as applicable) with copies of all filings made by such Party, and all substantive correspondence (or summaries of any substantive verbal communications) between such Party (and its advisors) with any Governmental Entity and any other information supplied by such Party and such Party’s Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the Transactions. Each Party shall, subject to applicable Law, permit the other Party or Parties (as applicable) to review in advance, and consider in good faith the views of the other Party or Parties (as applicable) in connection with, any proposed substantive communication to any Governmental Entity in connection with the Transactions. To the extent practicable, each Party agrees not to participate, or to permit their respective Affiliates or advisors to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party or Parties (as applicable) in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party or Parties (as applicable) the opportunity to attend and participate. Notwithstanding anything in this Agreement to the contrary, any materials required to be provided pursuant to this Section 5.2(b) may be provided on an outside-antitrust-counsel-only basis and redacted (x) to remove references concerning the valuation of any Party or any of its respective Affiliates, Subsidiaries or assets, (y) as necessary to comply with contractual arrangements and (z) as necessary to address reasonable privilege or confidentiality concerns; provided, however, that each Party shall use reasonable best efforts to otherwise address any such privilege or confidentiality concerns (including using reasonable best efforts to obtain the consent of a third party to provide such materials) prior to redaction of such materials. SPAC will, in reasonable and good faith consultation with the Company, determine strategy, lead all Proceedings and coordinate all activities with respect to seeking any actions, consents, approvals or waivers of any Governmental Entity as contemplated hereby. Any filing fees with respect to filings pursuant to the HSR Act and any other applicable Antitrust Law shall be paid 100% by the Company.

(c) Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party) or, in the case of the Company, any other Group Company or any of their respective Representatives (in their capacity as a Representative of a Group Company). From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC shall notify the Company in writing promptly after learning of any other Proceedings, including derivative claims, that are not Transaction Litigation (collectively, the “Other Litigation”) commenced against, or otherwise involving, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. The Company may, upon written notice to SPAC, assume and control the defense, settlement and compromise of any Transaction Litigation commenced against, or otherwise involving, any of the SPAC Parties or any of their respective Representatives (in their capacity as a Representative of a SPAC Party). The Company shall be solely responsible for the payment of, and does fully indemnify the SPAC Parties in respect of, all costs and expenses in connection with the defense, settlement, and compromise of such Transaction Litigation, including all fees of legal counsel to the Company and the SPAC Parties (including any counsel reasonably necessary for the Representatives of the SPAC Parties), and the payment of any amounts in settlement or compromise of or imposed by any court in respect of such Transaction Litigation; provided, further, that the Company may not agree to any non-monetary penalties or restrictions on any SPAC Party or their Representatives in settlement or compromise of any Transaction Litigation. In no event shall any of the SPAC Parties or any of their respective Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld).

(d) Cooperation. If a suit or other Action is threatened or instituted by any Governmental Entity or any other entity challenging the validity or legality or seeking to restrain the consummation of the transactions contemplated by this Agreement, SPAC shall use its reasonable best efforts to avoid, resist, resolve or, if necessary, defend such suit or Action and shall afford the Company a reasonable opportunity to participate therein.

(e) Lock-Ups. With a view to establishing an orderly trading market for the SPAC Shares following the Closing, the Company and SPAC will use commercially reasonable efforts to cause the Company Shareholders to enter into the Lock-Up Agreements.

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(f) Other Filings. Except for the Signing Filing and Closing Filing (which are governed by Section 5.4), any filings or submissions to a Governmental Entity under the HSR Act or other Antitrust Laws (which are governed by Section 5.2(b)), and the Registration Statement / Proxy Statement (which is governed by Section 5.8):

(i) SPAC and the Company will, in consultation with each other, prepare and timely file, issue or submit (A) any other filings, notices, statements, reports or other documents or communications to Governmental Entities required under, and in accordance with, the Exchange Act, the Securities Act and the rules and regulations thereunder, applicable securities exchange listing rules, and any other Laws relating to the Transactions, and (B) any documents or communications to Governmental Entities in connection with any Consents sought under this Agreement, the Ancillary Documents or otherwise in furtherance of the Transactions (collectively, the “Other Filings”).

(ii) At a reasonable time prior to the filing, issuance or submission of any Other Filing, SPAC and/or the Company, as applicable, shall be given an opportunity to review and comment upon drafts of such Other Filing, with all reasonable comments to be accepted and incorporated by the Party of whom such Other Filing is required, and no Other Filing shall be filed, issued or submitted without the prior written consent of SPAC and/or Company to the form thereof (except in accordance with Section 5.2(g)(ii)), such consent not to be unreasonably withheld, conditioned or delayed.

(g) Required Information.

(i) In connection with the preparation of the Signing Press Release, Signing Filing, Closing Press Release and Closing Filing, any Public Announcements, any Other Filing and the Registration Statement / Proxy Statement, and for any other reasonable purposes, each of SPAC and the Company, upon request by the other Party, shall furnish the other Party as promptly as practical with all financial and other information concerning such Party, such Party’s current or proposed directors, officers, and equityholders, and such other matters as may be reasonably necessary or advisable in connection with the preparation of such document, shall use commercially reasonable best efforts to cause such Party’s auditor to issue its report on such Party’s financial statements and grant its consent to inclusion thereof in such document, if required, and shall otherwise assist and cooperate with the other Party as reasonably requested by the other Party in connection with such document.

(ii) Any language included in the Signing Press Release, Signing Filing, Closing Press Release or Closing Filing, any Other Filing, any Public Announcements or the Registration Statement / Proxy Statement that was approved in accordance with this Agreement, as well as any text as to which SPAC or the Company has not commented upon after being given a reasonable opportunity to comment, may be used by the other Party in any such document and in other such documents distributed by the other Party in connection with the Transactions without further review or consent of SPAC or the Company.

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Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference, and that the Confidentiality Agreement will continue in full force and effect. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company and SPAC shall (i) continue to provide, or cause to be provided, to the other Party and its Representatives access to its directors, officers, offices, properties, books and records, (ii) furnish to the other Party and its Representatives such information relating to the business of the Company or SPAC and (iii) cause its respective Representatives to cooperate with the other party in such other Party’s investigation of its business, in each case as the other Party may reasonably request in connection with the Transactions; provided, that any request or investigation pursuant to this Section 5.3(b) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Group Company or SPAC. Notwithstanding anything to the contrary in this Agreement, neither Party shall be required to provide the access described above or disclose any information if doing so is reasonably likely in the opinion of the disclosing party to (A) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (B) violate any Contract to which it is a party or to which it is subject or applicable Law.

Section 5.4 Public Announcements. Except in accordance with Section 5.2 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements or other public communications (“Public Announcements”) with respect to this Agreement or the Transactions without the prior written consent of the Company and SPAC; provided, however, that each Party, the SPAC Sponsor and their respective Representatives may make any such Public Announcement:

(a) if such Public Announcement is required by applicable Law, in which case the disclosing Person shall, to the extent permitted by such applicable Law, use reasonable best efforts to consult with the other Party (that is, if the disclosing Person is any SPAC Party, the SPAC Sponsor or any of their respective Representatives, the Company, and if the disclosing Person is the Company or any of its Representatives, SPAC) and give the other Party the opportunity to review such Public Announcement and comment thereon and then consider such comments in good faith; or

(b) to the extent such Public Announcement contains only information previously approved in accordance with this Section 5.4, Section 5.2 or Section 5.8.

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The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and SPAC (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith.The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four Business Days after the Closing), SPAC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws.

Section 5.5 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to so qualify. The Parties shall file all Tax Returns and other required information consistent with and take no position inconsistent with (whether in any Tax Proceeding, Tax Returns or otherwise), the Intended Tax Treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code. Notwithstanding the forgoing and anything else in this Agreement, the Parties hereto acknowledge and agree that, depending upon certain facts to be in existence at the time of the Closing, the Merger may qualify as a transaction governed by Section 351 of the Code. If the Merger so qualifies, the Parties agree that it may be reported as such in accordance with applicable Law.

(ii) SPAC and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede the Merger qualifying for the Intended Tax Treatment.

(b) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, any Tax Proceeding and any other Tax matter relating to the Business Combination. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax Proceeding and any other Tax matter relating to the Business Combination, making employees available on a mutually convenient basis to provide additional information and explanation of any records and information provided hereunder and using commercially reasonable efforts to make available to the Pre-Closing SPAC Shareholders information reasonably necessary to compute any income of any such holder (or its direct or indirect owners) arising (i) if applicable, as a result of SPAC’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code or a “controlled foreign corporation” within the meaning of Section 957(a) of the Code for any Taxable period ending on or prior to the Closing Date, including timely providing (a) a PFIC Annual Information Statement to enable such holders to make a “Qualified Electing Fund” election under Section 1295 of the Code for such Taxable period, and (b) information to enable applicable holders to report their allocable share of “subpart F” income under Section 951 of the Code for such Taxable period.

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Section 5.6 Company Exclusive Dealing.

(a) The Company shall, and shall cause its Subsidiaries, controlled Affiliates and their respective Representatives to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted on or prior to the date hereof with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Competing Acquisition. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries, controlled Affiliates and their respective Representatives not to, directly or indirectly:

(i) solicit, initiate, knowingly induce, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or would reasonably be expected to lead to, a Company Competing Acquisition;

(ii) furnish or disclose any non-public information to any Person in connection with, or that would reasonably be expected to lead to, a Company Competing Acquisition;

(iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a Company Competing Acquisition or publicly announce an intention to do so;

(iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any Group Company;

(v) approve, endorse or recommend any Company Competing Acquisition; or

(vi) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any Company Competing Acquisition or a transaction of the type in clause (iv).

(b) The Company agrees to (i) notify SPAC promptly upon receipt by any Group Company of any inquiry, indication of interest, proposal or offer (written or oral) that constitutes, is related to, or would reasonably be expected to lead to, a Company Competing Acquisition, and to provide the material terms and conditions of any such inquiry, indication of interest, proposal or offer (including the identity of the Persons making such indication of interest, proposal or offer and a copy thereof) and (ii) keep SPAC informed on a current basis of the status with respect to and any material modifications to such inquiry, indication of interest, proposal or offer.

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Section 5.7 SPAC Exclusive Dealing.

(a) Each SPAC Party shall, and shall use reasonable best efforts to cause its Affiliates, including the SPAC Sponsor, and their respective officers and directors to, immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted on or prior to the date hereof with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a SPAC Competing Acquisition. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, each SPAC Party shall not, and shall use reasonable best efforts to cause its Affiliates, including the SPAC Sponsor, and their respective officers and directors to not, directly or indirectly:

(i) solicit, initiate, knowingly induce, knowingly encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or could reasonably be expected to lead to, a SPAC Competing Acquisition;

(ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Competing Acquisition;

(iii) enter into any Contract or other arrangement or understanding (whether or not binding) regarding a SPAC Competing Acquisition or publicly announce an intention to do so;

(iv) make any filings or submissions with the SEC in connection with a public offering of any Equity Securities, or other securities, of any SPAC Party, other than any such filings or submissions in connection with the Transactions or the Ancillary Documents;

(v) approve, endorse or recommend any SPAC Competing Acquisition; or

(vi) otherwise cooperate in any way with, or assist or participate in any negotiations or discussions with, any Person in connection any SPAC Competing Acquisition or a transaction of the type in clause (iv).

(b) SPAC agrees to (i) notify the Company promptly upon receipt by SPAC of any inquiry, indication of interest, proposal or offer that constitutes, is related to, or could reasonably be expected to lead to, a SPAC Competing Acquisition, and to describe the material terms and conditions of any such inquiry, indication of interest, proposal or offer in reasonable detail (including the identity of the Persons making such SPAC Competing Acquisition) and (ii) keep the Company informed on a current basis of the status with respect to and any material modifications to such inquiry, indication of interest, proposal or offer.

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Section 5.8 Preparation of Registration Statement / Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of SPAC or the Company, as applicable), and SPAC and the Company shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of SPAC that will be used for the SPAC Shareholders Meeting to adopt and approve the Transaction Proposals, provide its applicable shareholders with the opportunity to elect to effect the SPAC Shareholder Redemption, and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). The Registration Statement / Proxy Statement shall register the issuance of the Exchange Share Consideration to the extent permitted by applicable law. No filing of, or amendment or supplement to the Registration Statement / Proxy Statement will be made by SPAC or the Company without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Any filing fees with respect to the Registration Statement / Proxy Statement shall be paid 100% by the Company.

(b) Each of SPAC and the Company shall use its reasonable best efforts to:

(i) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC, including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC;

(ii) promptly notify the others of, reasonably cooperate with each other with respect to, mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of SPAC or the Company, as applicable) and respond promptly to any comments of or other communications from the SEC or its staff;

(iii) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and

(iv) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the Transactions.

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(c) SPAC, the Company and their respective legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement / Proxy Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of or other communications from the SEC prior to the filing thereof with the SEC. SPAC, on the one hand, and the Company, on the other hand, shall use reasonable best efforts to promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested or advisable in connection with any action contemplated by this Section 5.8 or for inclusion or incorporation by reference in any other statement, filing, notice or application made by or on behalf of SPAC to the SEC or any Approved Stock Exchange in connection with the Transactions or the Ancillary Documents. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then:

(i) such Party shall promptly inform, in the case of any SPAC Party, the Company, or, in the case of the Company, SPAC, thereof;

(ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement;

(iii) SPAC and the Company shall file such mutually agreed upon amendment or supplement with the SEC; and

(iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing SPAC Shareholders.

(d) SPAC and the Company shall as promptly as reasonably practicable advise the other Party of the time of effectiveness of the Registration Statement / Proxy Statement or any supplement or amendment, the issuance of any stop order relating thereto or the suspension of the qualification of SPAC Shares for offering or sale in any jurisdiction, or the initiation or written threat of any proceeding for any such purpose, and SPAC and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to such Party or any of such Party’s Representatives, supplied by or on the Party’s behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, at the time it becomes effective under the Securities Act or at the time of the SPAC Shareholder Meeting contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) If at any time prior to the Closing, SPAC or the Company becomes aware (i) that the Registration Statement / Proxy Statement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (ii) that any other information is required to be set forth in an amendment or supplement to the Registration Statement / Proxy Statement so that it would comply with the Securities Act and the Exchange Act and the rules and regulations thereunder and all other applicable Laws, the Company or SPAC (as applicable) shall promptly inform the other Party and each shall cooperate with the other in filing with the SEC or mailing to SPAC’s shareholders an amendment or supplement to the Registration Statement / Proxy Statement. Each of the Company and SPAC shall use its commercially reasonable efforts to cause their and their Subsidiaries’ managers, directors, officers and employees to be reasonably available to SPAC, the Company and their respective counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

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(f) SPAC and the Company will advise the other Party, reasonably promptly (and in any event within one Business Day) after SPAC or the Company receives notice thereof, of any request by the SEC for the amendment or supplement of the Registration Statement / Proxy Statement or for additional information. SPAC and the Company and their respective counsel shall be given a reasonable opportunity to review and comment on the Registration Statement / Proxy Statement each time before any such document is filed with the SEC by SPAC or the Company and SPAC and the Company shall accept any reasonable comments made by the other Party and its counsel. Each of SPAC and the Company shall provide each other and their counsel with (i) any comments or other communications, whether written or oral, that such party or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement / Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of such party to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the other parties or their counsel in any discussions or meetings with the SEC. Unless required by applicable Law, no amendment to the Registration Statement / Proxy Statement shall be filed with the SEC and no other written response to any comments from the SEC or the staff of the SEC relating to Registration Statement / Proxy Statement will be made by SPAC or the Company without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), and without providing the other Party a reasonable opportunity to review and comment thereon.

Section 5.9 SPAC Shareholder Meeting.

(a) As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, SPAC shall:

(i) (x) duly give notice of an extraordinary general meeting of the SPAC shareholders (the “SPAC Shareholders Meeting”) to be held within 40 days following the date of effectiveness, unless adjourned for such reasons as the SPAC or the Board may reasonably determine, (y) cause the Registration Statement / Proxy Statement to be mailed to the SPAC shareholders, and (z) duly convene and hold the SPAC Shareholders Meeting, in each case, in accordance with the Governing Documents of SPAC and applicable Law, for the purposes of obtaining the SPAC Shareholder Approvals;

(ii) use reasonable best efforts to solicit proxies from the holders of SPAC Shares to vote in favor of each of the Transaction Proposals; and

(iii) in connection with the mailing of the Registration Statement / Proxy Statement and the SPAC Shareholders Meeting, provide the applicable SPAC shareholders with the opportunity to elect to participate in the SPAC Shareholder Redemption in accordance with the Governing Documents of SPAC.

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(b) SPAC shall recommend to its shareholders, each of the following (the “SPAC Board Recommendation”):

(i) the adoption and approval of this Agreement and the Transactions (including the Merger) (the “Business Combination Proposal”);

(ii) the adoption and approval of the issuance of the SPAC Shares in connection with the Transactions and the Financing as required by Nasdaq listing requirements (the “Nasdaq Proposal”);

(iii) the adoption and approval of the SPAC Charter and the new name of SPAC (the “Governing Document Proposal”);

(iv) the adoption and approval of the SPAC Incentive Equity Plan (the “Incentive Equity Plan Proposal”);

(v) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto;

(vi) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions; and

(vii) the adoption and approval of a proposal for the adjournment of the SPAC Shareholders Meeting, if necessary or convenient, to permit further time to consummate the Transactions;

(such proposals in (i) through (vii), collectively, the “Transaction Proposals”). Notwithstanding the foregoing or anything to the contrary herein, SPAC may adjourn or postpone the SPAC Shareholders Meeting (1) to solicit additional proxies because there are not sufficient votes to constitute the SPAC Shareholder Approvals, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC (or the Company) has reasonably determined in good faith, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing SPAC Shareholders prior to the SPAC Shareholders Meeting, (4) if the holders of SPAC Shares have elected to redeem a number of SPAC Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.1(g) not being satisfied, (5) to continue to attempt to satisfy all conditions to Closing, or (6) with the prior written consent of the Company; provided, however, that, without the consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), in no event shall SPAC adjourn or postpone the SPAC Shareholders Meeting for more than 15 Business Days later than the most recently adjourned or postponed meeting and in no event later than the Termination Date.

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(c) The Registration Statement / Proxy Statement shall include the SPAC Board Recommendation. Neither SPAC nor the SPAC Board nor any committee of the SPAC Board shall:

(i) change, withdraw, withhold, qualify, amend or modify, or publicly propose to change, or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC, withdraw, withhold, qualify, amend or modify, in a manner adverse to the Company, the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement,

(ii) adopt, approve, recommend or declare advisable to the Pre-Closing SPAC Shareholders, or publicly propose to adopt, approve, recommend or declare advisable, any SPAC Competing Acquisition, or

(iii) fail to include the SPAC Board Recommendation in the Registration Statement / Proxy Statement.

Section 5.10 Conduct of Business of SPAC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as required by the SPAC Charter, as set forth on Section 5.10 of the SPAC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do or agree to do any of the following:

(a) adopt any material amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any SPAC Party, other than to effect a SPAC Extension;

(b) acquire (including by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or enter into or complete any strategic joint ventures, partnerships or alliances with any other Person or any business combination, or make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person;

(c) (i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its, or any of its Subsidiaries’, Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its, or any of its Subsidiaries’, Equity Securities, or (ii) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any SPAC Party;

(d) split, combine or reclassify any of its, or any of its Subsidiaries’, capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its, or any of its Subsidiaries’, capital stock;

(e) incur, create or assume any Indebtedness or SPAC Liability, or guarantee any Indebtedness or other Liability of any Person, other than Indebtedness or SPAC Liabilities incurred (i) in the ordinary course of SPAC’s business as conducted to date or in respect of advances by the SPAC Sponsors or their designees to SPAC as necessary to meet its reasonable capital requirements, (ii) to maintain SPAC’s corporate existence, (iii) to maintain SPAC’s stock exchange listing, (iv) in furtherance of consummation of the Transactions, or (v) pursuant to any Financing;

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(f) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, SPAC or any of its Subsidiaries, other than pursuant to any Financing;

(g) issue any Equity Securities, or amend, waive, supplement or otherwise modify the terms of any outstanding Equity Securities, other than (i) issuances of Equity Securities pursuant to any Financing, and any amendments, waivers, supplements or other modifications thereto, (ii) issuances of convertible promissory notes to the SPAC Sponsors or their designees in connection with advances to SPAC as necessary to meet its reasonable capital requirements, and any amendments, waivers, supplements or other modifications thereto, and (iii) issuances upon exercise, conversion or exchange of any Equity Securities outstanding as of the date of this Agreement or issued pursuant to clause (i) or (ii);

(h) enter into, or permit any of the assets owned or used by SPAC or any of its Subsidiaries to become bound by, or amend in any material respect, any Contract required to be filed as an exhibit to the SPAC SEC Reports, other than Contracts (i) to maintain SPAC’s corporate existence, (ii) to maintain SPAC’s stock exchange listing, or (iii) in furtherance of consummation of the Transactions;

(i) (i) amend, modify or renew any SPAC Affiliated Party Transaction, or make any material payment to any SPAC Affiliated Party (other than pursuant to the Contracts set forth on Section 4.10 of the SPAC Disclosure Schedules), or (ii) enter into any Contract that would constitute a SPAC Affiliated Party Transaction if entered into prior to the execution of this Agreement, other than Contracts for indebtedness permitted pursuant to Section 5.10(e) and Section 5.10(g);

(j) make, change or revoke any election concerning Taxes or Tax accounting method other than in the ordinary course of business consistent with past practice, file any Tax Return in a manner inconsistent with past practices, amend any Tax Return, enter into any Tax closing agreement or any Tax sharing or similar agreement, surrender any right to claim a Tax refund, offset or other reduction in Tax Liability, settle any Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any Tax claim or assessment;

(k) change any SPAC Party’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or are required by a change in GAAP or applicable Law;

(l) enter into any settlement, conciliation or similar Contract that by its terms will impose any obligations on SPAC or any of its Affiliates after the Closing, including any Group Company, or would require any payment from the Trust Account, other than obligations that constitute SPAC Expenses or that are incurred in the ordinary course of business;

(m) engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) as a blank check company, including as contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or (iii) that are administrative or ministerial, in each case, which are immaterial in nature;

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(n) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(o) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or otherwise, other than amendments to existing agreements with any such parties or in connection with a Financing; or

(p) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, but without limiting the terms of this Section 5.10, nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any SPAC Party.

Section 5.11 Approved Stock Exchange Listing; SPAC Public Filings.

(a) Approved Stock Exchange Listing. SPAC shall use its reasonable best efforts to cause (i) SPAC’s initial listing application with an Approved Stock Exchange in connection with the Transactions to be approved concurrently with the Closing, (ii) the SPAC Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on such Approved Stock Exchange concurrently with the Closing, subject to official notice of issuance thereof, and (iii) to satisfy any of SPAC’s applicable initial listing requirements of such Approved Stock Exchange. The Company shall use reasonable best efforts, and shall use reasonable best efforts to cause its Representatives, to cooperate with SPAC and its Representatives in connection with the foregoing provisions of this Section 5.11(a), as reasonably requested by SPAC.

(b) SPAC Public Filings. From the date hereof through the Closing, SPAC will file all annual and quarterly reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws, and SPAC will use commercially reasonable efforts to provide the Company and its counsel reasonable notice prior to any filing, so that the Company and its counsel may review and comment upon any such document prior to its filing, and SPAC shall consider such comments in good faith.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in ARTICLE 6 and provision of notice thereof to the Trustee,

(a) at the Closing, SPAC shall

(i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and

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(ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Shareholders of SPAC pursuant to the SPAC Shareholder Redemption, (B) pay the Unpaid SPAC Liabilities , including the amounts due to the underwriters of SPAC’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and the other SPAC Expenses, and the Unpaid Company Expenses, and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to SPAC, or as designated by SPAC and agreed to by the Company, in accordance with the Trust Agreement, and

(b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Company Shareholder Approval.

(a) As promptly as reasonably practicable following the date on which the Registration Statement / Proxy Statement is declared effective under the Securities Act, and in any event, no later than the date of the SPAC Shareholders Meeting (the “Company Shareholder Approval Deadline”), the Company shall take, in accordance with the Companies Act, the Company Charter and any other applicable Law, all actions necessary to obtain the Company Required Shareholder Approval, including convening an extraordinary general meeting of its shareholders or, in lieu of a general meeting, obtaining written consent from all of its shareholders. Upon obtaining the Company Required Shareholder Approval, the Company shall deliver to SPAC a true and correct copy of such minutes of the general meeting or the written consent signed by all Company Shareholders, as applicable, evidencing the Company Required Shareholder Approval (collectively, the “Company Shareholder Approval Document”).

Section 5.14 Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification or exculpation existing as of the date of this Agreement and in effect immediately prior to the Effective Time in favor of the directors and officers of each Party, as provided in the applicable Party’s Governing Documents or director and officer indemnification agreements in effect as of the date hereof, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six years and (ii) SPAC will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six-year period. Without limiting the foregoing, to the maximum extent permitted by applicable Law, during such six-year period, SPAC shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Parties’ Governing Documents shall not, during such six-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any Party (the “D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Person was a director or officer of any Party on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

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(b) None of SPAC or the Group Companies shall have any obligation under this Section 5.14 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) SPAC shall obtain, at or prior to the Closing, and SPAC shall maintain, or cause to be maintained, in effect for a period of six years following the Effective Time, without lapses in coverage, a prepaid “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of SPAC in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, providing the coverage set forth in this Section 5.14(c). Such “tail” coverage shall provide coverage on terms (with respect to coverage and amount) that are no less favorable in the aggregate to the Persons covered thereby than the coverage provided under SPAC’s directors’ and officers’ liability insurance policies as of the date of this Agreement; provided, that none of the Company, SPAC or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of 250% of the most recent annual premium paid by SPAC prior to the date of this Agreement. With the written consent of SPAC prior to the Closing, in lieu of a prepaid “tail” policy, the requirement set forth in this Section 5.14(c) may be satisfied by obtaining and maintaining for a period of six years following the Effective Time, without lapses in coverage, a directors’ and officers’ liability insurance policy that is not a “tail” policy, providing the coverage set forth in this Section 5.14(c). The premiums and any other costs of any such insurance shall be payable by the Company.

(d) The Company may purchase, at or prior to the Closing, and if purchased, SPAC shall maintain, or cause to be maintained, in effect for a period of six years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time, providing the coverage set forth in this Section 5.14(d). Such “tail” coverage may provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided, that none of the Company, SPAC or any their respective Affiliates shall pay a premium for any “tail” policy, if any, in excess of 250% of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(e) The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of SPAC.

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Section 5.15 Post-Closing Directors and Officers.

(a) The Parties shall take all such action as may be necessary or reasonably appropriate such that as of the Effective Time:

(i) the SPAC Board shall consist of a number of directors, not to exceed five, as determined by the Company;

(ii) SPAC shall appoint one member of the SPAC Board pursuant to Section 5.15(b), who shall be independent as defined under the rules of the Approved Stock Exchange;

(iii) the Company shall appoint the remainder of the SPAC Board pursuant to Section 5.15(c); and

(iv) the officers of SPAC (the “Officers”) shall be the individuals determined in accordance with Section 5.15(e).

(b) The individual identified on Section 5.15(b) of the SPAC Disclosure Schedules shall be a director on the SPAC Board immediately after the Effective Time (the “SPAC Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the SPAC Sponsor may, by giving the Company and SPAC written notice, replace the SPAC Designee with any individual, subject to the written consent of the Company (which may not be unreasonably withheld, conditioned or delayed), and, upon the SPAC Sponsor so giving notice of the replacement of such SPAC Designee and the receipt of such consent, Section 5.15(b) of the SPAC Disclosure Schedules shall automatically be deemed amended to include such replacement individual in lieu of the individual so replaced.

(c) As promptly as practicable following the date of this Agreement, the Company shall appoint the remaining individuals (each, a “Company Designee”) to serve as directors on the SPAC Board immediately after the Effective Time. Notwithstanding the foregoing or anything to the contrary herein, there must be sufficient Company Designees that qualify as “independent directors” (as defined in Nasdaq rule 5605(a)(2)) to meet the number and qualifications to serve on all independent committees required by Nasdaq (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.15(c) or otherwise).

(d) The SPAC Board shall be divided into three classes, with the SPAC Designee serving in Class I.

(e) The individuals identified on Section 5.15(e) of the Company Disclosure Schedules shall be Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any such individual identified on Section 5.15(e) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service, or otherwise) to serve as an Officer, then, prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may replace such individual with another individual to serve as such Officer and, upon the Company so giving notice of such replacement, Section 5.15(e) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of, and to serve with the same title as, the individual so replaced.

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Section 5.16 PCAOB Financials.

(a) The Company shall deliver to SPAC:

(i) as promptly as reasonably practicable following the date of this Agreement, (x) the audited consolidated balance sheets of the Company as of September 30, 2025 and 2024, and the related audited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for each of the years then ended, and (y) the unaudited consolidated balance sheets of the Company as of December 31, 2025, and the related unaudited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for the three months ended December 31, 2025 and 2024 (the “Initial Company Financial Statements”), and shall use reasonable best efforts to so deliver the Initial Company Financial Statements no later than February 28, 2026, and

(ii) as promptly as reasonably practicable following the end of any fiscal quarter thereafter, unless not required to be included in any report, statement or other document to be filed or submitted with the Commission, (x) if the end of such fiscal quarter is the end of a fiscal year, the audited consolidated balance sheets of the Company as of such fiscal year end and the prior fiscal year end, and the related audited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for each of the years then ended, and (y) otherwise, the unaudited consolidated balance sheets as of such fiscal quarter end and the same fiscal quarter end in the prior year, and the related unaudited consolidated statements of operations, stockholders’ equity (deficit) and cash flows of the Company for the year-to-date period through such fiscal quarter end and the same fiscal quarter end in the prior year (the financial statements described in this clause (ii) collectively with the Initial Company Financial Statements, the “Closing Company Financial Statements”), and shall use reasonable best efforts to so deliver such financial statements no later than later than 90 days after the end of such fiscal year or 45 days after the end of such other fiscal quarter (or such earlier date as is required for the Closing Filing).

The Company shall cause the Initial Company Financial Statements and the Closing Company Financial Statements (A) to be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, subject to normal year-end audit adjustments and the absence of notes thereto), (B) in the case of any audited financial statements, to be audited in accordance with the standards of the PCAOB and to contain a report of the Company’s auditor and (C) to comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).

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(b) Each of SPAC and the Company shall use their respective reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies or SPAC, as applicable, SPAC and the Company, as applicable, in causing to be prepared in a timely manner any financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by SPAC with the SEC in connection with the Transactions or any Ancillary Document and (ii) to obtain the consents of their respective auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.17 Incentive Equity Actions. Prior to the SPAC Shareholders Meeting, the SPAC Board shall approve and adopt (a) an equity incentive plan, in form and substance reasonably satisfactory to SPAC and the Company (the “SPAC Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of immediately prior to the Closing. The SPAC Incentive Equity Plan shall have an initial share reserve of 5% of the issued and outstanding equity of the SPAC.

Section 5.18 Company Change of Name. On or prior to the Closing Date, the Company shall cause its name to be changed to a name designated by the Company in its sole discretion and provide evidence of the same to SPAC.

Section 5.19 Financing.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, at the request of the Company, SPAC and the Company shall, and shall cause their respectivec Representatives to, use commercially reasonable efforts to complete a private placement of Equity Securities of SPAC and/or the Company, in each case, on terms and with counterparties and otherwise satisfactory to SPAC and the Company in their respective sole discretion (collectively, the “Financing”); provided, that any such Financing involving Equity Securities of the SPAC shall not be consummated prior to the Closing Date.

(b) Other than as expressly permitted by this Agreement, none of the SPAC Parties or the Company shall enter into any Contract with respect to any Equity Security of such Party without the other Party’s prior written consent, which may be granted or withheld in such Party’s sole discretion.

(c) Without limiting the foregoing, the SPAC Parties and the Company shall reasonably cooperate with each other in obtaining the Financing and completing the Financing in a timely manner, including by (a) providing such information and assistance as the other party may reasonably request, (b) granting such access to placement agents, investors and their representatives as may reasonably be necessary for their due diligence and (c) causing their senior management teams to participate in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with respect to the Financing, subject, in the case of clauses (a) and (b), to confidentiality obligations and similar restrictions that may be applicable to information furnished to the SPAC Parties or the Company or any of their respective Subsidiaries by third parties, and except, in the case of clauses (a) and (b), for any information which (i) is prohibited from being disclosed by applicable Law or (ii) on the advice of legal counsel of the SPAC Parties or the Company would result in the loss of attorney-client privilege or other privilege from disclosure.

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Section 5.20 Effect of Certain Delays. Notwithstanding any other terms in this Agreement to the contrary, in the event that: (a) the Initial Company Financial Statements are not delivered on or before March 31, 2026 (an “Audit Delay”), or (b) any other necessary financial or regulatory or governmental Consent set forth in Section 5.20 of the Company Disclosure Schedule is not completed or obtained prior to March 31, 2026 (“Regulatory Delay”), the Company thereafter shall be responsible for all SPAC Liabilities to the extent set forth in Section 9.5.

Section 5.21 Non-Competition Agreements. To the extent permitted by applicable Law, the Company and SPAC shall use commercially reasonable efforts to cause each executive officer of the Company and each significant Company Shareholder (as determined by the Company in good faith) to, at or prior to the Closing, enter into a non-competition and non-solicitation agreement in form and substance reasonably satisfactory to SPAC and the Company, pursuant to which such Person shall agree to customary non-competition and non-solicitation restrictions for a period of two (2) years following the Closing, in consideration of the Merger and the Exchange Share Consideration delivered pursuant to this Agreement.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by all of the Parties, of the following conditions:

(a) (i) each applicable waiting period (and any extension thereof) under the HSR Act or any applicable Antitrust Law shall have expired or been terminated and (ii) any approval or Consent under any applicable Antitrust Law shall have been obtained (or deemed, by applicable Law, to have been obtained), as applicable;

(b) no Order, Law or other legal restraint or prohibition issued by any court of competent jurisdiction or other Governmental Entity of competent jurisdiction enjoining or prohibiting the consummation of the Merger shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) the Company Required Shareholder Approval shall have been obtained;

(e) the Required SPAC Shareholder Approvals shall have been obtained;

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(f) all conditions to closing of a Financing with aggregate gross proceeds of $5,000,000 shall have been satisfied or waived and the Financing shall be consummated substantially concurrented with the Closing; and

(g) if so required by the SPAC Charter, SPAC shall have net tangible assets of at least $5,000,001 either immediately prior to or upon consummation of the Transactions.

Section 6.2 Other Conditions to the Obligations of the SPAC Parties. The obligations of the SPAC Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by SPAC (on behalf of itself and the other SPAC Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations shall be true and correct in all respects (other than Section 3.2 (Capitalization of the Group Companies), which shall be true and correct in all but de minimis respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and

(ii) the representations and warranties of the Company set forth in ARTICLE 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), in each case, except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) no change, event, state of facts, development or occurrence shall have occurred since the date of this Agreement, that, individually or in the aggregate with all other changes, events, state of facts, developments or occurrences, has had or would reasonably be expected to have a Company Material Adverse Effect;

(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity which (i) would prevent consummation of any of the Transactions, or (ii) would cause any of the Transactions to be rescinded following consummation, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;

(e) each of the Ancillary Documents required to be delivered by the Company or the Company Shareholders at or prior to the Closing, including a Lock-Up Agreement from each Company Shareholder holding 5% or more of the Company Shares outstanding immediately prior to the Effective Time, shall have been fully executed by each of the parties thereto, other than any SPAC Party or the SPAC Sponsor, and be in full force and effect, fully binding on each of the parties thereto, other than any SPAC Party or the SPAC Sponsor;

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(f) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a) and Section 6.2(b) are satisfied, in a form and substance reasonably satisfactory to SPAC;

(ii) a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with (i) the required notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to SPAC, and (ii) written authorization for SPAC to deliver such notice and a copy of such certificate to the Internal Revenue Service on behalf of the Company upon the Closing in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to SPAC; and

(iii) the Closing Company Financial Statements required to be included in the Closing Filing.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, written waiver by the Company of the following further conditions:

(a) (i) the SPAC Fundamental Representations shall be true and correct in all respects (other than Section 4.6 (Capitalization of the SPAC Parties), which shall be true and correct in all but de minimis respects) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and

(ii) the representations and warranties of the SPAC Parties (other than the SPAC Fundamental Representations) contained in ARTICLE 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “SPAC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a SPAC Material Adverse Effect;

(b) each SPAC Party shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing;

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(c) SPAC’s initial listing application with an Approved Stock Exchange in connection with the Transactions shall have been conditionally approved and, immediately following the Effective Time, SPAC shall, after giving effect to the SPAC Shareholder Redemption, satisfy any applicable initial and continuing listing requirements of such Approved Stock Exchange, and SPAC shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the SPAC Shares (including the SPAC Shares to be issued hereunder) shall have been approved for listing on such Approved Stock Exchange;

(d) no action, suit or proceeding shall be pending or threatened before any Governmental Entity which (i) would prevent consummation of any of the Transactions, (ii) would cause any of the Transactions to be rescinded following consummation or (iii) would affect materially and adversely or otherwise encumber the title of the SPAC Shares to be issued by SPAC in connection with the Merger, and no order, judgment, decree, stipulation or injunction to any such effect shall be in effect;

(e) each of the Ancillary Documents required to be delivered by any of the SPAC Parties at or prior to the Closing shall have been fully executed by each of the parties thereto, other than the Company or any Company Shareholder, and be in full force and effect, fully binding on each of the parties thereto, other than the Company or any Company Shareholder;

(f) at or prior to the Closing, SPAC shall have delivered, or caused to be delivered, to the Company:

(i) a certificate duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b), and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii) written resignations of all the officers of SPAC and members of the SPAC Board, other than the resignation as a director of the individual identified on Section 5.15(b) of the SPAC Disclosure Schedules, effective as of the Effective Time.

Section 6.4 Frustration of Closing Conditions. Neither the Company nor any SPAC Party may rely on the failure of any condition set forth in this ARTICLE 6 to be satisfied if such failure was proximately caused by such Party’s breach of its obligations under this Agreement, including a breach of its obligations to use reasonable best efforts to cause the Closing to occur as required by Section 5.2.

ARTICLE 7

TERMINATION

Section 7.1 Termination. This Agreement may be validly terminated and the Transactions may be abandoned at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of SPAC and the Company;

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(b) by either SPAC or the Company, if there shall be in effect any (i) Law or (ii) Order (other than, for the avoidance of doubt, a temporary restraining order), that (x) in the case of each of clauses (i) and (ii), permanently restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger, and (y) in the case of clause (ii) such Order shall have become final and non-appealable;

(c) by either SPAC or the Company, if the Effective Time has not occurred by 11:59 p.m., New York City time, on April 23, 2027 (the “Termination Date”); provided, however, that if the SEC has not declared the Registration Statement / Proxy Statement effective on or prior to April 23, 2027, the Termination Date shall be automatically extended to October 23, 2027; and provided, further, that the right to terminate this Agreement pursuant to this Section 7.1(c) will not be available to any Party whose material breach of any provision of this Agreement caused or resulted in the failure of the Merger to be consummated by such time;

(d) by either SPAC or the Company, if SPAC fails to obtain the Required SPAC Shareholder Approvals upon vote taken thereon at the SPAC Shareholders Meeting (including any adjournment or postponement thereof); provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any Party if such Party has materially breached Section Section 5.8 or Section 5.9;

(e) by SPAC, if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, or any such representation or warranty fails to be true and correct, which breach or failure to perform or be true and correct (i) would result in the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Company by the Termination Date or, if capable of being cured by the Company by the Termination Date, is not cured by the Company before the earlier of (x) the third (3rd) Business Day immediately prior to the Termination Date and (y) the thirtieth (30th) day following receipt of written notice from SPAC of such breach or failure to perform; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 7.1(e) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement;

(f) by the Company, if a SPAC Party has breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, or any such representation or warranty fails to be true and correct, which breach or failure to perform or be true and correct (i) would result in the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) to be satisfied at the Closing and (ii) is not capable of being cured by the Termination Date or, if capable of being cured by the SPAC Party by the Termination Date, is not cured by the SPAC Party before the earlier of (x) the 3rd (third) Business Day immediately prior to the Termination Date and (y) the thirtieth (30th) day following receipt of written notice from the Company of such breach or failure to perform; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if it is then in material breach of any of its representations, warranties, covenants or other agreements contained in this Agreement; or

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(g) by SPAC, by written notice to the Company, if the Company fails to deliver the Company Shareholder Approval Documentby the Company Shareholder Approval Deadline; provided that SPAC shall have no right to terminate this Agreement pursuant to this Section 7.1(g) at any time following the delivery of the Company Shareholder Approval Document, even if the Company Shareholder Approval Documentis delivered following the Company Shareholder Approval Deadline.

Section 7.2 Effect of Termination.

(a) Any termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the delivery of written notice of the terminating Party to each of the other Parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, (i) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives, other than as expressly set forth in this Agreement), with the exception of ARTICLE 1 (solely to the extent applicable to the following sections), Section 5.3(a), this Section 7.2 and ARTICLE 9, each of which shall survive such termination and remain valid and binding obligations of the Parties (the “Surviving Provisions”) and (ii) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms.

(b) Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for Fraud or (ii) any Person’s Liability under any Confidentiality Agreement.

ARTICLE 8

SURVIVAL AND INDEMNIFICATION

Section 8.1 Survival. The representations and warranties of the Company in this Agreement or in any certificate delivered by the Company to SPAC pursuant to this Agreement in connection with the Closing (including those in ARTICLE 3 hereof and in the certificate required to be delivered by the Company pursuant to Section 6.2(f)(i)) shall survive the Closing until the date that is twelve (12) months afer the Closing or, if later, thirty (30) days after the first filing by SPAC of an annual report for a fiscal year that ended after the Closing (the “Survival Period”). All representations and warranties of SPAC contained in this Agreement shall terminate and expire upon the Closing (and after the Closing there shall be no liability in respect thereof). All covenants and agreements of the Parties contained in this Agreement shall terminate and expire upon the Closing (and there shall be no liability after the Closing in respect thereof); provided, however, that those covenants and agreements of SPAC, the Company and Merger Sub contained herein that by their terms expressly require performance after the Closing shall survive the Closing indefinitely, but only with respect to that portion of such covenant or agreement that is expressly to be performed following the Closing. Any claim set forth in a Notice of Claim sent prior to the expiration of the Survival Period shall survive until final resolution thereof. Except as set forth in the immediately preceding sentence, no claim for indemnification under this ARTICLE 8 shall be brought after the end of the Survival Period.

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Section 8.2 Indemnification.

(a) Indemnification Right. Subject to the terms and conditions of this ARTICLE 8 (including without limitation the limitations set forth in Section 8.7), upon and from the Closing, SPAC and its successors and permitted assigns (the “SPAC Indemnitees”) shall be indemnified, defended, and held harmless by the Company Shareholders, jointly and severally, to the extent of the Escrow Shares (based on their Pro Rata shares), from and against all Losses asserted against, resulting to, imposed upon, or incurred by any SPAC Indemnitee by reason of, arising out of or resulting from:

(i) the inaccuracy or breach of any representation or warranty of the Company contained in this Agreement or any certificate delivered by the Company to SPAC pursuant to this Agreement in connection with the Closing; or

(ii) the non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement.

(b) Definition of Losses. As used in this ARTICLE 8, the term “Losses” includes all losses, Liabilities, damages (including any lost profits or opportunity damages), judgments, awards, Orders, penalties, settlements, costs and reasonable expenses (including, without limitation, costs of enforcing any right to indemnification hereunder, interest, penalties, court costs and reasonable legal fees and expenses); provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Entity or other third party.

(c) Materiality. For all purposes under this ARTICLE 8 (including determining the amount of any Losses and determining any breach), any representation or warranty contained in this Agreement that is qualified by a term or terms such as “material,” “materially,” or “Material Adverse Effect” shall be deemed made or given without such qualification and without giving effect to such words.

Section 8.3 Indemnification of Third Party Claims. The indemnification obligations and liabilities under this ARTICLE 8 with respect to actions, proceedings, lawsuits, investigations, demands or other claims brought against a SPAC Indemnitee by a Person other than the Company, the Company Shareholders and the Affiliates of the foregoing (a “Third Party Claim”), shall be subject to the following terms and conditions:

(a) Notice of Claim. SPAC Representative will give the Company Representative prompt written notice (a “Notice of Claim”) after receiving written notice of any Third Party Claim or discovering the liability, obligation or facts giving rise to such Third Party Claim which Notice of Claim shall set forth (i) a brief description of the nature of the Third Party Claim, (ii) the total amount of Losses or the anticipated potential Losses (including any costs or expenses which have been or may be reasonably incurred in connection therewith), and (iii) whether such Losses may be covered (in whole or in part) under any insurance and the estimated amount of such Losses which may be covered under such insurance. Failure to give prompt Notice of Claim shall not constitute a defense (in whole or in part) to any indemnification obligation related to a Third Party Claim, and shall not affect the Company Shareholders’ duty or obligations under this ARTICLE 8, except and only to the extent that the Company Shareholders forfeit rights or defenses by reason of such failure.

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(b) Defense. The Company Representative shall have the right, at its option and at the expense of the Company Shareholders, by written notice to the SPAC Representative, within twenty (20) days of receipt of a Notice of Claim, to assume the entire control of, subject to the right of SPAC Representative to participate (at its expense and with counsel of its choice) in, the defense, compromise or settlement of the Third Party Claim as to which such Notice of Claim has been given, and shall be entitled to appoint a recognized and reputable counsel reasonably acceptable to SPAC Representative to be the lead counsel in connection with such defense. Notwithstanding the foregoing, the Company Representative shall not be entitled to assume control of such defense if (i) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation, or investigation; (ii) the Third Party Claim seeks an injunction or equitable relief against a SPAC Indemnitee; or (iii) there is a reasonable probability that a Third Party Claim may materially and adversely affect the SPAC Indemnitee, other than as a result of money damages or other money payments. If the Company Representative is permitted and elects to assume the defense of a Third Party Claim:

(i) the Company Representative shall diligently and in good faith defend such Third Party Claim and shall keep SPAC Representative reasonably informed of the status of such defense; provided, however, that SPAC Representative shall have the right to approve any settlement, which approval will not be unreasonably withheld, delayed or conditioned; and

(ii) SPAC, the Company, the SPAC Representative and any SPAC Indemnitee that is the subject of the Third Party Claim shall cooperate fully in all respects with the Company Representative in any such defense, compromise or settlement thereof, including, without limitation, the selection of counsel, and such Persons shall make available to the Company Representative and the SPAC Representative all pertinent information and documents under its control.

(c) Failure to Defend. If the Company Representative, promptly after receiving a Notice of Claim, fails to defend such Third Party Claim actively and in good faith, the SPAC Representative will (upon further written notice) have the right to undertake the defense, compromise or settlement of such Third Party Claim as it may determine in its reasonable discretion, at the expense of the Company Shareholders.

(d) Settlement. The Company Representative shall not, without the written consent of SPAC, settle or compromise any action or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to each of the SPAC Indemnitees of a full and unconditional release from all liability and obligation in respect of such action without any payment by any SPAC Indemnitee. So long as the Company Representative is defending any such action actively and in good faith, the SPAC Indemnitee shall not settle such action without the prior written consent of the SPAC Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

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Section 8.4 Indemnification of Direct Claims. Any action on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by a SPAC Indemnitee by the SPAC Representative giving the Company Representative a Notice of Claim, in accordance with Section 8.3(a) (but substituting “Direct Claim” for “Third Party Claim” as applicable). Failure to give prompt Notice of Claim shall not constitute a defense (in whole or in part) to any indemnification obligation related to a Direct Claim, and shall not affect the Company Shareholders’ duty or obligations under this ARTICLE 8, except and only to the extent that the Company Shareholders forfeit rights or defenses by reason of such failure. The Company Representative shall have twenty (20) calendar days after its receipt of the Notice of Claim to investigate the matter or circumstance alleged to give rise to the Direct Claim, and SPAC, the Company, the SPAC Representative and the SPAC Indemnitee shall reasonably assist such investigation by giving such information and access to persons or records as the Company Representative may reasonably request. If the Company Representative does not respond to the Notice of Claim within such twenty (20) calendar day period, the Company Representative shall be deemed to have accepted the Direct Claim. If Company Representative rejects the Direct Claim, it shall, within such twenty (20) calendar day period, notify the SPAC Representative in writing of its rejection, specifying the factual or legal basis therefor, and the parties shall negotiate in good faith to resolve the Direct Claim. If the parties are unable to reach an agreement within ten (10) calendar days after the Company Representative’s receipt of such rejection notice, the SPAC Representative shall be free to pursue such remedies as may be available to the SPAC Indemnitee with respect to the Direct Claim, on the terms and subject to the provisions of this Agreement and the Escrow Agreement.

Section 8.5 Insurance Effect. To the extent that any Losses that are subject to indemnification pursuant to this ARTICLE 8 are recoverable pursuant to contractual indemnification rights or other reimbursement arrangements pursuant to an insurance policy, SPAC, the Company and the SPAC Indemnitee shall use commercially reasonable best efforts to obtain the maximum recovery under such insurance; provided that the SPAC Representative shall nevertheless be entitled to bring a claim for indemnification under this ARTICLE 8 in respect of such Losses and the time limitations set forth in Section 8.7 hereof for bringing a claim of indemnification under this Agreement shall be tolled during the pendency of such insurance claim. The existence of a claim by SPAC, the Company or a SPAC Indemnitee for monies from an insurer or against a third party in respect of any Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing. If a SPAC Indemnitee has received the indemnification required by this ARTICLE 8 in respect of any Loss and later receives proceeds from insurance or other amounts in respect of such Loss, then it shall hold such proceeds or other amounts in trust for the benefit of the Company Shareholders, and shall pay to the Company Shareholders, as promptly as practicable after receipt, a sum equal to the amount of such proceeds or other amount received, up to the aggregate amount of any indemnification received pursuant to this ARTICLE 8 in respect of such Loss. Notwithstanding any other provisions of this Agreement, it is the intention of the Parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated.

Section 8.6 Effect of Investigation. The representations, warranties and covenants of the Company, and the SPAC Indemnitee’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of SPAC or the SPAC Indemnitee (including by any of their representatives), or by reason of the fact that SPAC or the SPAC Indemnitee (including any of its representatives) knew or should have known that any such representation or warranty is, was or might be inaccurate, or by reason of SPAC’s waiver of any condition set forth in Section 6.2.

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Section 8.7 Limitations on Indemnification.

(a) De Minimis Claim. A SPAC Indemnitee may not make a claim for indemnification under this ARTICLE 8 if such claim has resulted in a Loss that is less than $10,000 (the “De Minimis Threshold”).

(b) Deductible. No amount shall be payable under this ARTICLE 8 unless and until the aggregate amount of all indemnifiable Losses of the SPAC Indemnitees under this ARTICLE 8 exceeds $100,000 (the “Deductible”), in which event the Company Shareholders shall be liable hereunder for all such indemnifiable Losses from the first (1st) dollar, provided that only claims that have resulted in Losses that exceed the De Minimis Threshold shall be counted towards calculating the Deductible.

(c) Maximum. In no event shall the aggregate indemnification obligation of the Company Shareholders under this ARTICLE 8 exceed a number of SPAC Shares equal to the number of Escrow Shares (or, in lieu thereof, cash equal to the Fair Value of such number of shares).

Section 8.8 Payments. Once a Loss payable to a SPAC Indemnitee is agreed to by the SPAC Representative and the Company Representative, or finally adjudicated to be payable pursuant to this ARTICLE 8 (the date on which the amount of Loss under this paragraph (a) is determined, the “Determination Date”), the Loss shall be paid through the surrender by the Escrow Agent to Parent for cancellation of a number of Escrow Shares with a Fair Value equal to the dollar value of the indemnifiable Loss, allocated Pro Rata among the Company Stockholders, in accordance with the terms of the Escrow Agreement (or, in lieu thereof, at the option of the Company Representative or if the Escrow Shares have been released from Escrow, by payment in cash of the Fair Value of such number of shares), each in accordance with the limitations set forth Section 8.7. “Fair Value” means the price per share equal to the five-day trailing average of the mean of the high and low trading prices of SPAC Shares as of the five trading days immediately preceding the Determination Date.

Section 8.9 Adjustment to Merger Consideration. Amounts paid for indemnification under ARTICLE 8 shall be deemed to be an adjustment to the aggregate Per Share Merger Consideration, except as otherwise required by Law.

Section 8.10 Representative Capacity and Expenses. The Parties acknowledge that the SPAC Representative and Company Representative’s obligations under this ARTICLE 8 are solely as a representative of the SPAC Indemnitees and the Company Shareholders, respectively. Notwithstanding anything to the contrary contained herein, the SPAC Representative and the Company Representative shall have no liability to any SPAC Indemnitee or any Company Shareholder, or any other Party, for any action taken or omitted to be taken hereunder, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the fraud, gross negligence, or willful misconduct of the SPAC Representative or the Company Representative. SPAC and the Company shall defend, indemnify, and hold harmless the SPAC Representative and the Company Representative for all losses, damages, costs, and expenses (including reasonable attorney’s fees and costs of investigation) arising out of or in connection with, the performance by the SPAC Representative and the Company Representative of their duties and obligations under this Agreement, unless such liability is determined by a judgment or a court of competent jurisdiction to have resulted from the fraud, gross negligence, or willful misconduct of the SPAC Representative or the Company Representative, as applicable. The SPAC Representative and the Company Representative shall not have any personal responsibility for any expenses incurred by them in their capacity as such and all out-of-pocket expenses incurred by them shall be borne by SPAC.

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Section 8.11 Exclusive Remedy. The Parties acknowledge and agree that, subject to Section 9.16 and except for claims pursuant to Section 2.1(b), the indemnification provided under this ARTICLE 8 shall be the exclusive remedy to all Parties hereto, including the SPAC Indemnitees (except express third party beneficiaries hereof), in respect of any and all matters arising out of, relating to or connected with this Agreement and the transaction contemplated hereunder (other than for claims arising from Fraud in connection with the transactions contemplated by this Agreement).

ARTICLE 9

MISCELLANEOUS

Section 9.1 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of SPAC and the Company; provided, however, that to the extent any such assignment following the Closing relates to the SPAC Sponsor Specified Provisions, the assigning Party shall continue to be bound by its obligations under such provisions. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.1 shall be void, ab initio.

Section 9.2 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by SPAC and the Company; provided, however, that any such amendment or modification following the Closing with respect to the SPAC Sponsor Specified Provisions shall also require the written consent of the SPAC Sponsor. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 9.2 shall be void, ab initio.

Section 9.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given when delivered (i) by delivery in person, (ii) by e-mail, without receipt of an “error” or a similar message that such e-mail was not deliverable or not received by such intended recipient, or (iii) by nationally recognized overnight delivery service to the other Parties as follows, or to such other address as the Party to whom notice is given may have furnished following the date of this Agreement and prior to such notice to the others in writing in the manner set forth herein.

(a) If to any SPAC Party, to:

Calisa Acquisition Corp

205 W. 37th Street

New York, NY 10018

Attention: Hongfei Zhang

Email: hongfei.zhang@calisaspac.com

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with a copy to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

Attention: Jeffrey M. Gallant, David Alan Miller

Email: jgallant@graubard.com, dmiller@graubard.com

(b) If to the Company, to:

Goodvision AI Inc.

4430 Bush Cir

Fremont, CA 94538

Attention: Davy Wong

Email: davy@goodvision.tech

with a copy to:

VCL Law LLP

1945 Old Gallows Road, Suite 260

Vienna, VA 22182

Attention: Fang Liu, Zixuan Guo

Email: fliu@vcllegal.com, zguo@vcllegal.com

Section 9.4 Governing Law. This Agreement and the Ancillary Documents, and any rights or claims arising from or relating to this Agreement, the Ancillary Documents or the Transactions (including the Merger), shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of New York (except that the Laws of the Cayman Islands shall also apply to apply to the Merger).

Section 9.5 Fees and Expenses. Except as otherwise set forth in this Agreement or as otherwise mutually agreed by the Company and SPAC, all SPAC Expenses and all Company Expenses, including all fees and expenses incurred by any Party in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Company. If the Merger and the Closing occur, the Surviving Company shall be responsible for and shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid SPAC Liabilities. If an Audit Delay or a Regulatory Delay occurs, the Company shall advance to SPAC or pay on behalf of SPAC (the “Advances”) all SPAC Liabilities, including operating expenses, incurred after such time and prior to the earlier of the Effective Time and the termination of this Agreement in accordance with ARTICLE 7, as and when they become due. The Advances shall be forgiven by the Company, upon either the Closing or the termination by SPAC of this Agreement pursuant to Section 7.1(e). The Advances shall be repayable by SPAC on demand by the Company, without interest, upon any other termination of this Agreement.

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Section 9.6 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “made available” (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the electronic data room maintained by the Company as of at least two hours prior to the execution of this Agreement; (l) the phrase “ordinary course of business” means the ordinary course of business; (m) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (n) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.7 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the SPAC Disclosure Schedules corresponding to any Section or subsection of ARTICLE 3 (in the case of the Company Disclosure Schedules) or ARTICLE 4 (in the case of the SPAC Disclosure Schedules), respectively, shall be deemed to have been disclosed with respect to every other section and subsection of ARTICLE 3 (in the case of the Company Disclosure Schedules) or ARTICLE 4 (in the case of the SPAC Disclosure Schedules), respectively, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of ARTICLE 3 or ARTICLE 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.

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Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, the last sentence of this Section 9.8 and Section 9.12, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. In addition, the SPAC Sponsor shall be an express third-party beneficiary of Section 5.14, Section 9.1, Section 9.2, this Section 9.8, Section 9.12 and Section 9.13 (collectively, the “SPAC Sponsor Specified Provisions”).

Section 9.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 9.10 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts (including facsimile, DocuSign or other electronic counterparts), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, electronic signature or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.11 Knowledge of Company; Knowledge of SPAC. For all purposes of this Agreement, the phrases “to the Company’s Knowledge”, “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11 of the Company Disclosure Schedules, assuming reasonable due inquiry of such individual’s direct reports. For all purposes of this Agreement, the phrase “to SPAC’s knowledge” and “to the knowledge of SPAC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 9.11 of the SPAC Disclosure Schedules, assuming reasonable due inquiry and investigation of such individual’s direct reports. For the avoidance of doubt, none of the individuals set forth on Section 9.11 of the Company Disclosure Schedules or Section 9.11 of the SPAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

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Section 9.12 No Recourse. Without limiting any rights of any party against any other party to an Ancillary Document to the extent of the terms and subject to the conditions thereunder or the Liabilities of any party to an Ancillary Document to the extent arising from a claim against such party by another party to such agreement on the terms and subject to the conditions thereunder, (i) this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought by and against, the Parties, and then only with respect to the specific covenants, agreements, obligations, representations and warranties set forth herein with respect to such Party; and (ii) (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, SPAC or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions.

Section 9.13 Extension; Waiver. Any Party may (a) extend the time for the performance of any of the obligations or other acts of any other Party set forth herein, (b) waive any inaccuracies in the representations and warranties of any other Party set forth herein or (c) waive compliance by any other Party with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. Notwithstanding the foregoing or anything to the contrary in this Agreement, any extension or waiver following the Closing with respect to the SPAC Sponsor Specified Provisions shall also require the written consent of the SPAC Sponsor.

Section 9.14 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (i) ARISING UNDER, FOR ENFORCEMENT OR BREACH OF, OR RELATING TO THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THIS AGREEMENT, TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH OF THE PARTIES HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

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Section 9.15 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts situated in the County of Manhattan, State of New York, for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under, for enforcement or breach of, or relating to this Agreement or any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of jurisdiction and venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under, for enforcement or breach of, or relating to this Agreement or any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions or any of the transactions contemplated thereby, (a) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 9.15 for any reason, (b) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 9.3 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 9.16 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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Section 9.17 Trust Account Waiver. Reference is made to SPAC’s final prospectus (File No. 333-280565), dated October 22, 2025 and filed with the SEC on October 22, 2025 (the “Prospectus”). The Company and Merger Sub hereby represent and warrant that they understand that SPAC has established a trust account (the “Trust Account”) containing the proceeds of the SPAC IPO and from certain private placements occurring simultaneously with the SPAC IPO (including interest accrued from time to time thereon) for the benefit of the SPAC Public Shareholders and that, except as otherwise described in the Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their SPAC Shares in connection with the consummation of its initial “business combination” as defined in the Prospectus (“Business Combination”) or in connection with a shareholder vote to amend SPAC’s Governing Documents to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of the SPAC Shares if SPAC does not complete a Business Combination within the time period set forth in SPAC’s Governing Documents or with respect to any other provision relating to the rights of holders of SPAC Shares or to pre-Business Combination activity, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination within to the time period set forth in SPAC’s Governing Documents, and (c) to SPAC after the consummation of a Business Combination, in each case, subject to the Trust Agreement. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, except for the funds released to SPAC as described in clause (c) above, neither of the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its Representatives and will not seek recourse against the Trust Account (or Public Shareholders with respect to distributions made from the Trust Account to such holders), except for the funds released to SPAC as described in clause (c) above, for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC to induce SPAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. Notwithstanding anything herein to the contrary, (A) the Company and its Affiliates may commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC, Merger Sub or their respective Representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC, Merger Sub or their respective Representatives, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds); provided that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account or any amounts contained therein, and (B) nothing herein shall limit or prohibit the Company or any of its Affiliates from pursuing a claim against SPAC or Merger Sub for specific performance or other equitable relief. This Section 9.17 shall survive termination of this Agreement for any reason.

Section 9.18 Conflicts and Privilege.

(a) SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than the Surviving Company (collectively, the “Company Designated Persons”), on the one hand, and (y) SPAC, the Surviving Company, the SPAC Sponsor, the shareholders or holders of other equity interests of SPAC or the SPAC Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates, on the other hand, any legal counsel, including VCL Law LLP (“VCL”) that represented the Company prior to the Closing may represent any Company Designated Person in such dispute (any such representation, the “Company Post-Closing Representation”), even though the interests of such Company Designated Persons may be directly adverse to the Surviving Company, and even though such counsel may have represented SPAC and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for SPAC or the Surviving Company. Each of SPAC and the Company, on behalf of their respective successors and assigns, hereby consents to the Company Post-Closing Representation and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the Company and/or any Company Designated Person, on the one hand, and VCL, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the Company Designated Persons after the Closing, and shall not pass to or be claimed or controlled by SPAC or the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by SPAC or SPAC Sponsor prior to the Closing with the Company under a common interest agreement shall remain the privileged communications or information of the Surviving Company.

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(b) SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), hereby agree that, in the event a dispute with respect to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby arises after the Closing between or among (x) the SPAC Sponsor, the shareholders or holders of other equity interests of SPAC or SPAC Sponsor and/or any of their respective directors, members, partners, officers, employees or Affiliates, other than SPAC (collectively, the “SPAC Designated Persons”), on the one hand, and (y) SPAC, the Surviving Company, the shareholders or holders of other equity interests of the Company and/or any of their respective directors, members, partners, officers, employees or Affiliates, on the other hand, any legal counsel, including Graubard Miller (“GM”) that represented SPAC prior to the Closing may represent any SPAC Designated Person in such dispute (any such representation, the “SPAC Post-Closing Representation”), even though the interests of such Persons may be directly adverse to SPAC, and even though such counsel may have represented SPAC and/or the Company in a matter substantially related to such dispute, or may be handling ongoing matters for SPAC or the Surviving Company. Each of SPAC and the Company, on behalf of their respective successors and assigns, hereby consents to the SPAC Post-Closing Representation and irrevocably waives (and will not assert) any conflict of interest or any objection arising therefrom or relating thereto. SPAC and the Company, on behalf of their respective successors and assigns (including, after the Closing, the Surviving Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby) between or among the SPAC and/or any SPAC Designated Person, on the one hand, and GM, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the Merger and belong to the SPAC Designated Persons after the Closing, and shall not pass to or be claimed or controlled by SPAC or the Surviving Company. Notwithstanding the foregoing, any privileged communications or information shared by the Company prior to the Closing with SPAC or SPAC Sponsor under a common interest agreement shall remain the privileged communications or information of SPAC or the SPAC Sponsor.

Section 9.19 Representatives.

(a) Company Representative. Each of the Company Shareholders has designated Yi Wang, Chief Executive Officer of the Company, as the initial agent, proxy, attorney-in-fact and representative (the “Company Representative”) of such Company Shareholder to act on behalf of such Company Shareholder for purposes of taking all necessary actions and making all decisions with respect to matters related to this Agreement and the Escrow Agreement as may be required after the Closing Date, including, without limitation, consenting to amendments to this Agreement and the Escrow Agreement; giving and receiving notices and instructions hereunder and thereunder; granting waivers and giving consents and approvals hereunder and thereunder; litigating, arbitrating, resolving, settling or compromising any claim for indemnification; and making those determinations hereunder and thereunder that are specifically reserved to the Company Representative by the terms hereof and thereof. If such Person ceases to serve in such capacity, for any reason, the Company (or, following the Closing, those members of the board of directors of SPAC who were members of the board of directors of the Company prior to the Closing) shall appoint a successor to the Company Representative. All decisions and actions by the Company Representative shall be binding upon all of the Company Shareholders, and no Company Shareholder shall have the right to object, dissent, protest or otherwise contest the same. SPAC, the Surviving Company and the SPAC Representative shall be able to rely conclusively on the instructions and decisions of the Company Representative as to any actions required or permitted to be taken by the Company Representative hereunder, and no party hereunder or any Company Shareholder shall have any cause of action against SPAC, the Surviving Company or the SPAC Representative for any action taken or omitted to be taken in reliance upon the written instructions or decisions of the Company Representative. The provisions of this Section 9.19 are independent and severable, are irrevocable and coupled with an interest sufficient in law to support an irrevocable power, shall survive the death, incompetency, disability, merger, consolidation, liquidation, bankruptcy, insolvency or dissolution of any Company Shareholder, and shall be enforceable notwithstanding any rights or remedies that any Company Shareholder may have in connection with the transactions contemplated by this Agreement. The provisions of this Section 9.19 shall be binding upon the heirs, legal representatives, successors and assigns of each Company Shareholder, and any references in this Agreement to a Company Shareholder shall mean and include the successors to the rights of the Company Sharheolder hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

(b) SPAC Representative. SPAC has designated Hongfei Zhang as the initial agent, proxy, attorney-in-fact and representative (the “SPAC Representative”) of SPAC to act on behalf of SPAC for purposes of taking all necessary actions and making all decisions with respect to matters related to this Agreement and the Escrow Agreement as may be required after the Closing Date, including, without limitation, consenting to amendments to this Agreement and the Escrow Agreement; giving and receiving notices and instructions hereunder and thereunder; granting waivers and giving consents and approvals hereunder and thereunder; litigating, arbitrating, resolving, settling or compromising any claim for indemnification; and making those determinations hereunder and thereunder that are specifically reserved to the SPAC Representative by the terms hereof and thereof. If such Person ceases to serve in such capacity, for any reason, SPAC (or, following the Closing, those members of the board of directors of SPAC who were members of the board of directors of SPAC prior to the Closing) shall appoint a successor to be the SPAC Representative. All decisions and actions by the SPAC Representative shall be binding upon SPAC, and SPAC shall have no right to object, dissent, protest or otherwise contest the same. SPAC, the Surviving Company and the Company Representative shall be able to rely conclusively on the instructions and decisions of the SPAC Representative as to any actions required or permitted to be taken by the SPAC Representative hereunder, and no party hereunder or any SPAC Shareholder shall have any cause of action against SPAC, the Surviving Company or the Company Representative for any action taken or omitted to be taken in reliance upon the written instructions or decisions of the SPAC Representative.

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IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the date first written above.

CALISA ACQUISITION CORP

By:	/s/ Hongfei Zhang
Name:	Hongfei Zhang
Title:	Chief Executive Officer

CALISA MERGER SUB

By:	/s/ Na Gai
Name:	Na Gai
Title:	Director

[Signature Page to Business Combination Agreement]

GOODVISION AI INC.

By:	/s/ Yi Wang
Name:	Yi Wang
Title:	Chief Executive Officer

[Signature Page to Business Combination Agreement]